Exhibit 10.1
EXECUTION VERSION

LOAN AGREEMENT
dated as of March 26, 2014
among
PBF RAIL LOGISTICS COMPANY LLC,
as Borrower,

VARIOUS LENDERS,
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Administrative Agent,

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent,
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Lead Arranger,
DEUTSCHE BANK SECURITIES INC.,
as Syndication Agent
and
DVB BANK SE, ING BANK NV AND SIEMENS FINANCIAL SERVICES, INC.,
as Co-Documentation Agents

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(continued)
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ii    Loan Agreement

(continued)
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(cont.)

SCHEDULES:
Schedule 2.01    -    Lenders and Commitments
Schedule 4.01    -    Organizational and Capital Structure
Schedule 5.02    -    Required Consents, Authorizations, Notices and Filings
Schedule 6.06    -    Insurance
Schedule 7.01    -    Existing Debt
Schedule 7.07    -    Investments
Schedule 10.01    -    Notice Addresses; Administrative Agent’s Office
EXHIBITS:

Exhibit A	- Form of Notice of Borrowing

Exhibit B	- Form of Note

Exhibit C	- Form of Assignment and Acceptance

Exhibit D-1	- Form of Opinion of Counsel for the Borrower, PBF Holdings, PBF Transportation Company LLC and the TSA Guarantors

Exhibit D-2	- Form of Opinion of Special STB Counsel for the Borrower

Exhibit D-3	- Form of Opinion of Special Canadian Counsel for the Borrower

Exhibit E	- Form of Security Agreement

Exhibit F	- Form of Transportation Services Agreement

Exhibit G	- Form of Officer’s Certificate

Exhibit H	- Reserved

Exhibit I	- Independent Appraisal

Exhibit J	- Form of Notice of Interest Period Election

Exhibit K	- Form of Payment Date Schedule

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LOAN AGREEMENT
This Loan Agreement is dated as of March 26, 2014 and is among PBF Rail Logistics Company LLC, a Delaware limited liability company (the “Borrower”), the banks and other lending institutions from time to time party hereto, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (“CA-CIB”), in its capacity as Administrative Agent for the Lenders (in such capacity, and together with its successors and assigns, the “Administrative Agent”), DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, in its capacity as Collateral Agent for the Protected Parties referred to herein (in such capacity and, together with its successors and assigns, the “Collateral Agent”), CA-CIB, as Lead Arranger (in such capacity, the “Lead Arranger”), DEUTSCHE BANK SECURITIES INC., as Syndication Agent (in such capacity, the “Syndication Agent”), and DVB BANK SE, ING BANK NV and SIEMENS FINANCIAL SERVICES, INC., as Co-Documentation Agents (in such capacity, the “Co-Documentation Agents”).
WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.01 hereof;
WHEREAS, Lenders have agreed to extend a credit facility to the Borrower of up to $250,000,000 aggregate principal amount of Loans. The proceeds of Loans shall be made available to the Borrower to finance the acquisition of Eligible Railcars, related fees, costs and expenses and fees, costs and expenses incurred in connection with the negotiation, documentation and consummation of the transaction contemplated by this Agreement and the other Loan Documents.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01.    Defined Terms. The following terms, as used herein, have the following meanings:
“A.A.R.” means the Association of American Railroads, and its successors.
“Account Bank” means each of the Borrower Account Bank and such other bank with which an Account is established.
“Accounts” has the meaning assigned to such term in Section 6.12.
“Adjusted Eurodollar Rate” means, for each Interest Period, the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (i) One Month LIBOR for such Interest Period by (ii) 1.00 minus the Eurodollar Reserve Percentage.
“Administrative Agent” has the meaning assigned to such term in the preliminary statements to this Agreement.

Loan Agreement

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth and identified as such in Schedule 10.01, or such other address and account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
“Advance Rate” means, (i) with respect to any Eligible Railcars financed on a date occurring during the period beginning on (and including) the Closing Date and ending on (but not including) the first anniversary of the Closing Date, 70% and (ii) with respect to any Eligible Railcars financed on a date occurring during the period beginning on (and including) the first anniversary of the Closing Date and ending on (but not including) the second anniversary of the Closing Date, 65%.
“Affiliate” means, with respect to any Person, (i) any Person that directly, or indirectly through one or more intermediaries, Controls such Person (including all directors and officers of such Person) (a “Controlling Person”) or (ii) any other Person which is controlled by or is under common control with a Controlling Person.
“Agreement” means this Loan Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.
“Applicable Law” means, with reference to any Person, all laws (foreign or domestic), statutes, rulings, codes, ordinances and treaties, including income tax conventions, the FRA and the Interchange Rules, and all judgments, decrees, injunctions, writs and orders of any court, arbitrator or other Governmental Authority, and all rules, regulations, orders, interpretations, directives, licenses and permits of any governmental body, instrumentality, agency or other regulatory authority applicable to such Person or its property or in respect of its operations.
“Applicable Rate” means, with respect to any Loan for any day during any Interest Period, the sum of (i) One Month LIBOR for such Interest Period or the Corporate Base Rate, as applicable, plus (ii) the applicable Facility Margin.
“Appraised Value” means, with respect to each Eligible Railcar, the amount set forth in the Independent Appraisal with respect to any Eligible Railcar that is of the same design and vintage as such Eligible Railcar, expressed in terms of currency, that may reasonably be expected for property exchanged between a willing buyer and a willing seller, with equity to both, neither under any compulsion to buy or sell, and both fully aware of all relevant, reasonably ascertainable facts.
“Approved Change of Control” means a Change of Control resulting from the disposition of the Equity Interests in the Borrower or all, or substantially all, of the assets then owned by the Borrower to an MLP; provided that (i) such Change of Control does not affect the rights and obligations of the Borrower, PBF Holdings, any TSA Party or any TSA Guarantor under the Loan Documents in a manner that is materially adverse to the Lenders; (ii) the MLP shall pledge in favor the Collateral Agent the Equity Interests of the Borrower under the Security Agreement and (iii) no Event of Default has occurred and is continuing or, as a result of such Change of Control, would occur.

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“Asset Disposition” means any sale, transfer or other disposition by the Borrower of any Portfolio Railcar (whether directly or indirectly through a disposition of Equity Interests), whether by sale, transfer, Event of Loss, Condemnation or otherwise, in each case other than in connection with an Approved Change of Control.
“Assignment and Acceptance” means an Assignment and Acceptance, substantially in the form of Exhibit C hereto, under which an interest of a Lender hereunder is transferred to an Eligible Assignee pursuant to Section 10.06(b).
“Available Commitment” means, with respect to any Lender, at any date of determination, the aggregate of such Lender’s Commitment less an amount equal to the aggregate principal amount of Loans held by such Lender that are outstanding as of such date of determination.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended.
“Bill of Sale” means a bill of sale delivered to the Borrower from the seller with respect to an Eligible Railcar.
“Borrower” has the meaning assigned to such term in the preliminary statements to this Agreement.
“Borrower Account Bank” means Wells Fargo Bank, National Association, or such other bank with which the Borrower Equity Account is established.
“Borrowing Base” means, on any Funding Date with respect to each Eligible Railcar to be financed on such Funding Date, the product of (i) the Advance Rate for the Eligible Railcars that are to be financed on such Funding Date and (ii) the amount equal to the lesser of (a) the Appraised Value of such Eligible Railcar and (b) the Purchase Price of such Eligible Railcar.
“Borrower Equity Account” has the meaning assigned to such term in Section 6.12.
“Business Day” means any day of the week, other than a Saturday or a Sunday, on which banks are open for business in London for the conduct of transactions in the London interbank market and on which commercial banks in New York City are open for business and are not required or authorized by law, executive order or governmental decree to be closed.
“CA-CIB” has the meaning set forth in the Preamble.
“Capital Lease” of any Person means any lease of property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP as in effect on the date hereof (and without giving effect to any change to GAAP that would result in a transaction currently accounted for as an operating lease being accounted for as a Capital Lease), be required to be accounted for as a capital lease on the balance sheet of such Person.

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“Cash Collateral Reserve Account” has the meaning assigned to such term in Section 6.12.
“Cash Collateral Shortfall” means, for any Payment Date, the amount, if any, by which the aggregate of the amounts due under clauses first and fourth of Section 2.07(c)(ii) exceed the balance in the Collection Account for such Payment Date remaining after payment in full of all amounts senior thereto in Section 2.07(c)(ii).
“Cash Collateral Top-Up Amount” means, on any Payment Date, an amount equal to the excess, if any, of the Required Amount for such Payment Date over the balance of the Cash Collateral Reserve Account on such Payment Date (determined after giving effect to any transfers to the Collection Account for such Payment Date).
“Cash Equivalents” means (a) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition; (b) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank in the United States having capital and surplus of not less than $500,000,000; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b) above; (d) commercial paper rated at least P-1 by Moody’s Investors Service Inc. or at least A-1 by Standard & Poor’s Ratings Group and in each case maturing within 24 months after the date of creation thereof and Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from Standard & Poor’s Ratings Group or “A2” or higher from Moody’s Investors Service Inc. with maturities of 24 months or less from the date of acquisition; (e) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having a rating of “BBB+” or higher from Standard & Poor’s Ratings Group or “Baa1” or higher from Moody’s Investors Service Inc. with maturities of 24 months or less from the date of acquisition; or (f) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the top three ratings category by Standard & Poor’s Ratings Group or Moody’s Investors Service Inc.
“Casualty” means any Event of Loss or other casualty, loss, damage, destruction or other similar loss with respect to any Portfolio Railcar.
“Casualty Insurance Policy” means any insurance policy maintained by or on behalf of the Borrower covering losses with respect to Casualties involving one or more Portfolio Railcars.
“Casualty Proceeds” means all proceeds under any Casualty Insurance Policy, and all other insurance proceeds, damages, awards, claims and rights of action of the Borrower with respect to any Casualty.

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“Change of Control” means PBF Holdings shall cease to own directly or indirectly 100% of the Equity Interests of the Borrower.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements or the Basel Committee on Banking Regulations, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Closing Date” means March 26, 2014.
“Co-Documentation Agents” has the meaning assigned to such term in the preliminary statements to this Agreement.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means all of the property which is subject or is purported to be subject to the Liens granted by the Collateral Documents.
“Collateral Agent” has the meaning assigned to such term in the preliminary statements to this Agreement.
“Collateral Documents” means, collectively, the Security Agreement (including, for the avoidance of doubt, each supplement thereto), any additional pledges, security agreements or filings required to be delivered pursuant to the Loan Documents and any instruments of assignment, control agreements, lockbox letters or other instruments or agreements executed pursuant to the foregoing.
“Collection Account” has the meaning assigned to such term in Section 6.12.
“Collections” mean (a) for the Eligible Railcars, the TSA Amounts received by the Borrower pursuant to the TSA, (b) all Railroad Mileage Credits allocable to the Eligible Railcars actually received, (c) all insurance, A.A.R. 107 payments or other third party payments received in respect of any Casualty, (d) Net Cash Proceeds, if any, and (e) interest earned on accounts established pursuant to the Collateral Documents.
“Commitment” means the commitment of a Lender to make or otherwise fund any Loan and “Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Commitment, if any, is set forth on Schedule 2.01 or in the applicable Assignment and

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Acceptance, as applicable, subject to any adjustment or reduction pursuant to Section 2.08 and the other terms and conditions hereof. The aggregate amount of the Commitments as of the Closing Date is $250,000,000.
“Commitment Fee” has the meaning set forth in Section 2.09.
“Commitment Percentage” means, for each Lender, the percentage identified as its Commitment Percentage on Schedule 2.01 hereto for the Commitments, as such percentage may be modified in connection with any assignment made in accordance with Section 2.08 and in connection with the provisions of Section 10.06(b).
“Condemnation” means any taking of property or assets, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation, in each case by a Governmental Authority.
“Condemnation Award” means all proceeds of any Condemnation or transfer in lieu thereof with respect to any Portfolio Railcar or other item of Collateral.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any indenture, loan agreement, mortgage, deed of trust, contract or other agreement, instrument or undertaking to which such Person is a party or by which it or any of its property or assets is bound. Contractual Obligation does not include obligations under the Loan Documents.
“Control” means (i) with respect to any Person having voting shares or their equivalent and elected directors, managers or Persons performing similar functions, the possession, directly or indirectly, of the power to vote 10% or more of the Equity Interests having ordinary voting power of such Person, (ii) the ownership, directly or indirectly, of 10% or more of the Equity Interests in any Person or (iii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares or their equivalent, by contract or otherwise.
“Corporate Base Rate” means for any day, the higher of (i) the prime rate per annum determined from time to time by CA-CIB in New York in effect on such day, (ii) the Federal Funds Rate plus 50 basis points and (iii) One Month LIBOR plus 1.00%. (The Corporate Base Rate is not intended to represent the lowest rate charged by CA-CIB for extensions of credit.)
“Corporate Base Rate Interest Period” means an Interest Period as to which the Borrower has elected to apply the Corporate Base Rate interest rate pursuant to Section 2.05(a).
“Credit Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of such Lender’s Loans together with the unfunded portion of such Lender’s Commitments.

“Credit Obligations” means, without duplication:

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(i)    all principal of and interest (including, without limitation, any interest which accrues after the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not allowed or allowable as a claim under the Bankruptcy Code) on any Loan under, or any Note issued pursuant to, this Agreement or any other Loan Document;
(ii)    all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter required to be paid by the Borrower (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not allowed or allowable as a claim under the Bankruptcy Code) pursuant to this Agreement or any other Loan Document;
(iii)    all expenses of the Administrative Agent and the Collateral Agent as to which the Administrative Agent or the Collateral Agent, as the case may be, has a right to reimbursement by the Borrower under Section 10.04 of this Agreement or under any other similar provision of any other Loan Document, including, without limitation, any and all sums advanced by the Collateral Agent, if any, to preserve the Collateral or preserve its security interests in the Collateral as permitted pursuant to the provisions of the Loan Documents; and
(iv)    all amounts paid by any Protected Party as to which such Protected Party has the right to reimbursement by the Borrower under Section 10.05 of this Agreement or under any other similar provision of any other Loan Document;
together in each case with all renewals, modifications, consolidations or extensions thereof.
“Debt” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business consistent with past practice), (iv) all obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of business), (v) the capitalized amount of all Capital Leases of such Person that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (vi) all obligations (other than obligations in respect of like kind exchanges) of such Person in respect of securities repurchase agreements or otherwise to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, (vii) all non-contingent obligations (and, for purposes of Section 7.01, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, bankers’ acceptance or similar instrument, (viii) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) a Lien on, or payable out of the proceeds of production from, any property or asset of such Person, whether or not such obligation is assumed by such Person; provided that the amount of any Debt of others that constitutes Debt of such Person solely by reason of this clause (viii) shall not for purposes of this Agreement exceed the greater of the book value or the fair market value of the properties or assets subject to such Lien, (ix) all Guaranty Obligations of such Person, (x) all Disqualified

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Stock of such Person, (xi) all derivatives obligations of such Person and (xii) the Debt of any other Person (including any partnership in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venturer) to the extent such Person would be liable therefor under Applicable Law or any agreement or instrument by virtue of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such person shall not be liable therefor.
“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.
“Designated Type” means, when used with respect to Eligible Railcars, railcars which are classified as (a) newly-built coiled and insulated tank cars or (b) newly-built non-coiled and non-insulated tank cars (each of which shall be a separate “type” of Eligible Railcar).
“Disqualified Institution” means any affiliate of any manufacturer of any Designated Type of railcar (other than the Manufacturer and its affiliates).
“Disqualified Stock” of any Person means any Equity Interest of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part (other than in Equity Interests that are otherwise not Disqualified Stock), on or prior to the ninety-first (91st) day after the Termination Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above (other than in Equity Interests that are otherwise not Disqualified Stock), in each case at any time on or prior to the ninety-first (91st) day after Termination Date, or (c) contains any repurchase obligation for cash purchase which may come into effect prior to payment in full of all Obligations; provided, however, that any Equity Interests that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the ninety-first (91) day after the Termination Date shall not constitute Disqualified Capital Stock if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the Obligations (other than Contingent Obligations).
“Dollars” and the sign “$” means lawful money of the United States.
“Eligible Assignee” means (i) any Lender, (ii) any Affiliate of a Lender, (iii) the Federal Reserve or other similar central bank, (iv) a commercial bank organized under the laws of the United States, or any state thereof, (v) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, (vi) a finance company, insurance company, or other

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financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial leases or loans in the ordinary course of its business, (vii) any transferee in a transaction undertaken as part of a sale of all or substantially all of the business unit of the transferring Lender or pursuant to the directive of an entity having regulatory authority over the transferring Lender, (viii) so long as no Event of Default has occurred and is continuing, any other Person approved by Administrative Agent (which approval of the Administrative Agent shall not be unreasonably withheld or delayed) and the Borrower (which approval of the Borrower shall not be unreasonably withheld or delayed), and (ix) during the continuation of an Event of Default, any other Person (other than a natural Person) approved by the Administrative Agent (which approval of the Administrative Agent shall not be unreasonably withheld or delayed); provided that in no event shall any Disqualified Institution constitute an Eligible Assignee.
“Eligible Railcar” means, as of any date of determination, a railcar:
(i)    that is a Designated Type manufactured by the Manufacturer;
(ii)    in respect of which the Security Agreement is effective to create a valid and perfected first priority Lien in favor of the Collateral Agent, subject only to Permitted Liens; and
(iii)    which is not the subject of an Event of Loss or other Casualty or an Asset Disposition.
“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, the Borrower, any of its Subsidiaries or any of its ERISA Affiliates.
“Environment” means ambient air, indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, the workplace or as otherwise defined in any Environmental Law.
“Environmental Claims” means any claim, notice, demand, order, action, suit, proceeding or other communication alleging liability for or obligation with respect to any investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (ii) any violation or alleged violation of any Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to health, safety or the Environment.
“Environmental Laws” means any and all present and future treaties, laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees, code or other binding requirements of Governmental Authorities, and the common law, relating to

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protection of public health or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, or occupational safety or health, and any and all Environmental Permits.
“Environmental Permits” means any permit, license, approval, registration, notification, exemption, consent or other authorization required by or from a Governmental Authority under Environmental Law.
“Equity Interests” means all shares of capital stock, partnership interests (whether general or limited), limited liability company membership interests, beneficial interests in a trust and any other interest or participation that confers on a Person the right to receive a share of profits or losses, or distributions of assets, of an issuing Person.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.
“ERISA Affiliate” means, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means: (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Pension Plan (other than an event for which the 30- day notice period is waived by regulation); (b) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code and Section 302 of ERISA, whether or not waived; (c) the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Pension Plan; (d) the filing pursuant to Section 412(c) of the Code or Section 303(d) of ERISA (or after the effective date of the Pension Protection Act of 2006, Section 412(c) of the Code and Section 302(c) of ERISA) of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (e) the incurrence by any Obligor or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (f) the receipt by any Obligor or any of its ERISA Affiliates from the PBGC or a Pension Plan administrator of any notice relating to the intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the incurrence by any Obligor or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the withdrawal from any Pension Plan or Multiemployer Pension Plan; (h) the receipt by any Obligor or its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Pension Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (i) the “substantial cessation of operations” within the meaning of Section 4062(e) of ERISA with respect to a Pension Plan; (j) the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security; and (k)

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the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to any Obligor.
“Eurodollar Reserve Percentage” means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any other entity succeeding to the functions currently performed thereby) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion Dollars in respect of “Eurocurrency liabilities”, whether or not a Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for prorations, exceptions or offsets that may be available from time to time to a Lender. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.
“Event of Default” has the meaning set forth in Section 8.01.
“Event of Loss”, with respect to any Portfolio Railcar, means any of the following events:
(i)    loss of such Eligible Railcar or the use of such Eligible Railcar due to destruction of or damage to such Eligible Railcar or any other casualty that, in each case, renders repair uneconomic and renders such Eligible Railcar permanently unfit for normal use;
(ii)    any damage to such Eligible Railcar that gives rise to a right to receive Casualty Proceeds by the Administrative Agent or the Collateral Agent with respect to such Eligible Railcar, in each case, on the basis of an actual, constructive or compromised total loss;
(iii)    the theft or disappearance of such Eligible Railcar for a period in excess of 120 consecutive days;
(iv)    the confiscation of, seizure of or taking of title to or other Condemnation of such Eligible Railcar by any Governmental Authority;
(v)    the requisition of use of such Eligible Railcar (not involving taking of title) by any Governmental Authority, which continues for a period of more than 120 consecutive days; or
(vi)    as a result of any law, rule, regulation, order or other action by the STB or other Governmental Authority having jurisdiction, use of such Eligible Railcar in the normal course of business of rail transportation is prohibited for a period of longer than 120 consecutive days (other than by reason of a mechanical condition to the extent that the Borrower is diligently pursuing the remedy of such mechanical condition such that such use would no longer be prohibited).

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“Excepted Payments” means amounts payable to or for the benefit of the Borrower, the Administrative Agent, the Collateral Agent or any Lender (or any similar party as defined and used in the TSA), including, without limitation, (i) proceeds of public liability insurance (or other liability insurance maintained by or on behalf of the Borrower for its own account) payable to or for the benefit of the Borrower or a TSA Party (or governmental indemnities in lieu thereof), (ii) proceeds of any business interruption insurance or directors and officers insurance and (iii) any rights to enforce and collect the same, but excluding, for the avoidance of doubt, payments for the use of, the loss of use of, damage to, or compensation for any loss of acquisition of any Portfolio Railcar (other than as set forth in clause (i) above).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated) or franchise Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e), (c) any U.S. federal withholding Taxes imposed under FATCA, (d) any branch profits Taxes imposed by the United States or any similar tax imposed in any other jurisdiction by a taxing authority or other Governmental Authority or (e) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.01(f)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office.
“Facility Margin” means, with respect to a One Month LIBOR Interest Period, 200 basis points per annum and, with respect to a Corporate Base Rate Interest Period, 100 basis points per annum.
“Failed Loan” has the meaning set forth in Section 2.03(e).
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Closing Date (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof, any foreign legislation implemented to give effect to any intergovernmental agreements entered into thereunder and any agreements entered into pursuant to Section 1471(b) of the Code.
“Federal Funds Rate” means for any day the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal

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funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to CA-CIB, on such day on such transactions as determined by the Administrative Agent.
“FRA” means the Federal Railroad Administration Rules and Regulations, as such regulations are amended from time to time, or corresponding provisions of future regulations.
“Funding Date” means with respect to all Loans, each date on which a Loan is made to the Borrower in accordance with this Agreement.
“Funding Losses” has the meaning set forth in Section 3.04.
“GAAP” means, at any time, generally accepted accounting principles as then in effect in the United States, applied on a basis consistent (except for changes with which the independent public accountants of the Borrower have concurred) with the financial statements of the Borrower delivered to the Administrative Agent and each of the Lenders pursuant to Section 6.01(a) and (b).
“Governmental Authority” means any federal, state, local, provincial or foreign government, authority, agency, central bank, quasi-governmental or regulatory authority, court or other governmental body or entity, and any arbitrator with authority to bind a party at law, including international and multi-national agencies and commissions.
“Grantor” has the meaning assigned to such term in the Security Agreement.
“Guaranty Obligation” means, with respect to any Person, without duplication, any obligation (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guarantying, intended to guaranty, or having the economic effect of guarantying, any Debt of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Debt or other obligation or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Debt of such other Person, or (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Debt. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Debt in respect of which such Guaranty Obligation is made.

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“Hazardous Materials” means the following: hazardous substances; hazardous wastes; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, subject to regulation or which can give rise to liability under any Environmental Laws.
“Illegality Event” has the meaning specified in Section 3.02.
“Indemnified Liabilities” has the meaning set forth in Section 10.05.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Independent Appraisal” means the appraisal executed by RailSolutions, Inc. attached as Exhibit I setting forth the Appraised Value of the Designated Types of Eligible Railcars and the data and explanation, all in reasonable detail, supporting such Appraised Value.
“Interchange Rules” means the interchange rules and supplements thereto promulgated by the A.A.R., as in effect from time to time.
“Interest Period” means (i) initially, the period from the Closing Date to the first Payment Date, and (ii) thereafter, the period from the last day of the immediately preceding Interest Period to the next succeeding Payment Date; provided that (x) with respect to any Funding Date that is not a Payment Date, the “Interest Period” means the period from such Funding Date to the immediately succeeding Payment Date and (y) the final Interest Period shall end on but exclude the Termination Date.
“Investment” in any Person means (i) the acquisition (whether for cash, property, services, assumption of Debt, securities or otherwise) of assets, Equity Interests, bonds, notes, debentures, time deposits or other securities of such other Person, (ii) any deposit with, or advance, loan or other extension of credit to or for the benefit of such Person (other than deposits made in connection with the purchase of equipment or inventory in the ordinary course of business consistent with past practice) or (iii) any other capital contribution to or investment in such Person.
“IRS” means the Internal Revenue Service, and its successor.
“Lender” means each financial institution listed on the signature pages hereto as a Lender and each Eligible Assignee which acquires or funds a Commitment or Loan pursuant to Section 10.06(b) or 10.06(g), and their respective successors.
“Lien” means, with respect to any asset, any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind in the nature of a

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security interest (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any valid financing statement or memorandum of lien under the Uniform Commercial Code or comparable laws of any jurisdiction), including the interest of a purchaser of accounts receivable, chattel paper, payment intangibles or promissory notes.
“Loan” means a loan made by a Lender to the Borrower in accordance with Section 2.01.
“Loan Documents” means this Agreement, the Notes, the TSA, the TSA Guaranties and the Collateral Documents, collectively, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto, in each case as the same may be amended, amended and restated, modified or supplemented from time to time.
“Loans Allocable” means, with respect to any Portfolio Railcar on any date, the Borrowing Base for such Portfolio Railcar as was set forth in the Notice of Borrowing pursuant to which the Loan relating to such Portfolio Railcar was made.
“Manufacturer” means Trinity Industries, Inc. or any Affiliate thereof, as applicable.
“Market Disruption Event” has the meaning set forth in Section 3.05.
“Marks” means identification (i.e. reporting) marks of railcars.
“Material Adverse Effect” means any event or circumstance that will have a material adverse effect, individually or in the aggregate with other events or circumstances, on (i) the operations, properties or financial condition of the Borrower (individually) or the Obligors (taken as a whole) (after taking into account any applicable insurance and any applicable indemnification (to the extent the provider of such insurance or indemnification has the financial ability to support its obligations with respect thereto and is not disputing or refusing to acknowledge the same)), (ii) the ability of any Obligor to consummate the transactions contemplated hereby to occur on the Closing Date, (iii) the ability of any Obligor to perform its payment obligations under any Loan Document or (iv) the validity or enforceability of the rights and benefits of the Lenders under any Loan Document; provided, however, that in no event shall any effect that results from any of the following be deemed to constitute a Material Adverse Effect: (1) any actions taken in compliance with this Agreement or the Loan Documents, or the pendency or announcement thereof; (2) changes or conditions generally affecting the industry in which the Obligors operate; (3) changes in general economic, regulatory or political conditions (including interest rate, commodities and currency fluctuations); (4) changes in law or Environmental Laws; (5) changes in accounting principles; or (6) acts of war, insurrection, sabotage or terrorism, unless, in the case of each of clauses (2) through (6) above, such change has a disproportionate effect on the Obligors or their assets as compared to the effect on other participants in the industry or their assets, as the case may be.
“MLP” means a master limited partnership that is directly or indirectly Controlled by PBF Energy Company LLC, a Delaware limited liability company and the parent of PBF Holdings.

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“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors.
“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.
“Net Cash Proceeds” means with respect to any Asset Disposition (A) the gross amount of cash proceeds (including Casualty Proceeds and Condemnation Awards in the case of any Event of Loss or Condemnation) actually received by the Borrower in respect of such Asset Disposition (including any cash proceeds received as income or other proceeds of any noncash proceeds of any Asset Disposition as and when received in cash), less (B) the sum of (x) the amount, if any, of all sales, use, turnover and similar taxes payable by the Borrower or any Borrower Affiliate or withheld from the proceeds as a result of such Asset Disposition (other than income, franchise, doing business and similar taxes of the Borrower and any Borrower Affiliate) and fees, brokerage fees, commissions, costs and other expenses (including fees and expenses of counsel but excluding all such fees, brokerage fees, commissions, costs and other expenses payable to any Affiliates of the Borrower other than as reimbursement for such amounts incurred for the benefit of the Borrower and paid by such Affiliates to unrelated third parties on behalf of the Borrower) that are incurred in connection with such Asset Disposition and are payable by the Borrower or a Borrower Affiliate, but only to the extent not already deducted in arriving at the amount referred to above, plus (y) appropriate amounts that must be set aside as a reserve in accordance with GAAP against any liabilities associated with such Asset Disposition.
“Net Cash Proceeds Distribution Date” means, with respect to any Asset Disposition, the date that is the earlier of (A) the first Payment Date following the date that the Net Cash Proceeds of such Asset Disposition(s) shall have been deposited to the Collection Account and (B) the date selected by the Borrower that is at least two days after the date on which the aggregate amount of all prepayments required to be made pursuant to Section 2.07(b)(ii) in connection with all Asset Dispositions is equal to or greater than $250,000.
“Note” means a promissory note, substantially in the form of Exhibit B hereto, evidencing the obligation of the Borrower to repay outstanding Loans, as such note may be amended, amended and restated, modified, supplemented, extended, renewed or replaced from time to time.
“Notice of Borrowing” means a request by the Borrower for a Loan, substantially in the form of Exhibit A hereto, with appropriate insertions, or with such other changes as may be reasonably agreed to by the Administrative Agent.
“Notice of Interest Period Election” means a Notice of Interest Period Election, substantially in the form of Exhibit J hereto, under which the Borrower shall elect a Corporate Base Rate Interest Period for the related Interest Period pursuant to Section 2.05(a).
“Obligor” means any of the Borrower, PBF Transportation Company LLC, PBF Holdings and the TSA Guarantors.

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“Obsolete” means an Eligible Railcar that (i) is no longer in a condition for intended use, as determined reasonably and in good faith by the Borrower or (ii) is no longer capable of being made subject to the TSA, as determined reasonably and in good faith by the Borrower.
“OFAC” means the United States Department of Treasury, Office of Foreign Assets Control.
“One Month LIBOR” means the rate determined by the Administrative Agent to be the arithmetic mean (rounded upwards) of the offered rate for one-month deposits in Dollars, straight line interpolated as needed, which appears on Reuters’ ICE Benchmark Administration (or the successor thereto if the ICE Benchmark Administration is no longer making a London Interbank Offered Rate available) (“IBA”) LIBOR 01 page as of 11:00 a.m. London time on the second (2nd) Business Day before the commencement of the relevant accrual period. In the event that such rate does not appear on the Reuters’ IBA LIBOR 01 page, the One Month LIBOR for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.
“One Month LIBOR Interest Period” means an Interest Period as to which the Borrower has elected to apply the One Month LIBOR interest rate pursuant to Section 2.05(a).
“Organization Documents” means: (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (ii) with respect to any limited liability company, the certificate of formation and operating agreement (or articles of organization, as the case may be); and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state or other jurisdiction of its formation, in each case as amended from time to time.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections solely arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.
“Part” or “Parts” means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature, which may from time to time be installed on, incorporated in or attached to, an Eligible Railcar and, so long as such items remain subject to this Agreement, all such items that are subsequently removed therefrom and which are owned by the Borrower.

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“Participant Register” has the meaning set forth in Section 10.06(e).
“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended and supplemented from time to time.
“Payment Date” means 15th day of each calendar month; provided that if any Payment Date is a day other than a Business Day, such Payment Date shall occur on the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Payment Date shall occur on the next preceding Business Day.
“Payment Date Schedule” has the meaning set forth in Section 2.07(c)(i).
“PBF Holdings” means PBF Holding Company LLC.
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any entity succeeding to any or all of its functions under ERISA.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.
“Permitted Liens” means: (i) the Liens granted by the Borrower to the Collateral Agent (for the benefit of the Protected Parties) under the Loan Documents; (ii) the respective rights of a TSA Party under the TSA with respect to any Portfolio Railcar; (iii) Liens for Taxes payable by the Borrower or any TSA Party either not yet due or being contested in good faith by appropriate proceedings diligently conducted so long as adequate reserves have been established in accordance with GAAP with respect to such Taxes; (iv) materialmen’s, suppliers’, mechanics’, workmen’s, repairmen’s, employees’ or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent or is being contested in good faith by appropriate proceedings diligently conducted so long as adequate reserves have been established in accordance with GAAP with respect to such amounts; (v) Liens arising out of judgments or awards against the Borrower or any TSA Party that do not give rise to any Event of Default and with respect to which there shall have been secured a stay of execution pending such appeal or review; (vi) customary salvage and similar rights of insurers under policies of insurance maintained with respect to the Collateral, (vii) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in the Collection Account and Cash Collateral Reserve Account, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained and (viii) Liens (other than Liens on any Portfolio Railcar) securing appeal bonds and other similar liens arising in connection with court proceedings.
“Person” means an individual, a corporation, a partnership, an association, a limited liability company, a trust or an unincorporated association or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Portfolio” means, collectively, all of the Portfolio Railcars.

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“Portfolio Railcars” means an Eligible Railcar which is owned by the Borrower which has been funded in whole or in part by a Loan hereunder or otherwise added to the Portfolio and not released from the Lien of the Security Agreement pursuant to Section 8.12 of the Security Agreement or otherwise.
“Post-Acceleration Distribution Date” means, at any time after the acceleration of the Loans as provided in Section 8.02(b), any date on which any funds are received into the Collection Account; provided that if any Post-Acceleration Distribution Date is a day other than a Business Day, such Post-Acceleration Distribution Date shall occur on the next succeeding Business Day.
“Protected Party” means, without duplication, the Administrative Agent, the Collateral Agent, the Lead Arranger, each Lender, and their respective Affiliates, and any successor or permitted assign of any thereof.
“Purchase Price” means, with respect to any Eligible Railcar, the amount equal to the purchase price paid to the Manufacturer as evidenced by the Bill of Sale, the purchase order for such Eligible Railcar or the Manufacturer's invoice for such Eligible Railcar.
“Railroad Mileage Credits” means the mileage credit payments made by the railroads under their applicable tariffs to the owner of the Marks on the applicable railcar.
“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.
“Register” has the meaning set forth in Section 10.06(d).
“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System as amended, or any successor regulation.
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as amended, or any successor regulation.
“Regulation V” means Regulation V of the Board of Governors of the Federal Reserve System as amended, or any successor regulation.
“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.
“Relevant Notice” has the meaning set forth in Section 6.12.
“Required Amount” means, with respect to each Payment Date (such Payment Date, the “Original Payment Date”), an amount equal to the sum of (i) the product of (a) the aggregate amount of interest on the outstanding principal balance of the Loans as of such Original Payment Date for the period beginning on such Original Payment Date and ending on (but not including) the

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immediately succeeding Payment Date and (b) six and (ii) the product of (a) 50 basis points and (b) the Available Commitment as of such Original Payment Date.
“Required Lenders” means, collectively, Lenders whose aggregate Credit Exposure constitutes more than 50% of the Credit Exposure of all Lenders.
“Responsible Officer” means (a) with respect to the Borrower, any such officer or other authorized person of the general partner, manager, trustee or Person performing similar management functions in respect of the Borrower (or, if the Borrower is a corporation, the president, any vice president, chief financial officer, treasurer or assistant treasurer or other authorized person in respect thereof). Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower and (b) with respect to the Collateral Agent, any officer within the corporate trust department of the Collateral Agent, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Collateral Agent who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Loan Documents.
“Restricted Payment” means (i) any dividend or other distribution on account of any class of Equity Interests of the Borrower, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of Equity Interests of the Borrower, now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any class of Equity Interests of the Borrower, now or hereafter outstanding, and (iv) any loan, advance, tax sharing payment or indemnification payment to, or investment in, any Affiliate of the Borrower.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., a New York corporation, and its successors.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state or (b) any Person operating, organized or resident in a Sanctioned Country.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC or the U.S. Department of State.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Security Agreement” means the Security Agreement, substantially in the form of Exhibit E hereto, dated as of the Closing Date, between the Borrower, PBF Transportation Company LLC, the Collateral Agent and the Administrative Agent.
“Solvent” means, as to any relevant Person as of any relevant date of determination, that (a) the sum of the present fair saleable value of the assets of such Person (on a consolidated basis with its Subsidiaries) on a going concern basis, is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person (on a consolidated basis with its Subsidiaries) as they become absolute and matured, the amount of contingent or unliquidated liabilities having been computed at an amount that, in light of all of the facts and circumstances existing as of the relevant date of determination, represents the amount that can reasonably be expected to become an actual or matured liability; (b) such Person does not have unreasonably small capital in relation to their business; and (c) such Person has not incurred, does not intend to incur, and does not believe they will incur, debts beyond their ability to pay such debts as such debts mature in the ordinary course of business.
“STB” means the United States Surface Transportation Board and its successors.
“Subsidiary” means with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, more than 50% of the total voting power of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or business entity other than a corporation, more than 50% of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have more than 50% ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated more than 50% of partnership, association or other business entity gains or losses or shall be or control the managing director, manager or a general partner of such partnership, association or other business entity.
“Syndication Agent” has the meaning assigned to such term in the preliminary statements to this Agreement.
“Taxes” means any and all taxes, duties, levies, imposts, deductions, charges or withholdings (including backup withholding), and all interest, penalties, additions to tax and similar liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.
“Termination Date” means the earlier of (i) March 31, 2016, (ii) the date on which all outstanding Credit Obligations of the Borrower have been repaid in full, and all Commitments

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have been terminated and (iii) the date that the balance of the Cash Collateral Reserve Account is less than $300,000; provided that in the event the Closing Date does not occur by April 15, 2014, the Termination Date shall be April 15, 2014.
“Treasury Regulations” means the regulations, including temporary and proposed regulations, promulgated by the United States Department of Treasury with respect to the Code, as such regulations are amended from time to time, or corresponding provisions of future regulations.
“TSA” means the Transportation Services Agreement dated as of the Closing Date between the Borrower and PBF Holdings.
“TSA Amounts” means all Use Fees and other amounts payable by or on behalf of a TSA Party under the TSA or any TSA Guaranty.
“TSA Default” means the occurrence of any default (other than a default which has been waived in compliance with Section 7.12) under the TSA which is not or has not become, through the giving of notice and/or passage of time or otherwise, a TSA Event of Default.
“TSA Event of Default” means any default (other than a default which has been waived with the specific written consent of the Administrative Agent under Section 7.12) under the TSA which, through the giving of notice, the passage of time or otherwise, has become an Event of Default as defined in the TSA.
“TSA Guarantors” means, individually or collectively, as the context may require, Delaware City Refining Company LLC, Paulsboro Refining Company LLC and Toledo Refining Company LLC.
“TSA Guaranty” means each Guaranty dated as of the Closing Date made by a TSA Guarantor.
“TSA Party” means each party to the TSA other than the Borrower and the Collateral Agent.
“Unfunded Pension Liability” means at any date the excess of a Pension Plan’s benefit liabilities under Section 400 l(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for finding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“United States” means the United States of America, including the States and the District of Columbia but excluding its territories and possessions.
“Unused Commitment Amount” means, with respect to the Commitments and as of any date of determination, the amount by which (i) the then applicable Commitments exceed (ii) the sum of the aggregate principal amount of all outstanding Loans as of such date.

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“Use Fee” means, with respect to each Portfolio Railcar, all periodic payments made by a TSA Party under the TSA that are payable in respect of the use by a TSA Party of such Portfolio Railcar.
SECTION 1.02.    Computation of Time Periods and Other Definitional Provisions.
For purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. All references to time herein shall be references to Eastern Standard time or Eastern Daylight time, as the case may be, unless specified otherwise. References in this Agreement to Articles, Sections, Schedules, Appendices or Exhibits shall be to Articles, Sections, Schedules, Appendices or Exhibits of or to this Agreement unless otherwise specifically provided. Unless the context otherwise requires, a reference to any agreement or other contract includes supplements, modifications or amendments thereto. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.
ARTICLE II

THE CREDIT FACILITY
SECTION 2.01.    Commitment to Lend Loans.
Each Lender severally agrees to make a Loan to the Borrower pursuant to this Section 2.01 on each Funding Date prior to the Termination Date in an amount equal to such Lender’s Commitment Percentage of the Loans to be made on such Funding Date in order to fund the Borrower’s acquisition of Eligible Railcars on or prior to such Funding Date. The Loans advanced on any Funding Date with respect to any Eligible Railcars shall not: (i) in the case of any Lender and with respect to the Loans advanced by it, exceed (after giving effect to all Loans of such Lender outstanding concurrently with the making of such Loans and/or having been repaid in accordance with Section 2.07) its Available Commitment; or (ii) exceed the lesser of (A) the Unused Commitment Amount and (B) the sum of all Borrowing Bases for all Eligible Railcars to be added to the Portfolio on such Funding Date. Each Loan shall be in a minimum aggregate principal amount of $1,500,000 (or such lesser amount as shall constitute the Unused Commitment Amount on such Funding Date) and shall be made from the several Lenders ratably in proportion to their respective Commitments. The Lenders have no obligation to make any Loan hereunder except as expressly set forth in this Agreement. Each Lender’s Commitment shall expire upon, and all Loans and all other amounts owed hereunder with respect to the Loans shall be paid in full no later than, the Termination Date.
SECTION 2.02.    Procedures for Loan Borrowing.
The Borrower may, subject to the terms and conditions of this Agreement, borrow Loans to add additional Eligible Railcars to the Portfolio. In such event, the Borrower shall give the Administrative Agent a Notice of Borrowing signed by a Responsible Officer of the Borrower not later than 11:00 A.M. on the fifth (5th) Business Day prior to the date of the proposed Funding Date, specifying:

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(a)    the proposed Funding Date of such Loan, which shall be any Business Day not earlier than five Business Days (unless otherwise approved by the Administrative Agent) following receipt by the Administrative Agent of the Notice of Borrowing with respect to such Eligible Railcars;
(b)    the aggregate amount of the Loan to be made on such Funding Date;
(c)    the Advance Rate;
(d)    a description of such Eligible Railcars; and
(e)    each of the Appraised Value and the Purchase Price of such Eligible Railcars.
SECTION 2.03.    Notice to Lenders; Funding of Loans.
(a)    Notice to Lenders. Upon receipt of a Notice of Borrowing, the Administrative Agent shall deliver to each Lender not later than 11:00 A.M. on the third Business Day prior to the date of the proposed Funding Date a notice from the Administrative Agent notifying such Lender of any Funding Date and of such Lender’s ratable share of the Loans referred to therein.
(b)    Funding of Loans. Not later than 11:00 A.M. on the applicable Funding Date, each Lender shall make available or instruct (followed by diligent attention to such instruction until such time as the Administrative Agent shall have received such Loan) its correspondent bank, if any, to make available its share of such Loan, in immediately available funds, to the Administrative Agent at the Administrative Agent’s Office. Unless the Administrative Agent reasonably determines that any applicable condition specified in Article IV has not been satisfied or waived, the Administrative Agent shall, by 2:30 P.M make the amount of such Loan available to the Borrower at the general deposit account in the United States designated by the Borrower in immediately available funds in a wire transfer. In the event that the conditions as set forth in Section 4.01 and/or 4.02, as applicable, for such Loans are not satisfied or waived on the applicable Funding Date, the Administrative Agent shall return to the Lenders their respective Loans advanced pursuant to this Section 2.03(b).
Following receipt by the Administrative Agent of a Notice of Borrowing, the Borrower shall indemnify each Lender pursuant to Section 3.04 as a result of any failure to fulfill, on or before the proposed applicable Funding Date specified in the Notice of Borrowing, the conditions set forth in Section 4.01 and/or 4.02.
(c)    Funding by the Administrative Agent in Anticipation of Amounts Due from the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Loan that such Lender will not make available such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on the applicable Funding Date of such Loan and the Administrative Agent may, in reliance upon such assumption make available to the Borrower on such date a corresponding amount on the Administrative Agent’s behalf. If and to the extent that such Lender shall not have so made such share available, such Lender and the Borrower (if and to the extent such corresponding amount

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was made available by the Administrative Agent hereunder) severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) a rate per annum equal to the higher of the Federal Funds Rate and the Applicable Rate, in the case of the Borrower, and (ii) the Federal Funds Rate, in the case of such Lender. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Loan included in such Loan for purposes of this Agreement.
(d)    Obligations of Lenders Several. The failure of any Lender to make a Loan required to be made by it as part of any Loan hereunder shall not relieve any other Lender of its obligation, if any, hereunder to make any Loan on the Funding Date of such Loan, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Funding Date
(e)    Failed Loans. If any Lender shall fail to make any Loan (a “Failed Loan”) which such Lender is otherwise obligated hereunder to make to the Borrower on the Funding Date of any Loan and the Administrative Agent shall not have received written notice from the Borrower or such Lender that any condition precedent to the making of the Failed Loan has not been satisfied, then, until such Lender shall have made or be deemed to have made (pursuant to the last sentence of this subsection (e)) the Failed Loan in full or the Administrative Agent shall have received written notice from the Borrower or such Lender that any condition precedent to the making of the Failed Loan was not satisfied at the time the Failed Loan was to have been made, whenever the Administrative Agent shall receive any amount from the Borrower for the account of such Lender, (i) the amount so received (up to the amount of such Failed Loan) will, upon receipt by the Administrative Agent, be deemed to have been paid to the Lender in satisfaction of the obligation for which paid, without actual disbursement of such amount to the Lender, (ii) the Lender will be deemed to have made the same amount available to the Administrative Agent for disbursement as a Loan to the Borrower (up to the amount of such Failed Loan) and (iii) the Administrative Agent will disburse such amount (up to the amount of the Failed Loan) to the Borrower or, if the Administrative Agent has previously made such amount available to the Borrower on behalf of such Lender pursuant to the provisions hereof, reimburse itself (up to the amount made available to the Borrower); provided, however, that the Administrative Agent shall have no obligation to disburse any such amount to the Borrower or otherwise apply it or deem it applied as provided herein unless the Administrative Agent shall have determined in its sole discretion that to so disburse such amount will not violate any law, rule, regulation or requirement applicable to the Administrative Agent. Upon any such disbursement by the Administrative Agent, such Lender shall be deemed to have made a Loan to the Borrower in satisfaction, to the extent thereof, of such Lender’s obligation to make the Failed Loan. For the avoidance of doubt, it is understood that nothing in this Section 2.03(e) or elsewhere in this Agreement shall prejudice the Borrower’s right to bring a claim or cause of action against a Lender of a Failed Loan.
SECTION 2.04.    Evidence of Loans.

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(a)    Lender Accounts. Each Lender shall maintain on its internal records an account or accounts evidencing the Credit Obligations of the Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or the Borrower’s Credit Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.
(b)    Administrative Agent Records. The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
(c)    Notes. If so requested by any Lender by written notice to the Borrower (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, the Borrower shall execute and deliver to such Lender on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after the Borrower’s receipt of such notice) Notes to evidence such Lender’s Loans advanced by such Lender to the Borrower. The Note may only be transferred in whole or in part by registration of such transfer on the Register.
(d)    Note Endorsements. Each Lender having a Note shall record the date and amount of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the reverse side or on the schedule, if any, forming a part thereof appropriate notations to evidence the foregoing information with respect to each outstanding Loan evidenced thereby; provided that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under any such Note. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required. When a Note has been paid in full by the Borrower and the applicable Lender no longer has any Commitment outstanding, such Lender will promptly return such Note to the Administrative Agent, who will return such Note to the Borrower, against receipt therefor, marked “PAID IN FULL”.
(e)    Lost, Mutilated and Destroyed Notes, etc. If any Note issued to a Lender pursuant to this Agreement shall become mutilated, destroyed, lost or stolen, the Borrower shall, upon the written request of the holder of such Note, execute and deliver to the Administrative Agent, who shall endorse and deliver to the applicable Lender in replacement thereof a new Note, payable to the same holder in the same principal amount and dated the same date as the Note so mutilated, destroyed, lost or stolen. If the Note being replaced has become mutilated, such Note shall be surrendered to the Borrower for cancellation and if the Note being replaced has been destroyed, lost or stolen, the holder of such Note shall furnish to the Borrower such indemnification as may

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be required by the Borrower to hold the Borrower harmless and evidence reasonably satisfactory to the Borrower of the destruction, loss or theft of such Note and of the ownership thereof.
SECTION 2.05.    Interest.
(a)    Rate of Interest.
(i)    Subject to Section 3.05, each Loan shall bear interest on the outstanding principal amount thereof, for each day (excluding the last day) during each Interest Period applicable thereto, at a rate per annum equal to the One Month LIBOR plus the applicable Facility Margin. By delivery of a Notice of Interest Period Election to the Lenders not later than three (3) Business Days prior to the first (1st) day of any Interest Period, at the election of the Borrower, the Borrower may elect that such Interest Period shall be a Corporate Base Rate Interest Period, instead of a One Month LIBOR Interest Period, and the outstanding principal amount of the Loans shall bear interest at the Corporate Base Rate plus the applicable Facility Margin for such Interest Period; provided that, if the Borrower elects a Corporate Base Rate Interest Period for the initial Interest Period for a Loan, the Borrower shall deliver the first such notice with respect to such Loan to the Lenders together with the Notice of Borrowing for such Loan. If the Borrower shall fail to deliver a timely Notice of Interest Period Election as described in the foregoing sentence, then the Interest Period as to which the Borrower has not delivered such notice shall be a One Month LIBOR Interest Period. All interest shall be payable in arrears at the end of each applicable Interest Period and on the Termination Date. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Lender so notifies the Borrower, then, so long as such Event of Default is continuing, the Loans shall accrue interest at the Corporate Base Rate plus the applicable Facility Margin.
(ii)    At any time during which an Event of Default pursuant to Section 8.01(a) has occurred and is continuing, and upon request of the Required Lenders with respect to any other Event of Default that has occurred and is continuing, each Loan shall bear additional interest (in addition to the interest payable pursuant to Section 2.05(a)(i)) on the outstanding principal amount thereof, for each day (excluding the last day) during each Interest Period applicable thereto, at a rate per annum equal to 200 basis points and such accrued additional interest shall be aggregated on the last day of such Interest Period. Payment or acceptance of the increased rates of interest provided for in this Section 2.05(a) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.
(b)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Corporate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day); provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.  Each

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determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(c)    Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Payment Date with respect to interest accrued on and to such Payment Date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of the Loans, including final maturity of the Loans.
SECTION 2.06.    Repayment of Loans.
The Loans shall be repaid by the Borrower on the Termination Date in an amount equal to the principal of, and all accrued but unpaid interest on, its outstanding Loans, together with any other amounts owed to any Lender pursuant to this Agreement or any other Loan Document.
SECTION 2.07.    Prepayments; Application of Payments.
(a)    Voluntary Prepayments. On any Business Day, the Borrower shall have the right to voluntarily prepay Loans in whole or in part, without penalty or premium; provided, however, that the Borrower shall have given prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent by 10:00 A.M., at least five (5) Business Days prior to the date of prepayment. Each notice of prepayment shall specify the Business Day for such prepayment and the principal amount to be prepaid. Each notice of prepayment shall be irrevocable and shall commit the Borrower to prepay the Loans by the amount stated therein on the date stated therein; provided, however, that if the Loans are to be repaid with proceeds of a different financing, then, at the election of the Borrower, such notice of prepayment may be continued upon such different financing being available. All prepayments under this Section 2.07(a) shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment (and any amounts owed to any Lender pursuant to Article III hereof, if any).
(b)    Mandatory Prepayments. The Borrower shall be required to prepay Loans as provided in clauses (i) and (ii) of this Section 2.07(b). All payments under this Section 2.07(b) shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment (and any amounts owed to any Lender pursuant to Article III hereof, if any).
(i)    Following the existence of an Event of Default and acceleration of the Loans as provided in Section 8.02(b), the outstanding Loans shall be paid immediately together with all other Credit Obligations owed hereunder.
(ii)    Subject to Section 7.05, the Borrower shall prepay an amount equal to the sum of the Loans Allocable to each of the Eligible Railcars subject to consummated Asset Dispositions in accordance with Section 2.07(c)(ii) on the Net Cash Proceeds Distribution Date.

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(c)    Application of Collections.
(i)    Not later than ten (10) Business Days prior to each Payment Date or three (3) Business Days prior to each Net Cash Proceeds Distribution Date, as applicable, the Borrower shall prepare a schedule substantially in the form of Exhibit K (the “Payment Date Schedule”) setting forth the payments, transfers, deposits and distributions to be made pursuant to Section 2.07(c)(ii) setting forth separately the amounts to be applied on such Payment Date to pay all the amounts due under clauses first through seventh as of such Payment Date or such Net Cash Proceeds Distribution Date, as applicable, and, in the case of a Payment Date, the total expected revenue for the Borrower as of such Payment Date. The Payment Date Schedule shall be signed by a Responsible Officer of the Borrower and communicated to the Administrative Agent, the applicable Account Bank and the Collateral Agent as provided in Section 10.01 via facsimile or email in pdf format or in such other form as the Administrative Agent, the applicable Account Bank, the Collateral Agent and the Borrower agree.
(ii)    On each Payment Date, Net Cash Proceeds Distribution Date or Post-Acceleration Distribution Date, as applicable, the Collateral Agent shall distribute from the Collection Account, in each case (other than a Post-Acceleration Distribution Date) in accordance with the Payment Date Schedule, the applicable amounts set forth below in the order of priority set forth below but, in each case, only to the extent that all amounts then required to be paid (or retained in the Cash Collateral Reserve Account, as applicable) ranking prior thereto have been paid in full:
first, with respect to each Payment Date and each Post-Acceleration Distribution Date, an amount equal to the Commitment Fee and any fees and expenses incurred by either of the Collateral Agent or the Administrative Agent (including attorneys’ fees and expenses) in connection with the Loan Documents reimbursable pursuant to their terms to the Collateral Agent or the Administrative Agent, as applicable, to reimburse the Collateral Agent and the Administrative Agent, as applicable, for such fees and expenses;
second, with respect to each Payment Date and each Post-Acceleration Distribution Date, an amount equal to any amounts owed in respect of indemnification payments to which the Collateral Agent or the Administrative Agent are entitled under the Loan Documents to indemnify the Collateral Agent and the Administrative Agent for any such amounts;
third, with respect to each Payment Date and each Post-Acceleration Distribution Date, ratably, to the Administrative Agent for payment to each Lender, an amount equal to all fees and indemnities owed to any Lender by the Borrower pursuant to Article III and losses, costs and expenses referred to in Section 2.03(b) and other amounts, other than principal of or interest on the Loans;

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fourth, with respect to each Payment Date, each Net Cash Proceeds Distribution Date and each Post-Acceleration Distribution Date, ratably, to the Administrative Agent for payment to the Lenders (in accordance with the respective amount of interest then due and payable to each), an amount equal to the accrued and unpaid interest on the Loans due and payable on such Payment Date, such Net Cash Proceeds Distribution Date or such Post-Acceleration Distribution Date, as applicable;
fifth, (a) with respect to each Net Cash Proceeds Distribution Date, to the Administrative Agent for payment to the Lenders ratably (in accordance with the respective amount of principal then due and payable to each) the payment of an amount equal to the sum of the Loans Allocable to each of the Portfolio Railcars that are the subject of the Asset Disposition(s) related to the Net Cash Proceeds to be distributed on such Net Cash Proceeds Distribution Date and (b) with respect to each Post-Acceleration Distribution Date, to the Administrative Agent for the Lenders, ratably, the payment of an amount equal to the Loans then outstanding and held by each Lender;
sixth, with respect to each Payment Date, the Cash Collateral Reserve Account, an amount equal to the Cash Collateral Top-Up Amount; and
seventh, with respect to each Payment Date and each Net Cash Proceeds Distribution Date, the balance, if any, remaining thereafter, to the holder of the Equity Interests of the Borrower.
SECTION 2.08.    Adjustment of Commitments.
The Borrower may from time to time permanently reduce or terminate the Commitments in whole or in part without penalty or premium (in minimum amounts of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Commitment)) upon three (3) Business Days’ prior written or telecopy notice to the Administrative Agent, which notice shall be irrevocable once delivered to the Administrative Agent; provided that, if such reduction is in part, after giving effect to such reduction the Commitments shall not be less than $100,000,000. The Administrative Agent shall promptly notify each affected Lender of the receipt by the Administrative Agent of any notice from the Borrower pursuant to this Section 2.08(a). Any partial reduction of the Commitment pursuant to this Section 2.08(a) shall be applied to the Commitments of the Lenders pro rata based upon their respective Commitment Percentages.
SECTION 2.09.    Commitment Fees.
The Borrower shall pay to the Administrative Agent (or at the direction of the Administrative Agent) for the account of each Lender a fee (the “Commitment Fee”) on such Lender’s daily average Available Commitment for the period beginning on each Payment Date and ending on the immediately succeeding Payment Date, computed at a per annum rate for each day at a rate equal to 50 basis points (calculated on the basis of a year of 360 days and actual

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days elapsed). The Commitment Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on each Payment Date on or prior to the Termination Date.
SECTION 2.10.    Pro Rata Treatment. Except to the extent otherwise provided herein (including as set forth in Sections 2.08(b), 3.01, 3.02, 3.03, 3.04, 3.05, 10.04 and 10.06), each Loan, each payment or prepayment of principal of or interest on any Loan, each payment of fees, each reduction or increase of the Commitments, shall be allocated pro rata among the relevant Lenders in accordance with the respective Commitment Percentages of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans of such Lenders); provided that, in the event any amount paid to any Lender pursuant to this Section 2.10 is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Corporate Base Rate plus two percent (2.00%) per annum.
SECTION 2.11.    Sharing of Payments. The Lenders agree among themselves that, except to the extent otherwise provided herein (including as set forth in Sections 2.08(b), 3.01, 3.02, 3.03, 3.04, 3.05, 10.04 and 10.06), if any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Agreement through the exercise of a right of setoff, banker’s lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker’s lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker’s lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 2.11 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 2.11 to share in the benefits of any recovery on such secured claim.

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SECTION 2.12.    Payments; Computations; Proceeds of Collateral, Etc.
(a)    Payments by the Borrower. Unless otherwise expressly provided in a Loan Document, all payments by the Borrower to the Protected Parties pursuant to each Loan Document shall be made by the Borrower (or by its designee) to the Administrative Agent for the pro rata account of the Protected Parties entitled to receive such payment or, at the direction of the Administrative Agent, directly to such Protected Parties. All payments shall be made without setoff, deduction (except for Taxes which are expressly addressed in Section 3.01) or counterclaim not later than 11:00 A.M. New York City time on the date due in Dollars in same day or immediately available funds to such account or accounts (if payment is to be made directly to the Protected Parties) as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent or a Protected Party, as the case may be, on the next succeeding Business Day. In the event that a payment is made to Administrative Agent for the pro rata account of the Protected Parties entitled to such payment, the Administrative Agent shall promptly remit in same day funds to each Protected Party its share, if any, of such payments received by the Administrative Agent for the account of such Protected Party. Whenever any payment is to be made hereunder or under any Loan, or whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, such payment shall be made, and the last day of such Interest Period shall occur, on the Business Day immediately preceding such day, and interest at the Applicable Rate shall accrue on such amount from the original due date to such next Business Day; provided that with respect to any payments to be made on a Payment Date, such Payment Date shall occur on the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Payment Date shall occur on the next preceding Business Day.
(b)    Distributions by the Administrative Agent. Each such distribution by the Administrative Agent to such Protected Party shall be made in accordance with Section 2.07 or Section 2.12(a), as applicable. Upon the request of any Protected Party, the Administrative Agent in its sole discretion may cause to be distributed to such Protected Party on such due date a corresponding amount with respect to the amount then due such Protected Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent and the Administrative Agent shall have so caused to be distributed to such Protected Party a corresponding amount with respect to the amount then due such Protected Party, such Protected Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Protected Party together with interest thereon, for each day from the date such amount is distributed to such Protected Party until the date such Protected Party repays such amount, at the Federal Funds Rate for the first three Business Days after demand by the Administrative Agent and at the Applicable Rate thereafter until the date such Protected Party repays such amount to the Administrative Agent.
(c)    Computations. All computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days, except that interest computed by reference to the Corporate Base Rate shall be computed on the basis of a year

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of 365 days (or 366 days in a leap year). Interest shall accrue from and include the date of borrowing but exclude the date of payment.
ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY
SECTION 3.01.    Taxes.
(a)    Payments Net of Certain Taxes. Unless required by Applicable Law, any and all payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any and all present or future Taxes. If the Borrower shall be required by law to deduct or withhold any Indemnified Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Administrative Agent, the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.01), such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions or withholdings been required. The Borrower shall pay the full amount of any Taxes deducted or withheld from any payment to a Lender or the Administrative Agent to the relevant Governmental Authority or taxation authority in accordance with Applicable Law and furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof to the extent one is so provided by the applicable Governmental Authority, provided however, if the Governmental Authority does not provide such a receipt, the Borrower shall furnish the Administrative Agent with a certified statement or other form of substantiation from an officer of the Borrower evidencing the payment of such Tax.
(b)    Additional Taxes. Without duplication of any additional amounts paid pursuant to Section 3.01(a), the Borrower agrees to indemnify each Lender and the Administrative Agent, within 10 days after demand therefor, for the full amount of Indemnified Taxes and Other Taxes (and for all Indemnified Taxes payable by the Lender and the Administrative Agent as a result of the receipt or accrual of the indemnity payable pursuant to this Section 3.01) paid by such Lender or the Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(c)    Indemnification by the Lenders. Each Lender shall indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender, (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or

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with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (c).
(d)    Treatment of Certain Refunds. If any Lender or the Administrative Agent determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay over such refund to the Borrower, net of all taxes payable by such Lender and the Administrative Agent as a result of the receipt or accrual of such refund and all out-of-pocket expenses of such Lender and the Administrative Agent incurred as a result of obtaining such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such amount); provided that, in no event will the Lender or the Administrative Agent be required to pay any amount to an indemnifying party pursuant to this paragraph (d) the payment of which would place the Lender or the Administrative Agent in a less favorable net after-Tax position than the Lender or the Administrative Agent would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld, or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid, and provided further that the Borrower, upon the request of such Lender or the Administrative Agent, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender and the Administrative Agent in the event such Lender and the Administrative Agent is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Lender or the Administrative Agent to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(e)    Tax Forms and Certificates.
(i)    Each Lender and the Administrative Agent shall deliver to the Borrower and the Administrative Agent (or in the case of a participant, to the Lender from which the related participation shall have been purchased), on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages thereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter upon the written request of the Borrower (or the applicable Lender, in the case of a participation), true, properly complete and executed documentation reasonably requested by the Borrower or the Administrative Agent (or the applicable Lender, in the case of a participation) as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent

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as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding sentences, the completion, execution and submission of such documentation shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense.
(ii)    In furtherance of the foregoing, at the times described in the first sentence of this section (i), each Lender and the Administrative Agent:
(a)    that is a “United States Person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent (or in the case of a participant, to the Lender from which the related participation shall have been purchased) two copies of U.S. Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal withholding tax; or;
(b)    that is not a “United States Person” as defined in Section 7701(a)(30) of the Code (a “Foreign Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a participant, to the Lender from which the related participation shall have been purchased):
(1)    two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party and such other documentation as required under the Code,
(2)    two properly completed and duly signed copies of Internal Revenue Service Form W-8ECI (or any successor forms),
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x), a certificate showing such Foreign Lender is not (i) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (ii) a “10 percent shareholder” of any Borrower within the meaning of section 881(c)(3)(B) of the Code, or (iii) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “United States Tax Compliance Certificate”) and (y) two properly completed and duly signed copies of the applicable Internal Revenue Service Form W-8 (or any successor forms), or
(4)    to the extent a Foreign Lender is not the beneficial owner (for example, where the Lender is a partnership, or is a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by a Form W-8ECI, W-8BEN, United States Tax Compliance Certificate, Form W-9, Form W 8IMY (or other successor forms) or any other required information from each beneficial owner that would be required under this Section 3.01(e)(i) if such beneficial owner were a Lender, as applicable (provided that, if the Lender is a

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partnership (and not a participating Lender) and one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such beneficial owner(s)).
If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this subsection, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(f)    Mitigation. If the Borrower is required to pay additional amounts to or for the account of or indemnify any Lender or the Administrative Agent pursuant to this Section 3.01, then such Lender or the Administrative Agent will agree to use reasonable efforts to eliminate or reduce any such additional payment which may thereafter accrue (including by changing the Lender’s applicable lending office or assigning the Lender’s interest to another Affiliate or branch of the Lender) if such change, in the judgment of such Lender or the Administrative Agent, is not otherwise economically or legally disadvantageous to such Lender.
(g)    Tax Receipts. Within thirty days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing such payment (to the extent one is so provided).
(h)    Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in subsections (a) through (g) above shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitment and the repayment, satisfaction or discharge of any instrument delivered hereunder.
SECTION 3.02.    Illegality.
If, on or after the date of this Agreement, the adoption of any Applicable Law, or any change in any Applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender to make, maintain or fund any of its Loans at a rate based upon the Adjusted Eurodollar Rate (such event being hereinafter referred to as an

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“Illegality Event”) and Lenders whose aggregate Credit Exposure constitutes more than 30% of the Credit Exposure of all Lenders shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lenders whose aggregate Credit Exposure constitutes more than 30% of the Credit Exposure of all Lenders notify the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, interest on the Loans of such Lenders shall accrue and be payable at the Corporate Base Rate; provided that any Lender affected by an Illegality Event, regardless of the percent of Credit Exposure of such Lender, may assign its Loans to an Affiliate that is an Eligible Assignee if such assignment would avoid an Illegality Event with respect to such Lender. If an Illegality Event does not affect all Lenders, the Administrative Agent shall make a good faith effort to cause the Lenders that are not affected by such Illegality Event to purchase the Loans held by the affected Lenders. The foregoing shall not delay or otherwise affect the Borrower’s obligation to pay interest at the Corporate Base Rate as provided in this paragraph.
SECTION 3.03.    Increased Costs and Reduced Return.
(a)    If, on or after the date hereof, a Change in Law:
(i)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of a Lender which is not otherwise included in the determination of the Adjusted Eurodollar Rate hereunder; or
(ii)    shall impose on a Lender any other condition;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender and the Administrative Agent hereunder (whether of principal, interest or any other amount), then, upon request of such Lender, the Borrower will pay to such Lender and the Administrative Agent such additional amount or amounts as will compensate such Lender and the Administrative Agent for such additional costs incurred or reduction suffered.
(b)    If any Lender shall have determined that a Change in Law regarding capital adequacy, or compliance by such Lender and the Administrative Agent, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s (or parent corporation’s) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such Change in Law, then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender in accordance with Section 2.12(a), such additional amount or amounts as will compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction.

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(c)    A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in subsection (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be prima facie evidence of the facts set forth therein absent manifest error. The Borrower shall pay each Lender and the Administrative Agent the amount shown as due on any such certificate delivered by it on the next succeeding Payment Date in accordance with Section 2.12(a).
(d)    Failure on the part of any Lender so to notify the Borrower or to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender’s right to demand compensation with respect to such period or any other period; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 3.04.    Funding Losses.
The Borrower shall indemnify each Lender against any loss or reasonable expense (but excluding in any event loss of anticipated profit) which such Protected Party effectively sustains or incur as a consequence of (i) any failure by the Borrower to fulfill on the date of any Loan hereunder the applicable conditions set forth in Article IV, so long as any such failure is not solely due to the failure of the Administrative Agent or any Lender to comply with its obligations hereunder in all material respects, (ii) any failure by the Borrower to borrow any Loan hereunder after notice of such Loan, or refinancing has been given pursuant to Section 2.02, so long as any such failure is not solely due to the failure of the Administrative Agent or any Lender to comply with its obligations hereunder in all material respects, (iii) any payment or prepayment of a Loan, whether voluntary or involuntary, pursuant to any other provision of this Agreement or otherwise made on a date other than a Payment Date, so long as any such payment, prepayment or conversion is not solely due to the failure of the Administrative Agent or any Lender to comply with its obligations hereunder in all material respects or (iv) the failure to prepay Loans after providing a notice of prepayment (each such loss or expense, a “Funding Loss”). Such Funding Losses shall be determined by each Lender in its sole discretion and shall include an amount equal to the excess, if any, as reasonably determined by such Protected Party, of (i) its cost of obtaining the funds for the Loan being paid, prepaid or not borrowed (based on One Month LIBOR), for the period from the date of such payment, prepayment or failure to borrow to the last day of the then applicable Interest Period (or, in the case of a failure to borrow, the Interest Period for such Loan which would have been applicable to such Loan on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed or continued for such period or Interest Period, as the case may be. For the avoidance of doubt, any amounts payable under this Section 3.04 shall be calculated on the basis of the Lender obtaining funds for its Loans based on borrowing for a one-month period. A certificate of any Protected

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Party setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be prima facie evidence of the facts set forth therein absent manifest error.
SECTION 3.05.    Market Disruption.
(a)    If a Market Disruption Event (as defined in subsection (b) of this Section 3.05) exists with respect to any Loan, then the portion of such Loan held by each Lender for such Interest Period shall bear interest on the outstanding principal amount thereof, for each day (excluding the last day) during each Interest Period applicable thereto, at a rate per annum (in lieu of the Applicable Rate with respect to such Loan prior to giving effect to such Market Disruption Event) equal to the sum of:
(i)    the Facility Margin; plus
(ii)    the cost of funds of such Lender(s) for such Interest Period (the “Market Disruption Cost of Funds”).
(b)    For purposes of this Section 3.05, “Market Disruption Event” means, with respect to any Interest Period (i) the Administrative Agent reasonably determines (which determination shall be binding and conclusive on all parties) in good faith that, by reason of circumstances affecting the One Month LIBOR market, adequate and reasonable means do not exist for ascertaining One Month LIBOR for such period, or (ii) the Required Lenders advise the Administrative Agent that the cost of obtaining matching deposits in the relevant interbank market for such period would exceed the One Month LIBOR rate for such interest period other than reasons relating to the creditworthiness or financial condition of such Lenders.
(c)    Each affected Lender shall provide a certificate from an authorized officer of such Lender having financial responsibilities to the Administrative Agent of its Market Disruption Cost of Funds for each Interest Period with respect to which interest is computed in accordance with Section 3.05(a) shall apply. Such certificate shall be conclusive and shall constitute a certification by such Lender that the interest rate so provided is an accurate and fair calculation of its funding costs for such period, which assessment has been made on a fair and non-discriminatory basis relative to similarly situated borrowers.
(d)    Each Market Disruption Event shall be deemed to be in existence only for the Interest Period in respect of which the notice to the Borrower provided for above was given, and shall be deemed to cease to occur for any subsequent Interest Period unless the Administrative Agent or affected Lenders (as applicable) make the determination that a Market Disruption Event exists for such subsequent Interest Period, in which case the applicable procedures described above shall be followed again for such subsequent Interest Period, including the notice by the Administrative Agent to the Borrower and delivery of the officer’s certificate described above. There cannot be more than one Market Disruption Event applicable for any Interest Period.
(e)    The Borrower shall have the right to require the Administrative Agent and each affected Lender to consult with the Borrower in good faith for a period of not less than 30

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Business Days with a view to agreeing a substitute basis for determining the rate of interest for the relevant Interest Period (which substitute basis may include alternative currencies, interest periods and/or alternative rates of interest, without limitation).
Each Lender shall refund any excess amount received from the Borrower as a result of the Market Disruption Cost of Funds to the extent such amount was received by such Lender in respect of an Interest Period in which the Market Disruption Cost of Funds was not applicable.
SECTION 3.06.    Mitigation and Matters Applicable to All Requests for Compensation. The Administrative Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of demonstrable error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.
ARTICLE IV

CONDITIONS
SECTION 4.01.    Conditions to Facility Closing.
The obligation of each Lender to enter into the Loan Documents is subject to the satisfaction of the following conditions:
(a)    Executed Loan Documents. Receipt by the Administrative Agent of duly executed copies of: (i) this Agreement; (ii) the Notes (if requested under Section 2.04(c)); (iii) the Collateral Documents; (iv) the Independent Appraisal and (v) all other Loan Documents (including the TSA).
(b)    Organization Documents. After giving effect to the transactions contemplated by the Loan Documents, the capital, organizational and legal structure of the Borrower shall be as set forth on Schedule 4.01, and the Administrative Agent shall have received: (i) a copy of the Organization Documents of each Obligor, certified as of a recent date by the Secretary of State of its respective state of organization, and a certificate as to the good standing of each Obligor from such Secretary of State, as of a recent date; (ii) a certificate of the Secretary or Assistant Secretary of each Obligor dated the Closing Date and certifying (A) that the certificate or articles of incorporation or other Organization Documents, as applicable, of such Obligor as applicable, have not been amended since the date of the last amendment thereto shown on the related certificate furnished pursuant to clause (i) above; (B) that attached thereto is a true and complete copy of the agreement of limited partnership, operating agreement or by-laws of such Obligor, as applicable, as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (C) below, (C) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or other governing body of such Obligor, as applicable, authorizing the execution, delivery and performance of the Loan Documents to which it is to be a party and, in the case of each Obligor, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and

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(D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith or therewith on behalf of such Obligor; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.
(c)    Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower, substantially in the form of Exhibit G hereto.
(d)    Opinions of Counsel. On the Closing Date, the Administrative Agent shall have received an opinion of Kirkland & Ellis LLP, counsel to the Borrower, PBF Holdings, PBF Transportation Company LLC and the TSA Guarantors, addressed to the Administrative Agent, the Collateral Agent and each Lender, dated the Closing Date, substantially in the form of Exhibit D-1 hereto;
(e)    Perfection of Security Interests; Search Reports. On or prior to the Closing Date, the Administrative Agent and the Collateral Agent shall have received:
(i)    appropriate financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local law) fully executed for filing under the Uniform Commercial Code or other applicable local law of each jurisdiction in which the filing of a financing statement or giving of notice may be required, to perfect the security interests intended to be created by the Collateral Documents;
(ii)    copies of reports from CSC The United States Corporation Company or other independent search service reasonably satisfactory to the Administrative Agent listing all effective financing statements that name each Grantor, as such (under its present name and any previous name used within the last five (5) years and, if requested by the Administrative Agent, under any trade names), as debtor or seller that are filed in the jurisdictions wherein such filing would be effective to perfect a Lien in the Collateral or any portion thereof, together with copies of such financing statements (none of which shall cover the Collateral except, with respect to the Borrower only, to the extent evidencing Permitted Liens or for which the Administrative Agent and the Collateral Agent shall have received termination statements (Form UCC-3 or such other termination statements as shall be required by local law) fully executed for filing); and
(iii)    evidence of the completion of all other filings and recordings of or with respect to the Collateral Documents, including, without limitation, all filings and recordings specified in Schedule 3.02 to the Security Agreement, and of all other actions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interests intended to be created by the Collateral Documents (or, as applicable, authorization from the applicable Grantors to make each such registration, recordation or filing or take such action and confirmation that such registration, recordation, filing or action shall be made or taken on the Closing Date).

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(f)    TSA. The Administrative Agent shall have received the duly executed TSA and each duly executed TSA Guaranty.
(g)    Consents and Approvals. On the Closing Date, all necessary governmental (domestic or foreign), regulatory and third party consents, authorizations and approvals in connection with the transactions contemplated by the Loan Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect.
(h)    Material Adverse Change. Since December 31, 2013, other than events occurring on or after December 31, 2013 that are disclosed by PBF Holdings or its Subsidiaries in a Form 10-K, Form 10-Q and/or Form 8-K, in each case filed with the Securities and Exchange Commission prior to the Closing Date, and solely to the extent disclosed, there shall not have occurred any material adverse change in the business, financial condition or operations of PBF Holdings and its Subsidiaries, taken as a whole.
(i)    Litigation; Judgments. There shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the transactions contemplated by the Loan Documents.
(j)    Payment of Fees. All costs, fees and expenses due and payable to the Administrative Agent, the Collateral Agent and the Lenders on or before the Closing Date on account of the Loan Documents shall have been paid, in each case to the extent invoiced at least two Business Days prior to the Closing Date to the Borrower in writing.
(k)    Counsel Fees. The Administrative Agent shall have received full payment of the fees and expenses of Milbank, Tweed, Hadley & McCloy LLP and Thompson Hine LLP described in Section 10.04 which are billed through the Closing Date to the extent invoiced at least two Business Days prior to the Closing Date.
(l)    Know Your Customer. The Lenders, the Administrative Agent and the Collateral Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act.
(m)    Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Borrower evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Collateral Agent as sole lender loss payee on behalf of the Lenders and/or as additional insured, as the case may be, substantially consistent with the terms and conditions of the certificates of insurance attached as Schedule B to the TSA.
SECTION 4.02.    Conditions to Each Funding Date.
The obligation of any Lender to make a Loan on the occasion of any Loan is subject to the satisfaction of the following conditions:

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(a)    Notice of Borrowing. The Borrower shall have delivered to the Administrative Agent an appropriate Notice of Borrowing, duly executed and completed, by the time specified in Section 2.02.
(b)    Representations and Warranties. The representations and warranties made by each Obligor in any Loan Document to which it is a party are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date.
(c)    No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto.
(d)    Bill of Sale; Etc. Receipt by the Administrative Agent (or its custodian, as directed by the Administrative Agent) of (i) the Bill of Sale with respect to each relevant Eligible Railcar and (ii) each executed Security Agreement Supplement and Grantor Supplement and/or Collateral Supplement (as defined in the Security Agreement) (as applicable) and each other document, instrument or other item required to be entered into and/or delivered by a Grantor pursuant to the Security Agreement relating to the perfection of the security interests of the Collateral Agent in the Eligible Railcars that are becoming Portfolio Railcars on such Funding Date, and any related Equity Interests and other related Collateral.
(e)    Recordations and Filings. The Administrative Agent shall have received evidence satisfactory to it in its reasonable discretion from special STB counsel to the Borrower and from special Canadian counsel to the Borrower, that no Liens exist on the applicable Eligible Railcars to be acquired by the Borrower on the applicable Funding Date which would have priority over the Liens granted to the Collateral Agent on such Funding Date and an opinion addressed to the Administrative Agent, the Collateral Agent and each Lender, dated the applicable Funding Date, substantially in the form of Exhibits D-2 and D-3 hereto, respectively, and covering such additional matters incident to the transactions contemplated hereby as the Administrative Agent or Collateral Agent may reasonably request.
(f)    Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Funding Date and signed by a Responsible Officer of the Borrower, substantially in the form of Exhibit G attached hereto.
(g)    TSA.
(i)    On or prior to the Funding Date, the Administrative Agent and the Collateral Agent shall have received a duly executed counterpart of any agreement required to establish a perfected first priority Lien in favor of the Collateral Agent for the benefit of the Lenders relating to use of each Eligible Railcar being funded on the Funding Date by a TSA Party under the TSA, satisfactory in form and substance to the Administrative Agent, and evidence from the official records of the STB and the Registrar General of Canada (or a legal opinion in form and substance reasonably acceptable to the Collateral Agent) that such agreement (or a memorandum thereof) has been registered, recorded or filed for recordation in accordance with Applicable Law (or

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authorization to make such registration, recordation or filing from the applicable Grantors and confirmation that such evidence or opinion shall be received on the Funding Date).
(ii)    On or prior to the Funding Date, the Borrower shall amend, or shall cause to be amended, Exhibit A to the TSA to include the Eligible Railcars to be added to the Portfolio on such Funding Date as Units (as defined in the TSA) and as part of the Equipment (as defined in the TSA), in each case, as of such Funding Date.
(h)    Account Control Agreements. On or prior to the earlier to occur of the initial Funding Date and the date that is 30 days after the Closing Date, the execution and delivery by the Borrower Account Bank of an effective securities account control agreement with respect to the Borrower Equity Account that specifies that the Borrower Account Bank shall not be required to follow any instruction of the Borrower in respect of the Borrower Equity Account upon the occurrence and during the continuance of an Event of Default and in form and substance reasonably satisfactory to the Administrative Agent.
ARTICLE V

REPRESENTATIONS AND WARRANTIES
In order to induce the Administrative Agent, Collateral Agent and each Lender to enter into this Agreement and to make each Loan to be made thereby, the Borrower represents and warrants to each of the Administrative Agent, the Collateral Agent and each Lender, on the Closing Date and each Funding Date, as follows:
SECTION 5.01.    Organization and Good Standing.
The Borrower (a) is duly formed, validly existing and in good standing under the laws of Delaware, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.
SECTION 5.02.    Power; Authorization; Enforceable Obligations.
The Borrower has the limited liability power and authority, and the legal right to execute, deliver and perform the Loan Documents to which it is a party and to obtain extensions of credit hereunder, and has taken all necessary corporate or other action to authorize the borrowings and other actions on the terms and conditions of this Agreement and to authorize the execution, delivery and performance by it of the Loan Documents to which it is a party. No consent, approval, licenses, validation or authorization of, filing, recording or registration with, notice to, exemption by or other similar act by or in respect of, any Governmental Authority or any other Person (including, without limitation, any equityholder, certificate holder or creditor of the

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Borrower) is required to be obtained or made by or on behalf of the Borrower in connection with the borrowings or other extensions of credit hereunder, the execution, delivery, performance, validity or enforceability by or against it of the Loan Documents or the exercise of the rights and remedies of the Administrative Agent, the Collateral Agent or any other Protected Party pursuant to this Agreement or any other Loan Document, except for (i) consents, authorizations, notices and filings disclosed in Schedule 5.02, all of which have been obtained or made, (ii) filings to perfect and maintain the perfection of the Liens created by the Collateral Documents, (iii) consents, authorizations, notices and filings in connection with the disposal of Collateral required by laws affecting the offering and sale of securities and (iv) consents, authorizations, notices and filings that failure to obtain or perform which would not reasonably be expected to result in a Material Adverse Effect. This Agreement has been, and each other Loan Document to which the Borrower is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document to which the Borrower is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles of general applicability (regardless of whether enforcement is sought by proceedings in equity or at law).
SECTION 5.03.    No Conflicts.
Neither the execution and delivery by the Borrower of the Loan Documents to which it is a party, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by the Borrower, nor the exercise of remedies by the Administrative Agent, the Collateral Agent or the Lenders under the Loan Documents, will (i) violate or conflict with any provision of the Organization Documents of the Borrower, (ii) violate, contravene or conflict with any Applicable Law (including Regulation U or Regulation X), (iii) violate, contravene or conflict with any Contractual Obligation to which the Borrower is a party or by which the Borrower or its assets may be bound, or (iv) result in or require the creation of any Lien (other than the Lien of the Collateral Documents) upon or with respect to the properties of the Borrower, except in the case of clauses (ii), (iii) and (iv), for any such contraventions, conflicts, violations or creations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
SECTION 5.04.    No Default.
The Borrower is not in default in any respect under any Contractual Obligation to which it is a party or by which it or any of its properties is bound, in each case which default has had or could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
SECTION 5.05.    Financial Condition.
(a)    Audited Financial Statements. The consolidated balance sheet of PBF Holdings and its consolidated Subsidiaries as of December 31, 2011 through December 31, 2013 and the

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related consolidated statements of operations and cash flows for each fiscal year then ended, reported on by PBF Holdings’ independent auditors, copies of which have been made publicly available on the Securities and Exchange Commission website, to the knowledge of the Borrower after due inquiry, fairly present in all material respects, in conformity with GAAP, the consolidated financial position of PBF Holdings and its consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.
(b)    Post-Closing Financial Statements. The financial statements to be delivered to the Lenders pursuant to Section 6.01 (a) and (b), (i) will be prepared in accordance with GAAP (except as may otherwise be permitted under Section 6.01(a) and (b)) and (ii) will present fairly (on the basis disclosed in the footnotes to such financial statements, if any) in all material respects the consolidated financial condition, results of operations and cash flows of the Borrower and PBF Holdings and its Subsidiaries, as applicable, as of the respective dates thereof and for the respective periods covered thereby.
SECTION 5.06.    No Material Change.
Since December 31, 2013, other than events occurring on or after December 31, 2013 that are disclosed by PBF Holdings or its Subsidiaries in a Form 10-K, Form 10-Q and/or Form 8-K, in each case filed with the Securities and Exchange Commission prior to the Closing Date, and solely to the extent disclosed, there shall not have occurred any material adverse change in the business, financial condition or operations of PBF Holdings and its Subsidiaries, taken as a whole.
SECTION 5.07.    Title to Properties.
On the Closing Date and during the term of this Agreement, the Borrower shall be the sole legal and beneficial owner of and shall have good and marketable title to each Portfolio Railcar owned by it and all of its other material properties and assets, except, in the case of assets other than Portfolio Railcars, for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or otherwise would not result, either individually or in the aggregate, in a Material Adverse Effect. All such Portfolio Railcars and other material properties and assets are and will be free and clear of Liens other than Permitted Liens.
SECTION 5.08.    Litigation.
There are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings pending or, to the knowledge of the Borrower, threatened in writing against the Borrower that (i) involve any Loan Document or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
SECTION 5.09.    Taxes.
The Borrower has filed, or caused to be filed, (or has had filed on its behalf) all Tax returns required to be filed by or with respect to it (including federal, state, local and foreign Tax

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returns) the failure of which to be filed could reasonably be expected to result in a Material Adverse Effect and paid Taxes (including mortgage recording taxes, documentary stamp taxes and intangible taxes) owing by it, in each case except for such Taxes (A) which are not yet delinquent, (B) that are being contested in good faith and by proper proceedings diligently pursued, and against which adequate reserves are being maintained in accordance with GAAP or (C) which could not, individually or in the aggregate, result in a Material Adverse Effect. The Borrower does not know of any pending investigation of the Borrower (or combined or affiliated group) by any taxing authority that would result in material Tax assessments against the Borrower or its assets.
SECTION 5.10.    Compliance with Law.
The Borrower is in compliance with all requirements of Applicable Law (including Environmental Laws) applicable to it or to its properties, except where such failures to comply could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Neither the Borrower nor any of its material properties or assets is subject to or in default with respect to any judgment, writ, injunction, decree or order of any court or other Governmental Authority, except where such defaults could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Borrower has not received any written communication from any Governmental Authority that alleges that any of them is not in compliance in any material respect with any Applicable Law, except for allegations that have been satisfactorily resolved and are no longer outstanding.
SECTION 5.11.    ERISA.
Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (i) each Obligor and its ERISA Affiliates is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder; (ii) no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in any liability of any Obligor or the imposition of a Lien on any of the property of any Obligor; (iii) the present value of all accumulated benefit obligations (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) of each Pension Plan did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the property of such Pension Plan; (iv) using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, no Obligor would have liability to any Multiemployer Plan in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of such Multiemployer Plan.
SECTION 5.12.    Governmental Regulations, Etc.
(a) The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock” within the meaning of Regulation U. No proceeds of the Loans will be used, directly, or indirectly, for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U.

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None of the transactions contemplated by this Agreement (including the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Regulation T, U or X.
(b)    The Borrower is not (i) an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, (ii) controlled by such a company, or (iii) a “holding company”, a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.
SECTION 5.13.    Purpose of Loans.
The proceeds of the Loans made on each Funding Date will be used solely to fund (in whole or in part) the acquisition of Eligible Railcars that are added to the Portfolio on such Funding Date, to pay fees and expenses incurred in connection therewith and to pay fees, costs and expenses incurred in connection with the negotiation, documentation and consummation of the transaction contemplated by this Agreement and the other Loan Documents.
SECTION 5.14.    Special Purpose Status.
The Borrower has not engaged in any activities since its organization (other than those incidental to its organization, the transactions contemplated by the Loan Documents and other appropriate steps and arrangements for the payment of fees to, and director’s and officer’s insurance for, its directors and officers, the execution of the Loan Documents to which it is a party and the activities referred to in or contemplated by the Loan Documents).
SECTION 5.15.    Environmental Matters.
The Borrower is in compliance in all respects with all applicable Environmental Laws, except where the failure to comply could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Borrower has not received written notice of any actual or claimed or asserted failure so to comply with Environmental Laws which alone, or together with any other such liability or notices which have been previously or concurrently received, could reasonably be expected to result in a Material Adverse Effect, other than in connection with failures which have been corrected. No hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in any Environmental Laws, are managed on any property of the Borrower in violation of any Environmental Law or any other Applicable Law, except as could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.16.    Intellectual Property.
Each Obligor owns, or is licensed to use, all trademarks, trade names, service marks, copyrights, technology, trade secrets, proprietary information, know-how and processes necessary for the conduct of its business as currently conducted, except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. To the best knowledge of the Borrower, no slogan or other

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advertising devise, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower infringes upon any rights held by any other Person except for such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or overtly threatened, and no patent, invention, device, application, statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.
SECTION 5.17.    Solvency.
The Borrower is on the Closing Date and, immediately following the making of each Loan and giving effect to the application of the proceeds of such Loan, will be, Solvent.
SECTION 5.18.    Disclosure.
No statement, information, report, representation, or warranty made by the Borrower in any Loan Document or furnished to the Administrative Agent or any Lender by or on behalf of the Borrower in connection with any Loan Document (considered together with all other such information so furnished) contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect.
SECTION 5.19.    Security Documents.
(a)    The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Protected Parties, a legal, valid and enforceable (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law) security interest in the Collateral and, when the filings, recordations or other actions described in Section 3.02 of the Security Agreement shall have been completed, the Liens created by the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Collateral, in each case to the extent provided in such Section 3.02.
(b)    The Collateral Agent, for the ratable benefit of the Protected Parties, will at all times have the Liens provided for in the Collateral Documents and, subject to the filing by the Administrative Agent of continuation statements to the extent required by the Uniform Commercial Code, the Collateral Documents will at all times constitute valid and continuing liens of record and first priority perfected security interests in all the Collateral referred to therein, except as priority may be affected by Permitted Liens.
SECTION 5.20.    Ownership.
PBF Holdings has good, valid and marketable title to all outstanding common stock or beneficial interests of the Borrower or the direct parent of the Borrower, free and clear of all Liens of every kind, whether absolute, matured, contingent or otherwise (other than Liens and

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restrictions on transfers imposed by applicable securities laws and Permitted Liens described in clauses (iii) and (v) of the definition thereof). The Borrower has no Subsidiaries.
SECTION 5.21.    Employees.
The Borrower has no employees; provided that the managers shall not be deemed to be employees for the purposes of this Section 5.21.
SECTION 5.22.    PATRIOT Act; OFAC.
To the extent applicable, the Borrower is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
To the extent applicable, the Borrower is not in violation of any Sanctions and the Borrower (a) is not a Sanctioned Person, (b) has no assets located in Sanctioned Countries or (c) does not derive revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. The proceeds of any Loans will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country.
ARTICLE VI

AFFIRMATIVE COVENANTS
The Borrower agrees that so long as any Lender has any Commitment hereunder or any Credit Obligation or other amount payable hereunder or under any Note or other Loan Document remains unpaid (other than indemnities and contingent obligations):
SECTION 6.01.    Information.
The Borrower will furnish, or cause to be furnished, to the Administrative Agent (for distribution to each of the Lenders):
(a)    Annual Financial Statements.
(i)    As soon as available, and in any event within 120 days after the end of each fiscal year of the Borrower, an unaudited balance sheet and income statement of the Borrower, as of the end of such fiscal year, and the related statements of operations and retained earnings and cash flows for such fiscal year setting forth in comparative form figures for the preceding fiscal year, all such financial statements to be in reasonable form

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and detail and accompanied by a certificate of the Borrower to the effect that such financial statements have been prepared in accordance with GAAP and present fairly in all material respects the consolidated financial position and results of operations and cash flows of the Borrower in accordance with GAAP consistently applied.
(ii)    As soon as available, and in any event within 120 days after the end of each fiscal year of PBF Holdings, a consolidated balance sheet and income statement of PBF Holdings and its consolidated Subsidiaries, as of the end of such fiscal year, and the related consolidated statements of operations and retained earnings and cash flows for such fiscal year setting forth in comparative form figures for the preceding fiscal year, all such financial statements to be in reasonable form and detail and audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing reasonably satisfactory to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified or limited in any material respect) to the effect that such financial statements have been prepared in accordance with GAAP and present fairly in all material respects the consolidated financial position and results of operations and cash flows of PBF Holdings and its consolidated Subsidiaries in accordance with GAAP consistently applied (except for changes with which such accountants concur).
(b)    Quarterly Financial Statements.
(i)    As soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending June 30, 2014, of the Borrower, an unaudited balance sheet of the Borrower as of the end of such fiscal quarter, together with related unaudited statements of operations and retained earnings and cash flows for such fiscal quarter and the then elapsed portion of such fiscal year setting forth in comparative form figures for the corresponding periods of the preceding fiscal year, all such financial statements to be in form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of the Borrower, to the effect that such financial statements have been prepared in accordance with GAAP and present fairly in all material respects the financial position and results of operations and cash flows of the Borrower, in accordance with GAAP consistently applied, subject to changes resulting from normal year-end audit adjustments and the absence of footnotes required by GAAP.
(ii)    As soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 31, 2014, of PBF Holdings, an unaudited consolidated balance sheet of PBF Holdings and its consolidated Subsidiaries as of the end of such fiscal quarter, together with related unaudited consolidated statements of operations and retained earnings and cash flows for such fiscal quarter and the then elapsed portion of such fiscal year setting forth in comparative form figures for the corresponding periods of the preceding fiscal year, all such financial statements to be in form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of the chief

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financial officer or other officer performing similar duties of PBF Holdings, to the effect that such financial statements have been prepared in accordance with GAAP and present fairly in all material respects the consolidated financial position and results of operations and cash flows of PBF Holdings, in accordance with GAAP consistently applied, subject to changes resulting from normal year-end audit adjustments and the absence of footnotes required by GAAP.
(c)    Officer’s Certificate. At the time of delivery of the financial statements provided for in Sections 6.01(a) and 6.01(b) above, a certificate of a Responsible Officer of the Borrower substantially in the form of Exhibit G stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.
(d)    Notices Regarding Collateral. Promptly upon receipt from any Manufacturer, any insurance carrier or broker, including any TSA Party’s insurance carrier or broker, or any TSA Party, copies of any notice, communication, document or agreement related to any Portfolio Railcar or other Collateral if the effect of such notice, communication, document or agreement would materially adversely affect the interests of the Borrower or the Lenders. Promptly upon a Responsible Officer of the Borrower obtaining knowledge thereof, notice of Liens with respect to any Portfolio Railcar other than Permitted Liens.
(e)    Auditor’s Reports. Promptly upon receipt thereof, a copy of any other report or “management letter” submitted by independent accountants to the Borrower in connection with any annual, interim or special audit of the books of the Borrower (subject to any release letter or confidentiality letter required by such independent accountants).
(f)    Notices. Prompt notice of: (i) the occurrence of any Default or Event of Default and (ii) any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including: (A) any dispute, litigation, investigation or proceeding between the Borrower and any Governmental Authority which, if determined adversely to the Borrower, would reasonably likely result in a Material Adverse Effect; (B) any litigation, investigation or proceeding affecting the Borrower in which the amount involved exceeds $5,000,000 or in which injunctive relief or similar relief is sought, which relief, if reasonably expected to be granted, would, in each case, be reasonably expected to have a Material Adverse Effect; (C) the occurrence of any ERISA Event; and (D) any material change in accounting policies or financial reporting practice by the Borrower. Each notice pursuant to this Section 6.01(g) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.
(g)    Domestication in Other Jurisdiction. As soon as reasonably practicable after resolving to effect a change in the form or jurisdiction of organization of the Borrower, written notice of such intent, and in any event not less than ten (10) days prior to any change in the form or jurisdiction of organization of the Borrower, a copy of all documents and certificates intended to be filed or otherwise executed to effect such change.

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(h)    Other Information. With reasonable promptness upon request therefor, such other information regarding the business, properties or financial condition of any Obligor as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request.
Notwithstanding the foregoing, (i) the obligations in paragraph (a)(ii) and (b)(ii) of this Section 6.01 may be satisfied with respect to financial information of PBF Holdings and its Subsidiaries by furnishing PBF Holdings’ (or any direct or indirect parent thereof, as applicable) Form 10-K and Form 10-Q, as applicable, filed with the Securities and Exchange Commission and (ii) in no event shall stand-alone financial statements of any TSA Guarantor be required to be delivered.

SECTION 6.02.    Preservation of Existence and Franchises; Authorizations. Approvals and Recordations.
The Borrower will do all things reasonably necessary to preserve the legality, validity, binding effect or enforceability of this Agreement, the Notes or any other Loan Document, or permit the making of any payment or the transfer or remittance of any funds by the Borrower under this Agreement, the Notes or any other Loan Document. The Borrower will be qualified to do business in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.
SECTION 6.03.    Books and Records.
The Borrower will keep materially complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves) and shall keep materially complete and accurate books relating to the Collateral, including, but not limited to, the originals of all documentation with respect thereto, all credits granted thereon, all merchandise returned and all other dealings therewith, and the Borrower will make the same available to the Administrative Agent for inspection, at the Borrower’s own cost and expense, as provided in Section 6.10(a). Upon direction of the Administrative Agent, the Borrower shall stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests created by the Security Agreement. The Borrower will keep at all times books of record and account adequate to identify the Portfolio Railcars and to locate the Portfolio Railcars and, to the extent that the TSA Party is required to provide such information pursuant to the TSA, to disclose its use, maintenance, condition and the income generated to the Borrower through the use thereof, in which full, true and correct entries will be made.
SECTION 6.04.    Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws applicable to it or its properties, including all Environmental Laws, the Trading with the Enemy Act, as amended, and the PATRIOT Act, in each case except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

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SECTION 6.05.    Payment of Taxes and Other Debt.
The Borrower will pay and discharge (i) all material Taxes imposed upon it, or upon its income or profits, or upon any of its properties, when and as due, (ii) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien (other than a Permitted Lien) upon any of the Collateral and (iii) all of its other Debt as it shall become due; provided, however, that the Borrower shall not be required to pay any such Tax, claim or Debt (x) which is being contested or negotiated in good faith by appropriate proceedings diligently pursued and as to which adequate reserves have been established in accordance with GAAP or (y) if the failure to make any such payment could not reasonably be expected to have a Material Adverse Effect.
SECTION 6.06.    Insurance; Certain Proceeds.
(a)    The Borrower will at all times maintain in full force and effect “all-risk” physical damage insurance and comprehensive public liability insurance (covering bodily injury, death or property damage arising out of the use or operation of the Portfolio Railcars) in such amounts, covering such risk and liabilities and with such deductibles or self-insurance retentions as are required pursuant to the terms of the TSA, and in any event substantially consistent with the terms and conditions of the certificate of insurance attached as Schedule B to the TSA. On or prior to each anniversary of the Closing Date, upon 5 Business Days written request from the Administrative Agent, the Borrower will provide to the Administrative Agent a certificate or other evidence reasonably satisfactory to the Administrative Agent that such insurance coverage is in effect. Notwithstanding the generality of the foregoing, with respect to any Portfolio Railcar subject to the TSA, the Borrower agrees that it shall enforce the provisions of the TSA against the applicable TSA Party as to all required insurance pursuant to the terms thereof. Such insurance policy will name the Collateral Agent and the Administrative Agent as an additional named insured and the Collateral Agent as the lender loss payee (as the case may be) and require that the insurer give the Borrower and its designees at least thirty (30) days prior written notice of any altered, terminated or canceled terms of such policy. The Borrower assumes all liability and responsibility in connection with the Portfolio and other property and assets acquired by it and the liability of the Borrower to pay the Credit Obligations shall in no way be affected or diminished by reason of the fact that any such property may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Borrower.
(b)    Any cash receipts from a Casualty or Condemnation (whether by way of Casualty Proceeds or indemnity payments or otherwise) received by the Borrower or the Collateral Agent shall be deposited into the Collection Account.
(c)    The Borrower shall not operate any Portfolio Railcar or suffer any Portfolio Railcar to be operated in violation of any material provision of any insurance policy in effect with respect to such Portfolio Railcar or in any jurisdiction where all of the insurance required hereunder shall not remain in full force and effect.
(d)    In connection with the covenants set forth in this Section 6.06, it is understood and agreed that:

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(i)    none of the Collateral Agent, the Administrative Agent, the Lenders or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.06, it being understood that (A) the Borrower shall look solely to its insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Collateral Agent, the Administrative Agent, the Lenders or their agents or employees; provided, however, that if the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Borrower hereby agrees to waive its right of recovery, if any, against the Collateral Agent, the Administrative Agent, the Lenders and their agents and employees, to the extent permitted by law; and
(ii)    in the event that the Borrower shall fail to maintain insurance as herein provided, the Administrative Agent may at its option, upon prior written notice to the Borrower (provided the Borrower has not procured the necessary insurance in the interim and notified the Administrative Agent in reasonable detail of the procurement, coverage and term thereof), provide such insurance and, in such event, the Borrower shall, upon demand from time to time, reimburse the Administrative Agent for the cost thereof together with interest from the date of payment thereof, on the amount of the cost to the Administrative Agent of such insurance which the Borrower shall have failed to maintain. If after the Administrative Agent has provided such insurance, the Borrower then obtains such coverage which was replaced by the insurance provided by the Administrative Agent, and the Borrower provides the Administrative Agent with evidence of such coverage reasonably satisfactory to the Administrative Agent, the Administrative Agent shall cancel the insurance it has provided pursuant to the first sentence of this paragraph. In such event, the Borrower shall reimburse the Administrative Agent for all costs to the Administrative Agent of cancellation, including without limitation any short rate penalty, together with interest from the date of the Administrative Agent’s payment thereof. In addition, at any time the Administrative Agent (either directly or in the name of any Lenders) or any Lenders may at its own expense carry insurance with respect to its interest in the Eligible Railcars, provided that such insurance does not interfere with the Borrower’s ability to insure the Eligible Railcars as required under the Loan Documents or adversely affect the Borrower’s insurance or the cost thereof. Any insurance payments received from policies maintained by the Administrative Agent or any Lender pursuant to the previous sentence shall be retained by the Administrative Agent or such Lender, as the case may be, without reducing or otherwise affecting the Borrower’s obligations hereunder.
SECTION 6.07.    Operation, Use and Maintenance.
(a)    Operation and Use. The Borrower will and will require each TSA Party to (i) use the Portfolio Railcars in a careful and proper manner in accordance with industry standards, (ii) in all material respects comply with and conform to all material Applicable Laws relating to the Portfolio Railcars, and (iii) cause the Portfolio Railcars to be operated in all material respects in accordance with the manufacturer's or supplier's instructions or manuals. Without limitation to

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the generality of the foregoing, the Borrower will cause and will require each TSA Party to cause the Portfolio Railcars to be used and maintained in material compliance with all rules and recommendations of the A.A.R. and the FRA. The Borrower agrees that Portfolio Railcars are to be loaded properly in compliance with the load limit stenciled thereon. The Portfolio Railcars may not be located or used in any country other than the United States or Canada.
(b)    Maintenance. The Borrower will and will require each TSA Party to keep and maintain the Portfolio Railcars (i) in good repair, condition and working order in accordance with industry standards for railcars of similar age and vintage, (ii) in material compliance with all rules and recommendations of A.A.R., including the interchange rules as in effect from time to time, and FRA or other organization having jurisdiction over the Portfolio Railcars and, if mandated, modified so that it will qualify for unrestricted interchange in the United States and Canada and remain suitable for transporting hydrocarbons and (y) at least as well in all material respects as the Borrower would for other similar equipment owned or operated by it. The Borrower will require each TSA Party to furnish all parts, replacements, mechanism, devices and servicing required therefor so that the condition thereof will at all times be maintained and preserved in all material respects, reasonable wear and tear excepted. All repairs, parts, mechanisms, devices, replacements and modifications shall immediately, without further action, become the property of the Borrower and part of the Portfolio Railcars. In addition to (but without limitation of) the foregoing obligation of the Borrower, the Borrower will use reasonable commercial efforts to cause each applicable TSA Party to comply with the maintenance requirements set forth in the TSA.
(c)    Identification Numbers. The Borrower may change or permit to be changed the identifying number of any Portfolio Railcar in accordance with customary business practices at the time applied in a nondiscriminatory manner. Promptly upon request of the Administrative Agent or the Collateral Agent, the Borrower shall deliver to the Collateral Agent a list of the identifying numbers of all Portfolio Railcars that have been changed to the extent not previously disclosed by the Borrower and evidence of the filing, recording or depositing in such public offices where the Security Agreement (or memoranda or notices thereof) have been filed, recorded or deposited reflecting any changes in identifying numbers which have occurred within such period and prior thereto to the extent not previously disclosed by the Borrower as may be necessary to preserve and perfect the interest of the Collateral Agent and the Lenders in the Portfolio Railcars whose identifying numbers have changed.
(d)    Insignia. Except as provided in Section 6.07(c), the Borrower will not allow the name of any Person to be placed on any Portfolio Railcar as a designation that might be interpreted as a claim of ownership; provided, however, that the Borrower may permit any of the Portfolio Railcars to be lettered with the names, trademarks, initials or other insignia customarily used by the Borrower or any TSA Party or its Affiliates, on railroad equipment used or leased by such Person of the same or a similar type for convenience of identification of its right to use such Portfolio Railcar under the TSA, and any of the Portfolio Railcars may be lettered in an appropriate manner for convenience of identification of the interest of the Borrower or any TSA Party therein.

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(e)    Filings. The Borrower shall cause to be made and maintained all filings required pursuant to Section 4.02 of the Security Agreement with respect to each Portfolio Railcar.
SECTION 6.08.    Replacement of Parts; Modifications and Improvements.
The Borrower will not and will require each TSA Party not to make or authorize any improvement, change, addition or alteration to the Portfolio Railcars (i) if such improvement, change, addition or alteration will impair in any material respect the originally intended function or use of such Portfolio Railcar or impair the value of such Portfolio Railcar as it existed immediately prior to such improvement, change, addition or alteration; (ii) unless the parts installed are in material compliance with all applicable rules and recommendations of A.A.R. and FRA; or (iii) if any parts installed in or attached to or otherwise becoming a part of such Portfolio Railcar as a result of any such improvement, change, addition or alteration shall not be readily removable without permanent damage to such Portfolio Railcar (unless such improvement is mandated by A.A.R., FRA or other agency or organization having jurisdiction over such Portfolio Railcar, or otherwise by Applicable Law). All such parts shall be and remain free and clear of any Liens (other than Permitted Liens) and shall become part of the applicable Portfolio Railcar, unless it can be removed without damaging or diminishing the value of such Portfolio Railcar.
SECTION 6.09.    Use of Proceeds.
The Borrower will use the proceeds of the Loans solely for the purposes set forth in Section 5.13.
SECTION 6.10.    Audits/Inspections.
Upon reasonable notice and during normal business hours, the Borrower will permit representatives appointed by the Administrative Agent or the Collateral Agent (at the expense of the Lenders, except as set forth in the proviso hereto), including employees, attorneys and appraisers (a) to visit, audit and inspect its property and operations, including its books, records, reports and other papers related to the Collateral or to its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representatives obtain and shall permit the Administrative Agent or any Lender or such representatives to investigate and verify the accuracy of information provided to the Administrative Agent or Lenders and to discuss all such matters with the officers of the Borrower and (b) with respect to the Portfolio Railcars, at any reasonable time or times, to inspect the Portfolio Railcars; provided that, with respect to this clause (b), the representatives appointed by the Administrative Agent or the Collateral Agent (at the expense of the Lenders), as applicable, (i) will follow routes and paths reasonably designated or retained security personnel, (ii) will observe all material security, fire and safety regulations, (iii) when accessing the facilities of each TSA Party, will at all times comply in all material respects with Applicable Law and such safety directives and guidelines as may be furnished by such TSA Party by any means (including in writing, orally, electronically or through the posting of signs) from time to time and (iv) may be subject to customary access agreements and other limitations imposed by any third party site owner or operator; provided, further, that, with respect

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to each of clauses (a) and (b), if an Event of Default shall have occurred and be continuing, the Borrower shall pay the documented out-of-pocket costs and expenses of any and all such inspections conducted at the request of the Collateral Agent or the Administrative Agent.
SECTION 6.11.    Stamp Tax.
If any jurisdiction in which any Portfolio Railcar is registered, operated or located, from time to time, requires the payment of a stamp tax, fee or its equivalent in order to perfect the Collateral Agent’s security interest in such Eligible Railcar or otherwise to allow the Administrative Agent to realize upon the Collateral, the Borrower shall pay the amount of such stamp tax, fee or its equivalent within a reasonable period after becoming aware thereof.
SECTION 6.12.    Accounts.
(a)    The Borrower shall cause to be maintained a non-interest bearing collections account (a “Collection Account”) with the Collateral Agent in the name of the Borrower (but subject to the restrictions in clause (f) of this Section 6.12), and shall cause all Collections to be deposited in the Collection Account as and when received. The Borrower shall instruct each TSA Party and other payor (in each case, to the extent not already so notified) that all payments due or to become due under the TSA (except for Excepted Payments (which shall be payable to the Persons for whose benefit any such payment is made)) or otherwise in respect of amounts and other receivables of the Borrower are to be made directly to the Collection Account. The Administrative Agent shall apply amounts on deposit in the Collection Account to the repayment of the Credit Obligations in accordance with the applicable provisions of Section 2.07(c)(ii).
The Borrower shall cause to be maintained a borrower equity account (a “Borrower Equity Account”) with the Borrower Account Bank in the name of the Borrower.
The Collateral Agent shall establish, in the name of the Borrower, as and when required, a non-interest bearing cash collateral account (the “Cash Collateral Reserve Account”) and such other accounts as are required from time to time by the terms of the Loan Documents for purposes of receiving, distributing or otherwise administering proceeds of Collateral (together with the Collection Account and the Borrower Equity Account, the “Accounts”). The Collateral Agent shall provide monthly statements of activity to the Borrower and Administrative Agent for the Collection Account and the Cash Collateral Reserve Account. The requirements of this Section 6.12 shall be performed by the Collateral Agent granting the Borrower and the Administrative Agent on-line read only access to the Collection Account and the Cash Collateral Reserve Account. The Collateral Agent shall have no obligation to invest or reinvest funds in Cash Equivalents if funds are deposited with the Collateral Agent after 11:00 a.m. (New York City time) on such day of deposit. Instructions received after 11:00 a.m.(New York City time) will be treated as if received on the following business day. The Collateral Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of any funds in the Collection Account or the Cash Collateral Reserve Account. Any interest or other income received on such investment and reinvestment of funds in the Collection Account and the Cash Collateral Reserve Account shall become part of the Collection Account or the Cash Collateral Reserve Account, as applicable, and any losses incurred on such investment

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and reinvestment of the Collection Account and the Cash Collateral Reserve Account shall be debited against the Collection Account or the Cash Collateral Reserve Account, as applicable. If a selection is not made and a written direction not given to the Collateral Agent, funds in the Collection Account and/or the Cash Collateral Reserve Account shall remain un-invested with no liability for interest therein. It is agreed and understood that the entity serving as Collateral Agent may earn fees associated with the investments outlined above in accordance with the terms of such investments. Notwithstanding the foregoing, the Collateral Agent shall have the power to sell or liquidate the foregoing investments whenever the Collateral Agent shall be required to release all or any portion of the funds pursuant to Section 6.12(a) or Section 6.12(c) hereof, as applicable. In no event shall the Collateral Agent be deemed an investment manager or adviser in respect of any selection of investments hereunder. It is understood and agreed that the Collateral Agent or its affiliates are permitted to receive additional compensation that could be deemed to be in the Collateral Agent’s economic self-interest for (1) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub‑custodian with respect to certain of the investments, (2) using affiliates to effect transactions in certain investments and (3) effecting transactions in investments.
The Borrower shall pay or reimburse the Collateral Agent upon request for any transfer taxes or other taxes relating to the Collection Account and the Cash Collateral Reserve Account funds incurred in connection herewith and shall indemnify and hold harmless the Collateral Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from the Collection Account and the Cash Collateral Reserve Account shall be subject to withholding regulations then in force with respect to United States taxes. The Borrower will provide the Collateral Agent with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Collateral Agent shall only be responsible for income reporting with respect to income earned on the funds in the Collection Account and the Cash Collateral Reserve Account and will not be responsible for any other reporting. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Collateral Agent.
(b)    Upon each Asset Disposition, the Borrower shall cause the payor of the Net Cash Proceeds relating to such Asset Disposition to deposit such Net Cash Proceeds into the Collection Account. Unless an Event of Default has occurred and is continuing, such Net Cash Proceeds shall be retained in the Collection Account until the applicable Net Cash Proceeds Distribution Date, upon which date the Administrative Agent shall direct the Collateral Agent to distribute such Net Cash Proceeds in accordance with the applicable provisions of Section 2.07(c)(ii).
(c)    On the Closing Date, the Borrower shall deposit $1,500,000 into the Cash Collateral Reserve Account. On each Payment Date, the Cash Collateral Top-Up Amount will be deposited into the Cash Collateral Reserve Account to the extent such funds are available. Unless an Event of Default has occurred and is continuing, if the Administrative Agent anticipates, in its reasonable discretion, a Cash Collateral Shortfall on any Payment Date, no later than three (3) Business Days prior to such Payment Date, the Administrative Agent shall instruct the Collateral Agent to withdraw from the balance in the Cash Collateral Reserve Account, if

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any, an aggregate amount equal to the lesser of (i) the amount of the Cash Collateral Shortfall and (ii) the balance in the Cash Collateral Reserve Account to be applied in accordance with Section 2.07(c)(ii) on such Payment Date to be distributed, first, to the Administrative Agent and the Collateral Agent for any fees and expenses due and payable on such Payment Date pursuant to clause first of Section 2.07(c)(ii) and, second, to the Administrative Agent for payment to the Lenders, ratably (in accordance with the respective amount of interest then due and payable to each), for any accrued and unpaid interest on the Loans due and payable on such Payment Date pursuant to clause fourth of Section 2.07(c)(ii).
(d)    Each Account will be pledged to the Secured Parties pursuant to the Security Agreement. So long as no Event of Default has occurred and is continuing, the Borrower Account Bank shall follow any instruction of the Borrower in respect of the Borrower Equity Account; provided that, upon the occurrence and during the continuance of an Event of Default, the Borrower Account Bank shall not be required to follow any instruction of the Borrower in respect of the Borrower Equity Account.
(e)    Any amounts from time to time held in the Accounts may be invested in Cash Equivalents, at the Borrower’s risk as directed in writing by the Borrower, until the application thereof in accordance with Section 2.07(c)(ii) hereof.
(f)    Other than with respect to funds available in the Collection Account pursuant to clause seventh of Section 2.07(c)(ii) on each Payment Date (so long as no Event of Default shall have occurred and be continuing), the Collateral Agent shall not follow any instruction of the Borrower in respect of an Account. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may notify the Account Bank of an Event of Default (a “Relevant Notice”), and the Collateral Agent may direct by notice the Account Bank to pay to the Administrative Agent the amount specified in such notice from the Borrower Equity Account, and the Administrative Agent shall apply such amounts received from the Account Bank to the repayment of the Credit Obligations in accordance with the applicable provisions of Section 2.07(c)(ii). If at any time after a Relevant Notice is sent by the Collateral Agent, no Event of Default is continuing (whether because any such Event of Default has been cured by the Borrower or waived in accordance with Section 10.03), and as of such time neither the Administrative Agent nor Collateral Agent has taken any actions permitted under Section 8.02 with respect to an Event of Default (other than issuing any Relevant Notice), then the Collateral Agent shall instruct the Account Bank that the Collateral Agent rescinds such Relevant Notice.
SECTION 6.13.    Action after an Event of Default.
Following the occurrence and during the continuance of an Event of Default, the Borrower shall, in connection with taking any action or exercising any rights or remedies under the TSA, comply with all applicable written instruction from the Collateral Agent (acting at the direction of the Administrative Agent as instructed by the Required Lenders) (it being understood that the Borrower will not be considered in breach of this Section 6.13 or any other provision of any Loan Document solely by virtue of complying with such written instructions).
SECTION 6.14.    Required Disclosures.

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Promptly, following a request by the Administrative Agent or any Lender, the Borrower shall provide all documentation and other information the Administrative Agent or any Lender reasonably requests about the Borrower or any Affiliate thereof in order to comply with its ongoing obligations under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act.
SECTION 6.15.    Railcars Not Subject to the TSA.
All Portfolio Railcars shall be subject to the TSA. If any Portfolio Railcar is not subject to the TSA for any reason, such Portfolio Railcar shall be placed in a storage, insurance and maintenance program consistent with prudent industry standards. The Borrower shall insure such Portfolio Railcars in accordance with Section 6.06 and maintain such Portfolio Railcars in accordance with the maintenance provisions of the Security Agreement.
SECTION 6.16.    Use Fees under the TSA.
The Borrower shall submit each invoice to the applicable TSA Party with respect to all Use Fees and any other fees and payments due under the TSA in a timely manner and, in any event, no later than five (5) Business Days after the end of the applicable monthly invoice period.
SECTION 6.17.    Performance under the TSA.
The Borrower shall enforce the provisions of the TSA against PBF Holdings. In particular, if the Borrower shall have actual knowledge that PBF Holdings shall have failed to perform or observe any warranty, covenant, condition or other agreement to be performed or observed by it under the TSA, then Borrower shall provide written notice thereof to PBF Holdings triggering the 30 day grace period referred to in Section 15 of the TSA.
ARTICLE VII

NEGATIVE COVENANTS
The Borrower agrees that so long as any Lender has any Commitment hereunder or any Credit Obligations or other amount payable hereunder or under any Note or other Loan Document remains unpaid (other than indemnities):
SECTION 7.01.    Limitation on Debt.
The Borrower will not incur, create, assume or permit to exist any Debt, except (a) Debt of the Borrower under this Agreement and the other Loan Documents, (b) to the extent constituting Debt (if any), Debt pursuant to the TSA, (c) to the extent constituting Debt (if any), obligations under the Eligible Railcar purchase orders with the Manufacturer, (d) obligations for maintenance, repair and insurance costs or expenses with respect to the Portfolio Railcars and (e) other Debt not to exceed $1,500,000 at any time outstanding.
SECTION 7.02.    Restriction on Liens.

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The Borrower will not create, incur, assume or permit to exist any Lien on any property or assets now owned or hereafter acquired by it or on any income or rights in respect of any thereof, except Permitted Liens.
SECTION 7.03.    Nature of Business.
The Borrower will not engage in any business or activity other than activities otherwise permitted by this Agreement and (i) purchasing or otherwise acquiring, owning, holding, converting, maintaining, modifying, managing, operating, financing, leasing, re-leasing and, subject to the limitations set forth in this Agreement, selling or otherwise disposing of Portfolio Railcars and entering into all contracts and engaging in all related activities incidental thereto, including the TSA; (ii) taking out, acquiring, surrendering and assigning policies of insurance and assurances with any insurance company or companies in the ordinary course of business which the Borrower may think fit and to pay premiums thereon and incur Debt in connection with such policies of insurance in an amount no greater than such premiums; and (iii) all activities reasonably incidental and/or ancillary to the activities described in clauses (i) and (ii).
SECTION 7.04.    Consolidation, Merger and Dissolution.
The Borrower will not consummate any transaction of merger or consolidation or liquidate, wind up or dissolve itself or its affairs (or suffer any liquidations or dissolutions) or sell all or substantially all of its assets, other than in connection with a transaction that constitutes an Approved Change of Control.
SECTION 7.05.    Asset Dispositions.
The Borrower will not consummate any Asset Disposition; provided that (i) such prohibition shall not apply to any Asset Disposition by way of Event of Loss or Condemnation, (ii) such prohibition shall not apply to any Asset Disposition in connection with an Approved Change of Control, (iii) the Borrower may dispose of cash and Cash Equivalents, (iv) the Borrower may make sales of surplus, damaged or Obsolete Portfolio Railcars, (v) the Borrower may dispose of up to $1,000,000 of assets in any Asset Disposition during each fiscal year and (vi) the Borrower may make or permit or consent to any other Asset Disposition if (A) no Default or Event of Default shall have occurred and be continuing immediately after giving effect to such transaction; and (B) the Net Cash Proceeds of such Asset Disposition shall be an amount equal to or greater than the applicable Allocable Loan Balance and such Net Cash Proceeds shall be applied in accordance with Section 2.07(c)(ii). Upon consummation of an Asset Disposition permitted hereunder and the application of the proceeds thereof in accordance with this Section 7.05, the Collateral Agent shall (to the extent applicable) deliver to the Borrower, at the Borrower’s expense and written request, such documentation as is reasonably necessary to evidence the release of the Collateral Agent’s security interests, if any, in the assets being disposed of, including amendments or terminations of Uniform Commercial Code Financing Statements to be filed by the Borrower, if any; provided, however, that any Lien or security interest held by the Collateral Agent in the assets subject to the Asset Disposition shall be automatically terminated and be released without any further action pursuant to the terms and

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conditions of the Security Agreement upon the consummation of such Asset Disposition and application of the related Net Cash Proceeds pursuant to Section 2.07(c)(ii).
SECTION 7.06.    Maintenance of Separate Existence.
The Borrower will conduct its business such that it is a separate and readily identifiable business from, and independent of, any Person, including PBF Holdings and its Affiliates, and further covenants as follows:
(i)    the Borrower will observe all corporate formalities necessary to remain a legal entity separate and distinct from, and independent of, any other Person (except for income tax purposes and to be consolidated for tax purposes and included in consolidated financial statements of its Affiliates);
(ii)    the Borrower will maintain its assets and liabilities separate and distinct from those of any other Person, and will not commingle its assets with those of any other Person;
(i)    the Borrower will maintain its accounts and funds separate and distinct from the accounts and funds of any other Person and will receive, deposit, withdraw and disburse its funds separately from any funds of any other Person;
(ii)    the Borrower will maintain records, books, accounts and minutes separate from those of any other Person;
(iii)    the Borrower will conduct its own business in its own name, and not in the name of any other Person;
(iv)    the Borrower will maintain an arm’s-length relationship with its Affiliates except as may be permitted by Section 7.09;
(v)    the Borrower will maintain separate financial statements from any other Person; provided that it may be included in consolidated financial statements of its Affiliates;
(vi)    the Borrower will pay its own liabilities and obligations out of its own funds, whether in the ordinary course of business or not, as a legal entity separate from any other Person;
(vii)    the Borrower will use separate stationery, invoices and checks from those of any other Person;
(viii)    the Borrower will hold itself out as a separate entity, and correct any known misunderstanding regarding its status as a separate entity;

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(ix)    the Borrower will not agree to pay or become liable for any Indebtedness of any other Person, other than to make payments in the form of indemnity as required by the express terms of this Agreement or the TSA;
(x)    the Borrower will not hold out that it is a division of any other Person, or that any other Person is a division of it;
(xi)    the Borrower will not induce any third party to rely on the creditworthiness or any other Person in order that such third party will be induced to contract with it except as otherwise permitted by this Agreement;
(xii)    the Borrower will not enter into any transactions between it and any other Person that are more favorable to either party than transactions that the parties would have been able to enter into at such time on an arm’s-length basis with a non-affiliated third party, other than any agreements in effect on the date hereof; and
(xiii)    the Borrower will observe all corporate or other procedures required under applicable law and under its Organization Documents.
SECTION 7.07.    Investments. The Borrower will not hold, make or acquire, any Investment in any Person, except that:
(i)    the Borrower may invest in cash and Cash Equivalents pursuant to this Agreement;
(ii)    the Borrower may acquire and hold receivables owing to it, if (a) created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms or (b) consisting of purchase orders from PBF Holdings and its Affiliates and any refinancing thereof;
(iii)    the Borrower may acquire and own Investments (including Debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business consistent with past practice;
(iv)    the Borrower may purchase Eligible Railcars and other related inventory, machinery and equipment in the ordinary course of business;
(v)    to the extent constituting an Investment, the Borrower may make Investments pursuant to the TSA; and
(vi)    the Borrower may make other Investments from funds available under clause seventh of Section 2.07(c) in an aggregate amount not to exceed $1,000,000 at any time outstanding.

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SECTION 7.08.    Restricted Payments, etc. The Borrower may not declare or pay Restricted Payments except the Borrower may make Restricted Payments from funds available under clause seventh of Section 2.07(c), including, without limitation, any Restricted Payment to any direct or indirect equity holder of the Borrower the proceeds of which will be used to pay a portion of any income tax liability imposed on such Person as a result of either (i) the Borrower being disregarded as separate from such Person (for a partnership in which such Person is a partner) for income tax purposes or (ii) the Borrower being part of a consolidated, combined or unitary tax group including such Person; provided that, at the time of any Restricted Payments, (a) no Default or Event of Default has occurred and is continuing or would result therefrom and (b) the balance in the Cash Collateral Reserve Account shall be equal to or greater than the Required Amount, determined after giving effect to the payment of such Restricted Payments.
SECTION 7.09.    Transactions with Affiliates. The Borrower will not engage in any transaction or series of transactions with any officer, director, holder of any Equity Interest in or other Affiliate of the Borrower other than (A) the transactions contemplated under the TSA, (B) payments permitted to be made pursuant to Section 7.08, (C) transfers of assets permitted by Section 7.05 or Investments permitted by Section 7.07, (D) as otherwise expressly provided for or contemplated in any Loan Document and (E) unless an Event of Default has occurred and is continuing and the Borrower has received notice from the Administrative Agent that the Borrower shall not engage in transactions pursuant to this clause (E), other transactions (including the purchase of Eligible Railcars) which are engaged in by the Borrower on terms and conditions as favorable to it as would be obtainable by it in a comparable arms’-length transaction with an unrelated third party; provided that in no event shall any payments be made to any Affiliate of the Borrower for management, consulting, arranger or similar services.
SECTION 7.10.    Fiscal Year; Organization and Other Documents. The Borrower will not (i) change its fiscal year, (ii) except with the consent of the Administrative Agent and the Required Lenders, enter into any amendment, modification or waiver to its Organization Documents if the same would materially adversely affect the interests of the Lenders, or (iii) except with the consent of the Administrative Agent, materially amend, modify, extend, renew, cancel or terminate the TSA or any other Assigned Agreement (as defined in the Security Agreement), waive any default under or breach of any such agreement, compromise or settle any material dispute, claim, suit or legal proceeding relating to any such agreement, sell or assign any such agreement or interest therein, consent to or permit or accept any prepayment of amounts to become due under or in connection with any such agreement, except, in each case, as expressly provided therein, or take any other action in connection with any such agreement which would materially impair the value of the interests or rights of the Borrower thereunder in any material respect or which would materially impair the interests or rights of the Administrative Agent under this Agreement, except that, unless the Administrative Agent shall have notified the Borrower upon the occurrence of an Event of Default that this exception is no longer available or if the same would otherwise be adverse in any material respect to the interests of the Administrative Agent and the Lenders, the Borrower may modify, make adjustments with respect to, extend or renew any Assigned Agreements in (i) the ordinary course of business consistent with the prudent industry standards and (ii) as required by Applicable Law. The Borrower will

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promptly provide the Lenders with copies of all amendments to the foregoing documents and instruments as in effect as of the Closing Date.
SECTION 7.11.    Impairment of Security Interests. The Borrower will not take or omit to take any action which action or omission might or would materially impair the security interests in favor of the Collateral Agent with respect to the Collateral, other than as expressly permitted by the Loan Documents (including Section 7.05 hereof).
SECTION 7.12.    TSA Matters. (a) Except with the prior written consent of the Administrative Agent and all of the Lenders or as expressly provided by the terms of this Agreement, the Borrower will not (i) amend or modify Sections 1(other than any update of Exhibit A as described therein), 2 and 3 of the TSA (other than as required by Applicable Law) or (ii) terminate the TSA and (b) except with the prior written consent of the Administrative Agent and the Required Lenders or as expressly provided by the terms of this Agreement, other than with respect to the Sections of the TSA referred to in clause (a) of this Section 7.12, (i) the Borrower will not amend or modify the TSA or any TSA Guaranty (other than as required by Applicable Law) or (ii) waive (or permit the waiver of) a TSA Default or TSA Event of Default; provided that, in the case of both clause (a) and clause (b), so long as no Default under Section 8.01(a) or Event of Default shall have occurred and be continuing, the Borrower may terminate the TSA on or after the second anniversary of the Closing Date.
SECTION 7.13.    Independence of Covenants
All covenants contained herein shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.
SECTION 7.14.    Use of Proceeds
The Borrower will not use the proceeds of the Loans in violation of the terms set forth in Section 5.22.

ARTICLE VIII

DEFAULTS
SECTION 8.01.    Events of Default. An Event of Default shall exist upon the existence of any of the following specified events or conditions (each an “Event of Default”):
(a)    Payment.
(i)    (A)    On any date on which any interest is payable hereunder, whether by scheduled payment, acceleration or otherwise, all accrued and unpaid interest as of

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such date shall not be paid in full within five (5) Business Days of the due date therefor; or
(B)    On any date on which any principal of the Loans is due, whether by scheduled maturity, required prepayment, acceleration or otherwise such principal shall not be paid in full; or
(ii)    on any date on which any payment is due under any Loan Document (other than a payment of the type set forth in Section 8.01(a)) and such amount is not paid in full within 10 Business Days after the date such amount becomes due and payable.
(b)    Loan Documents. Except in each case (1) pursuant to the terms thereof or (2) as a result of any action or omission by the Administrative Agent, the Collateral Agent or any Lender, any Loan Document shall (i) fail to be in full force and effect or any Obligor shall so assert in writing or (ii) fail to give the Collateral Agent and/or the Lenders the security interests and liens purported to be created thereby.
(c)    Representations. Any representation or warranty made or deemed to be made by any Obligor herein, in any of the other Loan Documents, or in any officer’s certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.
(d)    Covenants. The Borrower shall:
(i)    default in the due performance or observance by it of any term, covenant or agreement contained in Article VII of this Agreement;
(ii)    default in the due performance or observance by it of any term, covenant or agreement contained in Sections 6.01, 6.02, 6.06, 6.09 or 6.12 and such default, if capable of being cured and provided that the Borrower is making good faith efforts to cure such default, has continued unremedied for a period of 10 days after written notice thereof given by the Administrative Agent, or
(iii)    default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c) or (d) of this Section 8.01) contained in this Agreement or in any other Loan Document and such default, if capable of being cured and provided that the Borrower is making good faith efforts to cure such default, has continued unremedied for a period of 30 days after notice thereof given by the Administrative Agent.
(e)    TSA Payments. An “Event of Default” under the TSA shall have occurred and be continuing.
(f)    TSA Guaranty. (i) Any TSA Guarantor shall default in the due performance or observance (after giving effect to any applicable cure or grace periods) by it of any material term, covenant or agreement contained in the TSA Guaranty to which it is a party or (ii) except

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pursuant to the terms thereof, any TSA Guaranty shall fail to be in full force and effect or any party thereto shall so assert.
(g)    Insolvency Events. (i) The Borrower, PBF Holdings or any TSA Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing, or (ii) an involuntary case or other proceeding shall be commenced against the Borrower, PBF Holdings or any TSA Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days, or any order for relief shall be entered against the Borrower, PBF Holdings or any TSA Guarantor, as applicable, under the federal bankruptcy laws as now or hereafter in effect.
(h)    Judgments. One or more final, non-appealable judgments, orders, decrees or arbitration awards is entered by a court of competent jurisdiction or other arbitral body against the Borrower involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage or for which adequate reserves have not been set aside), as to any single or related series of transactions, incidents or conditions, of $2,500,000 or more, and the same shall remain undischarged, unvacated and unstayed pending appeal for a period of 30 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower to enforce any such judgment.
(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect or in the imposition of any Lien on any property of an Obligor.
(j)    Impairment of Collateral. Any security interest purported to be created by any Collateral Document shall cease to be, or shall be asserted in writing by any Grantor not to be, a valid, perfected, first-priority (except as otherwise expressly provided in such Collateral Document, including as a result of a Permitted Lien) security interest in the securities, assets or properties covered thereby and, if capable of being cured and provided that the Borrower is making good faith efforts to cure such default, has continued unremedied for a period of ten (10) days after notice thereof given by the Administrative Agent.
(k)    Ownership. There shall occur a Change of Control other than an Approved Change of Control.

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(l)    Acceleration. Any Debt described in clause (i) of the definition thereof of PBF Holdings or any TSA Guarantor in an aggregate principal amount equal to or greater than $40 million shall be accelerated pursuant to the terms of the applicable agreements.
SECTION 8.02.    Acceleration; Remedies. Upon the existence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived in writing by the Required Lenders (or all of the Lenders as may be required pursuant to Section 10.03), the Collateral Agent (at the instruction of the Administrative Agent acting on the written request and direction of the Required Lenders), or the Administrative Agent, upon the written request and direction of the Required Lenders, shall by written notice to the Borrower take any or all of the following actions:
(a)    Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.
(b)    Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans, all amounts due under Section 3.04, and any and all other indebtedness or obligations of any and every kind owing by the Borrower to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
(c)    Enforcement of Rights. Enforce any and all rights and interests created and existing under the Loan Documents, including, without limitation, directing the Collateral Agent to enforce all rights and remedies existing under the Collateral Documents (including, without limitation, the seizure and liquidation of any Collateral) and all rights of set-off.
Notwithstanding the foregoing, if an Event of Default specified in Section 8.01(g) shall occur, then the Commitments shall automatically terminate and all Loans, all accrued interest in respect thereof, all amounts due under Section 3.04 and all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder and under the other Loan Documents shall immediately become due and payable without the giving of any notice or other action by the Collateral Agent, the Administrative Agent or the Lenders, which notice or other action is expressly waived by the Borrower.
Notwithstanding the fact that enforcement powers reside with the Collateral Agent and the Administrative Agent (a) any Lender may exercise setoff rights in accordance with, and subject to, the terms of this Agreement and (b) any Lender may file proofs of claim or appear and file pleadings on its own behalf during the pendency of a proceeding relative to any Obligor under any bankruptcy or insolvency law.
In case any one or more of the covenants and/or agreements set forth in this Agreement or any other Loan Document shall have been breached by the Borrower, then the Collateral Agent and the Administrative Agent may proceed to protect and enforce the Lenders’ rights either by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement or such other Loan Document. Without limitation of the foregoing, the Borrower

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agrees that failure to comply with any of the covenants contained herein may cause irreparable harm and that specific performance shall be available as a remedy in the event of any breach thereof. Each of the Administrative Agent and the Collateral Agent acting pursuant to this paragraph shall be indemnified by the Borrower against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses) in accordance with Sections 10.04 and 10.05.
In the event a required rescission payment is received in the Collection Account, then the Collateral Agent, upon the direction of the Administrative Agent and at the expense of the Borrower, will agree to release to the Borrower, free and clear of the lien of the Security Agreement, the relevant Eligible Railcar(s) the subject of such rescission payment.
ARTICLE IX
AGENCY PROVISIONS
SECTION 9.01.    Appointment; Authorization.
(a)    Appointment. Each Lender hereby designates and appoints CA-CIB, as Administrative Agent of such Lender to act as specified herein and in the other Loan Documents, and each such Lender hereby authorizes the Administrative Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Loan Documents, together with such other powers as are reasonably incidental thereto, including but not limited to the appointing of the Collateral Agent under the Security Agreement. Notwithstanding any provision to the contrary elsewhere herein and in the other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any of the other Loan Documents, or shall otherwise exist against the Administrative Agent. In performing its functions and duties under this Agreement and the other Loan Documents, the Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower. Without limiting the generality of the foregoing two sentences, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The provisions of this Article IX (other than Section 9.09) are solely for the benefit of the Administrative Agent and the Lenders and neither the Borrower nor the Collateral Agent shall have any rights as a third party beneficiary of the provisions hereof (other than Section 9.09).
(b)    Collateral Documents. Without limiting the generality of clause (a) of this Section 9.01, each Lender hereby further authorizes the Administrative Agent to appoint Deutsche Bank Trust Company Americas as Collateral Agent to enter into any Collateral Document as secured party on behalf of and for the benefit of such Lender or otherwise and to

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require the delivery of any Collateral Document which the Administrative Agent determines is necessary or advisable to protect or perfect the interests of the Protected Parties in any Collateral and agrees to be bound by the terms of each of the Collateral Documents. Anything contained in any of the Loan Documents to the contrary notwithstanding, but subject to Section 10.08, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or Loan Document, it being understood and agreed that all powers, rights and remedies under the Collateral Documents may be exercised solely by the Administrative Agent or the Collateral Agent (or, if applicable, its designee) for the benefit of Protected Parties in accordance with the terms thereof. Each Lender hereby authorizes the Administrative Agent or the Collateral Agent (or, if applicable, its designee) (i) to release Collateral as permitted or required under this Agreement or the Collateral Documents or by Applicable Laws, and agrees that a certificate or other instrument executed by the Administrative Agent or the Collateral Agent evidencing such release of Collateral shall be conclusive evidence of such release as to any third party, and (ii) except as otherwise expressly provided in Section 10.03 hereof, to enter into any amendments or waivers of the Collateral Documents which the Administrative Agent determines are necessary or advisable, including, without limitation, those Collateral Documents the form of which are exhibits to this Agreement
SECTION 9.02.    Delegation of Duties. The Administrative Agent and the Collateral Agent may execute any of their respective duties hereunder or under the other Loan Documents by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by it. The Administrative Agent and Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.02 and of Sections 9.03 and 9.07 shall apply to such Affiliates. All of the rights, benefits and privileges (including the exculpatory and indemnification provisions) of this Section 9.02 and of Sections 9.03 and 9.07 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent or Collateral Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against the Borrower and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent or Collateral Agent, as applicable, and not to the Borrower, Lender or any other Person and none of the Borrower, any Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents, sub-

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agents or attorneys-in-fact selected by it in the absence of gross negligence or willful misconduct.
SECTION 9.03.    Exculpatory Provisions. Neither the Administrative Agent, the Collateral Agent nor any of their respective directors, officers, employees or agents shall be (i) liable for any action lawfully taken or omitted to be taken by any of them under or in connection herewith or in connection with any of the other Loan Documents or the transactions contemplated hereby or thereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein, as determined by a final, non-appealable judgment of a court or other arbitral body of competent jurisdiction) or (ii) responsible in any manner to any of the Lenders or participants for any recitals, statements, representations or warranties made by any of the Borrower contained herein or in any of the other Loan Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection herewith or in connection with the other Loan Documents, or enforceability or sufficiency therefor of any of the other Loan Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Borrower.
SECTION 9.04.    Reliance on Communications. Each of the Administrative Agent and the Collateral Agent shall be entitled to conclusively rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile or e-mail message (“.pdf” format only), statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel selected by them (including, without limitation, counsel to any of the Borrower, independent accountants and other experts selected by the Administrative Agent in the absence of gross negligence or willful misconduct). The Administrative Agent may deem and treat each Lender as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 10.06(b). Each of the Collateral Agent and the Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or under any of the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of the Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Loan Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 10.03, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns). Where this Agreement expressly permits or prohibits an action unless the Required Lenders (or to the extent specifically provided in Section 10.03, all the Lenders) otherwise determine, each of the

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Administrative Agent and the Collateral Agent shall, and in all other instances the Administrative Agent and the Collateral Agent may, but shall not be required to, initiate any solicitation for the consent or vote of the Lenders. No Lender shall have any right of action whatsoever against the Administrative Agent or the Collateral Agent as a result of such agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.03).
SECTION 9.05.    Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except, in the case of the Administrative Agent only, with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the accounts of the Lenders, unless the Administrative Agent or a Responsible Officer of the Collateral Agent (as applicable) has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. If the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. Each of the Administrative Agent and the Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, in the case of the Collateral Agent, as directed by the Administrative Agent as reasonably directed by the Required Lenders); provided, however, that unless and until the Administrative Agent or the Collateral Agent, as the case may be, has received any such direction, the Administrative Agent or the Collateral Agent, as the case may be, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default.
SECTION 9.06.    Credit Decision; Disclosure of Information by the Administrative Agent or Collateral Agent. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent has made any representations or warranties to it and that no act by the Administrative Agent or Collateral Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or Collateral Agent to any Lender as to any matter, including whether the Administrative Agent or Collateral Agent has disclosed material information in its possession. Each Lender represents to the Administrative Agent and Collateral Agent that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower, and all requirements of Applicable Law, and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the

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Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or Collateral Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower or its Affiliates which may come into the possession of the Administrative Agent or Collateral Agent, as the case may be. Each Lender, by delivering its signature page to this Agreement or an Assignment and Acceptance, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by the Administrative Agent, the Required Lenders or the Lenders, as applicable.
SECTION 9.07.    Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders agree, severally but not jointly, to indemnify the Administrative Agent and the Collateral Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans of the Lenders), from and against any and all Indemnified Liabilities which may at any time (including without limitation at any time following payment in full of the Credit Obligations) be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent in each of their respective capacities as such in any way relating to or arising out of this Agreement or the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or Collateral Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment to the Administrative Agent or Collateral Agent of any portion of such Indemnified Liabilities resulting from such Person’s gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. If any indemnity furnished to the Administrative Agent or Collateral Agent for any purpose shall, in the opinion of the Administrative Agent or Collateral Agent, as the case may be, be insufficient or become impaired, each of the Administrative Agent or Collateral Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. Without limitation of the foregoing, each Lender shall reimburse each of the Administrative Agent and Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including fees and disbursements of counsel) incurred by each of the Administrative Agent and Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or Collateral Agent is not reimbursed for such expenses by or on behalf of the Borrower. The agreements in this Section shall survive the payment of the Credit Obligations and all other obligations and amounts payable hereunder and under the other Loan Documents and the termination and resignation or removal of the Administrative Agent or the Collateral Agent.

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SECTION 9.08.    Administrative Agent and Collateral Agent in Their Individual Capacities. The Administrative Agent, the Collateral Agent and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting and other business with the Borrower as though the Administrative Agent or Collateral Agent were not the Administrative Agent or Collateral Agent hereunder or under another Loan Document. The Lenders acknowledge that, pursuant to any such activities, the Administrative Agent or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that neither the Administrative Agent nor the Collateral Agent shall not be under any obligation to provide such information to them. With respect to the Loans made by and all obligations owing to it, each of the Administrative Agent and the Collateral Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it was not the Administrative Agent or Collateral Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent or Collateral Agent, as the case may be, in their respective individual capacities.
SECTION 9.09.    Successor Administrative Agent. The Administrative Agent may, at any time, resign by giving written notice to the Lenders (which such resignation shall then automatically include the resignation of each of its agents and sub-agents). Upon a request of the Required Lenders in writing, the entity that is the Administrative Agent may be removed. If the Administrative Agent resigns or is removed under a Loan Document, the Required Lenders shall appoint from among the Lenders a successor Administrative Agent, which successor Administrative Agent, if other than a Lender, shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment prior to the effective date of the resignation of the resigning Administrative Agent, then the resigning Administrative Agent shall have the right, after consulting with the Lenders and the Borrower, to appoint a successor Administrative Agent; provided such successor Administrative Agent is a Lender hereunder or a commercial bank organized under the laws of the United States and has a combined capital and surplus of at least $200,000,000. If no successor Administrative Agent is appointed prior to the effective date of the resignation of the resigning Administrative Agent, the resigning Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor Administrative Agent from among the Lenders. Upon the acceptance of any appointment as an Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as an Administrative Agent, as appropriate, under this Agreement and the other Loan Documents and the provisions of this Section 9.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement. Such retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums and items of Collateral held by it under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative

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Agent under the Loan Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. If no successor Administrative Agent has accepted appointment as Administrative Agent within 30 days after the retiring Administrative Agent’s giving notice, of resignation or written notice by the Required Lenders of the removal of the retiring Administrative Agent, as applicable, the retiring Administrative Agent’s resignation shall nevertheless become effective and the Lenders shall perform all duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.
SECTION 9.10.    Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Borrower or the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Borrower or the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Borrower or the Administrative Agent, as applicable, fully for all amounts paid, directly or indirectly, by the Borrower or the Administrative Agent, as applicable, as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.
SECTION 9.11.    Request for Documents. Each of the Administrative Agent and the Collateral Agent shall from time to time upon reasonable request therefor furnish each Lender with copies of Loan Documents (to the extent such Loan Documents are provided by the Borrower or other third parties, in the form and to the extent provided to the Administrative Agent or the Collateral Agent by the Borrower or such third parties).
ARTICLE X

MISCELLANEOUS
SECTION 10.01.    Notices and Other Communications.
(a)    General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing in English (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or electronic mail address specified for notices as set forth on Schedule 10.01 or at such other address as shall be designated by such party in a notice to the Borrower and the Administrative Agent. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

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Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 10.01, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.
(b)    Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to requirements of Applicable Law, have the same force and effect as manually- signed originals and shall be binding on the Borrower, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
(c)    Reliance by Administrative Agent, Collateral Agent and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, Collateral Agent and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
SECTION 10.02.    No Waiver; Cumulative Remedies. No failure or delay on the part of the Administrative Agent, Collateral Agent or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Administrative Agent, Collateral Agent or any Lender and the Borrower shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent, Collateral Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, Collateral Agent or the Lenders to any other or further action in any circumstances without notice or demand.
SECTION 10.03.    Amendments, Waivers and Consents. Neither this Agreement nor any other Loan Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated except pursuant to an agreement or agreements or a consent or consents in writing entered into by the Borrower, to the extent it is a party thereto, the Required Lenders, and the Administrative Agent; provided that;

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(a)    no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender adversely affected thereby:
(i)    extend the Termination Date or extend or waive any scheduled payment of the Loans due on any Payment Date;
(ii)    reduce the rate, or extend the time of payment, of interest (other than as a result of waiving the applicability of any post-default increase in interest rates or waiving the related Event of Default) thereon or fees hereunder, including, for the avoidance of doubt, the Facility Margin;
(iii)    reduce or waive the repayment of the principal amount of any Loan;
(iv)    increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or a mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);
(v)    release any material amount of the Collateral securing the Credit Obligations hereunder (provided that the Collateral Agent may, without consent from any other Lender, release any Collateral that is sold or transferred by Borrower in compliance with Section 7.05 and any such sale or transfer will result in the automatic release of the Lien of the Collateral Agent and the security interest pursuant to Section 8.12 of the Security Agreement);
(vi)    release either the Borrower or PBF Holdings from its respective obligations under the Loan Documents or release any TSA Guarantor which is then a Subsidiary of PBF Holdings from its obligations under its related TSA Guaranty;
(vii)    amend, modify or waive any provision of this Section 10.03 or reduce any percentage specified in, or otherwise modify, the definition of Required Lenders;
(viii)    amend or modify or, if applicable, waive the effects of the definition of, “Advance Rate”, “Borrowing Base” or “Eligible Railcar”;
(ix)    consent to the assignment or transfer by any Obligor of any of its rights and obligations under (or in respect of) the Loan Documents, except as permitted hereby or thereby; or
(x)    alter or modify the pro rata sharing of payments required under Section 2.10, Section 2.11 or any other provision of this Agreement; and
(b)    no provision of (i) Article X may be amended without the consent of the Administrative Agent and (if such amendment relates to its duties and obligations or the Collateral Documents) the Collateral Agent and (ii) Section 2.07 may not be amended without the consent of the Administrative Agent and the Collateral Agent.

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Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (i) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (ii) the Required Lenders may consent to allow the Borrower to use cash collateral in the context of a bankruptcy or insolvency proceeding.
The various requirements of this Section 10.03 are cumulative. Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section 10.03 regardless of whether its Note shall have been marked to make reference therein, and any consent by any Lender or holder of a Note pursuant to this Section 10.03 shall bind any Person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.
SECTION 10.04.    Expenses. The Borrower shall pay promptly on demand all reasonable and documented out-of-pocket fees, costs and expenses (including, without limitation, all reasonable and documented attorneys’ fees of Milbank, Tweed, Hadley & McCloy LLP, Thompson Hine LLP, one STB counsel and one Canadian counsel) incurred by the Administrative Agent (and its Affiliates), the Collateral Agent and the Lenders then due and payable: in connection with (i) the preparation, execution, delivery, administration, modification and amendment of the Loan Documents including, without limitation, (A) due diligence, collateral review, syndication, transportation, computer, duplication, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel set forth in the first sentence of this Section 10.04 of the Administrative Agent and the Collateral Agent with respect thereto, with respect to advising the Administrative Agent or the Collateral Agent as to their respective rights and responsibilities, or the perfection, protection or preservation of rights and interests, under the Loan Documents and the TSA, (ii) wire transfers to be made by the Administrative Agent or the Collateral Agent in connection with the distribution of proceeds under this Agreement and (iii) any amendment, modification, supplement (or, if related to a request by the Borrower or the TSA Parties, interpretation), or waiver under any of the Notes or other Loan Documents and the TSA whether or not such amendment, modification, supplement, interpretation or waiver is obtained or becomes effective, and in connection with the consideration of any potential, actual or proposed restructuring or workout of the transactions contemplated hereby or by the other Loan Documents.
The Borrower shall pay promptly on demand when due (i) all reasonable and documented filing fees and attorneys’ fees and expenses incurred by the Collateral Agent and the Administrative Agent and all reasonable fees and expenses of special STB or other collateral or regulatory counsel (and other local counsel reasonably engaged by the Collateral Agent or the Administrative Agent), as the case may be, in connection with the preparation and review of the Collateral Documents and the other Loan Documents and the TSA from time to time entered into or reviewed pursuant to this Agreement and all documents related thereto, the search of railcar conveyance and Lien records, the recordation of documents with the STB or other applicable Governmental Authority, inspection and appraisal fees and the making of the Loans hereunder, whether or not any Funding Date or other transaction contemplated hereby closes and (ii) all

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Other Taxes which the Collateral Agent may be required to pay by reason of the security interests granted in the Collateral (including any applicable transfer taxes) or to free any of the Collateral from the lien thereof.
In addition, the Borrower shall pay promptly on demand all reasonable and documented out of pocket expenses (including, without limitation, reasonable attorneys’ fees and expenses and fees and expenses of any expert witnesses) incurred by (a) the Administrative Agent and the Collateral Agent in connection with the enforcement and protection of the rights of the Administrative Agent and the Collateral Agent under any of the Loan Documents and any amendments thereto and waivers thereof and any Default or Event of Default, including without limitation, the performance by the Administrative Agent or the Collateral Agent of any act the Borrower has covenanted to do under the Loan Documents to the extent the Borrower fails to comply with any such covenant and (b) the Lenders in connection with the enforcement and protection of the rights of the Lenders under any of the Loan Documents and any amendments thereto and waivers thereof after the occurrence of an Event of Default, including without limitation, the performance by any Lenders of any act the Borrower has covenanted to do under the Loan Documents to the extent the Borrower fails to comply with any such covenant.
The Borrower shall pay all fees and expenses to each Account Bank in connection with the Accounts, including, without limitation, all fees, expenses and any indemnity payments to each Account Bank, and all fees and expenses in creating, maintaining and administrating the Accounts.
SECTION 10.05.    Indemnification. The Borrower agrees to indemnify, save and hold harmless the Protected Parties from and against, and hold each Protected Party harmless from, (and without duplication of amounts payable or the provisions which relate to such payment under the other provisions of the Loan Documents): any and all losses, claims, damages, liabilities and reasonable out-of-pocket related expenses (including the reasonable out-of-pocket fees, charges and disbursements of one counsel for the Protected Parties, and if reasonably necessary, one local counsel to the Protected Parties in each relevant jurisdiction, and solely, in the case of conflicts of interest, appropriate counsel in each applicable material jurisdiction to the affected Protected Parties) incurred by any Protected Parties or asserted against any Protected Parties by any party hereto or any third party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any property owned, leased or operated by the Borrower at any time, or any Environmental Claim related in any way PBF Holdings or any of its Subsidiaries, including the Borrower, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, any TSA Party or any other Person, and regardless of whether any Protected Party is a party thereto; provided that such indemnity shall

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not, as to any Protected Party, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Protected Party, (y) result from a claim brought by the Borrower, any TSA Party or any other Person against a Protected Party for material breach in bad faith of such Protected Party’s obligations hereunder or under any other Loan Document, if the Borrower, such TSA Party or such other Person, as applicable, has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from any dispute solely among Protected Parties other than claims against the Administrative Agent, the Collateral Agent or the Lead Arranger in its capacity or fulfilling its role as Administrative Agent, Collateral Agent or Lead Arranger, as the case may be, and other than claims arising out of any act or omission on the part of the Borrower, any TSA Party or their respective Affiliates (all the foregoing, collectively; the “Indemnified Liabilities”). THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY PROTECTED PARTY. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or a Protected Party or any other Person or any Protected Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower and each of the Protected Parties agrees not to assert any claim against the Borrower, the Administrative Agent, the Collateral Agent, any Lender, any other Protected Party, any of their Affiliates or any of their respective directors, officers, employees, attorneys, agents and advisers, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Loans. Without prejudice to the survival of any other agreement of the Borrower hereunder and under the other Loan Documents, the agreements and obligations of the Borrower contained in this Section 10.05 shall survive the repayment of the Loans and other obligations under the Loan Documents, the termination of the Commitments hereunder and the termination and resignation or removal of the Administrative Agent or Collateral Agent.
The Borrower shall promptly following demand (and after receiving reasonable evidence of the amount of such Indemnified Liability), reimburse any Protected Party for any Indemnified Liability referred to above or, upon request from any Protected Party, shall pay such amounts directly. To the extent that the Borrower in fact indemnifies any Protected Party pursuant to the provisions of this Section 10.05, the Borrower shall be subrogated to such Protected Party’s rights in the affected transaction and shall have a right to determine the settlement of claims therein.
If a claim of the type described above is made against a Protected Party and such Protected Party has notice thereof, such Protected Party shall promptly, upon receiving such notice, give notice of such claim to the Borrower; provided that the failure to provide such notice

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shall not release the Borrower from any of its obligations hereunder except if and to the extent that such failure results in an increase in the Borrower’s indemnification obligations hereunder. The Borrower shall be entitled, in each case at its sole cost and expense, acting through counsel reasonably acceptable to the relevant Protected Party: (i) in any judicial or administrative proceeding that involves solely a claim of the type described above, to assume responsibility for and control thereof; (ii) in any judicial or administrative proceeding involving a claim of the type described above and other claims related or unrelated to the transactions contemplated by this Agreement or any other Loan Document, to assume responsibility for and control of such claim, to the extent that the same may be and is severed from such other claims (and such Protected Party shall use its best efforts to obtain such severance); and (iii) in any other case, to be consulted by such Protected Party with respect to judicial proceedings subject to the control of such Protected Party. Notwithstanding anything in the foregoing to the contrary, the Borrower shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings: (A) while an Event of Default shall have occurred and be continuing; (B) if such proceedings will involve any risk of criminal liability or a material risk of the sale, forfeiture or loss of any part of the Collateral; or (C) to the extent that the Protected Party has defenses available to it which are not available to the Borrower and allowing the Borrower to assert such defenses will be prejudicial to the interests of such Protected Party; provided that the limitation on the Borrower’s ability to control such judicial or administrative proceeding shall apply only to those aspects of such proceeding which address issues with respect to which such defenses are available.
The relevant Protected Party shall supply the Borrower with such information reasonably requested by the Borrower as is necessary or advisable for the Borrower to control or participate in any proceeding to the extent permitted by this Section 10.05. Such Protected Party shall not enter into a settlement or other compromise with respect to any covered claim without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed) unless such Protected Party waives its right to be protected with respect to such covered claim.
SECTION 10.06.    Successors and Assigns.
(a)    Generally. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto; provided that the Borrower may not assign or transfer any of its interests and obligations without the prior written consent of either the Required Lenders or the Lenders, as the terms set forth in Section 10.03 may require;
(b)    Assignments. Any Lender may assign all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans and its Commitments); provided, however, that
(i)    each such assignment shall be to an Eligible Assignee who assumes a proportionate percentage of Commitments and Loans;
(ii)    except in the case of an assignment to another Lender, an Affiliate of an existing Lender (A) the aggregate amount of the Commitment and Loans of the assigning

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Lender subject to such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not, without the consent of the Borrower and the Administrative Agent, be less than $5,000,000 and an integral multiple of $1,000,000 (or such other amount as shall equal the assigning Lender’s entire Commitment) and (B) after giving effect to such assignment, unless otherwise consented to by the Borrower, the aggregate amount of the Commitment and/or Loans of the assigning Lender shall not be less than $2,500,000 (unless the assigning Lender shall have assigned its entire Commitment and/or the entire balance of the outstanding Loans); and
(iii)    the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance in the form of Exhibit C, together with any Note subject to such assignment and a processing fee of $3,500, payable or agreed between the assigning Lender and the assignee.
(c)    Assignment and Acceptance. By executing and delivering an Assignment and Acceptance in accordance with this Section 10.06, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Agreement, the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to Section 6.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Borrower, the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (vi) such assignee appoints and authorizes each of the Administrative Agent and the Collateral Agent to take such action on its behalf and to exercise such powers under this Agreement or any other Loan Document as are delegated to each of the Administrative Agent and the Collateral Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender. Upon execution, delivery, and

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acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section 10.06(c), the assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. The assignee shall deliver to the Borrower and the Administrative Agent certification described in Section 3.01(c).
(d)    Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent, solely for purposes of this Section 10.06(d), to (i) maintain a register (the “Register”) on which the Administrative Agent will record the Commitments from time to time of each Lender, the name and address of each Lender, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and to (ii) retain a copy of each Assignment and Acceptance delivered to the Administrative Agent pursuant to this Section. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan and the Note evidencing the same is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. The Register shall be available at the offices where kept by the Administrative Agent for inspection by the Borrower and any Lender at any reasonable time upon reasonable prior notice to the Administrative Agent.
(e)    Participations. Each Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more Persons, in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Commitment or the Loans owing to it and any Notes held by it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the participant shall be entitled to the benefit of right of setoff contained in Section 10.08 and the yield protection provisions contained in Sections 3.01 (provided that the participant delivers the forms or documentation in 3.01(e) to the Lender, the Administrative Agent or the Borrower), 3.03 and 3.04 to the same extent that the Lender from which such participant acquired its participation would be entitled to the benefits of such yield protections; provided that the Borrower shall not be required to reimburse any participant pursuant to Sections 3.01, 3.03 or 3.04 in an amount which exceeds the amount that would have been payable thereunder to such Lender had such Lender not sold such participation and (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Credit Obligations owing to such Lender and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes or extending its Commitment); provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment,

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modification or waiver that affects such Participant. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(f)    Other Assignments. Any Lender may at any time without the consent of the Borrower (i) assign all or any portion of its rights under this Agreement and any Loans or Notes to a Federal Reserve Bank or other similar central bank; and (ii) pledge or assign a security interest in all or any portion of its interest and rights under this Agreement (including all or any portion of its Loans or Notes, if any) to secure obligations of such Lender and provided that no such assignment, option, pledge or security interest shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank or other similar central bank or other person to which such option, pledge or assignment has been made for such Lender as a party hereto.
(g)    Information. Any Lender may furnish any information concerning the Borrower in the possession of such Lender from time to time to permitted assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 10.07.
SECTION 10.07.    Confidentiality. Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors who have a bona fide need to know such information (“Representatives”) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will agree to keep such Information confidential); (ii) to the extent requested by any supervisory or regulatory authority with jurisdiction over the Administrative Agent, the Collateral Agent or Lender, as applicable; (iii) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process; (iv) to any other party to this Agreement; (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder; (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any Eligible Assignee of or participant in, or any prospective Eligible

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Assignee of or participant in, any of its rights or obligations under this Agreement, or (B) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (vii) with the written consent of the Borrower; (viii) to the extent such information (without knowledge that such Information was so made available in violation of confidentiality or other obligations of secrecy owing to the Borrower) (A) becomes publicly available other than as a result of a breach of this Section by the Administrative Agent, the Collateral Agent or any Lender or their respective Representatives or (B) becomes available to the Administrative Agent, the Collateral Agent, any Lender or any of their Representatives on a nonconfidential basis from a source other than the Borrower; or (ix) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, “Information” means all information received from or on behalf of the Borrower relating to the Borrower or its respective business, other than any such information that is available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis prior to disclosure by or on behalf of the Borrower (without knowledge that such Information was so made available in violation of confidentiality or other obligations of secrecy owing to the Borrower); provided that, in the case of information received from or on behalf of the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 10.08.    Set-off. In addition to any rights now or hereafter granted under Applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender (and each of its Affiliates) is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of such rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or specific) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of the Borrower against obligations and liabilities of the Borrower to the Lenders hereunder, under the Loans and Notes, under the other Loan Documents or otherwise, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Borrower hereby agrees that to the extent permitted by law any Person purchasing a participation in the Loans and Commitments hereunder may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder and any such set-off shall reduce the amount owed by the Borrower to such Lender.

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SECTION 10.09.    Interest Rate Limitation. The Administrative Agent, the Lenders and the Borrower and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by Applicable Law from time to time in effect. Neither the Borrower nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Credit Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under Applicable Law from time to time in effect, and the provisions of this Section 10.09 shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. The Lenders and the Administrative Agent expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Credit Obligation is accelerated. If (i) the maturity of any Credit Obligation is accelerated for any reason, (ii) any Credit Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (iii) any Lender of any other holder of any or all of the Credit Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Credit Obligations to an amount in excess of that permitted to be charged by Applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Credit Obligations or, at such Lender’s or holder’s option, promptly returned to the Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under Applicable Law, the Administrative Agent, the Lenders and the Borrower (and any other payors thereof) shall to the greatest extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Credit Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under Applicable Law in order to lawfully charge the maximum amount of interest permitted under Applicable Law. As used in this Section 10.09 the term “Applicable Law” includes, without limitation the laws of the State of New York or the laws of the United States of America, whichever laws allow the greatest interest, as such laws now exist or may be changed or amended or come into effect in the future.
SECTION 10.10.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.
SECTION 10.11.    Integration. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT OF THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

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CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, EXCEPT THAT EACH EXISTING NON-DISCLOSURE AGREEMENT ENTERED INTO WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREUNDER BY THE LENDERS (INCLUDING WITHOUT LIMITATION PARAGRAPHS 8 AND 9 THEREOF) SHALL SURVIVE TO THE EXTENT EXPRESSLY PROVIDED THEREIN WITH RESPECT TO PROVISIONS NOT RELATING TO CONFIDENTIALITY (WHICH CONFIDENTIALITY PROVISIONS SHALL BE SUPERSEDED HEREBY). In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent, the Collateral Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
SECTION 10.12.    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof and any subsequent making or deemed making thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, the Collateral Agent and each Lender, regardless of any investigation made by the Administrative Agent, the Collateral Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied.
SECTION 10.13.    Severability. Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 10.14.    Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
SECTION 10.15.    Marshalling; Payments Set Aside. None of the Administrative Agent, the Collateral Agent or any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Credit Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent or the Collateral Agent (or to the Administrative Agent for the benefit of the Lenders or the Collateral Agent for the benefit of the Protected Parties), or the Administrative Agent or the Collateral Agent enforces any security interests or exercises its rights of set-off, and such

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payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or set-off had not occurred.
SECTION 10.16.    Performance by the Administrative Agent. If the Borrower fails to perform any of its obligations under this Agreement or any other Loan Document in a timely fashion, the Administrative Agent shall be entitled, but not obliged, to perform such obligation at the expense of the Borrower and without waiving any rights that it may have with respect to such breach.
SECTION 10.17.    Limited Recourse. All amounts payable by the Borrower in respect of the obligations secured by the Loan Documents shall be recoverable only from the Borrower and from and to the extent of the Collateral. No recourse under any obligation of the Borrower secured by the Loan Documents shall be had against any shareholder, officer, agent or director of the Borrower, by the enforcement of any assessment or by any proceeding by virtue of any statute or otherwise, unless any obligation is the result of the gross negligence or willful misconduct of such shareholder, officer, agent or director of the Borrower.
SECTION 10.18.    Third Party Beneficiaries. Each Protected Party, including without limitation each Support Party, is an express third party beneficiary hereof.
SECTION 10.19.    Governing Law; Submission to Jurisdiction. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, THE BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY COLLATERAL DOCUMENT GOVERNED BY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE

89    Loan Agreement

BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.01; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.
SECTION 10.20.    Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
SECTION 10.21.    Binding Effect. This Agreement (as amended on the Closing Date) shall become effective at such time when it shall have been executed by the Borrower, the Collateral Agent and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Collateral Agent and each Lender and their respective successors and assigns. For the avoidance of doubt, any amendment or amendment and restatement of this Agreement is not intended to be and should not be construed as a novation of any of the obligations of the Borrower in existence on the date of such amendment or amendment and restatement.
SECTION 10.22.    The Patriot Act. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act and any comparable law applicable to any Lender, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Administrative Agent and/or any Lender to identify the Borrower in accordance with the Patriot Act.

90    Loan Agreement

[Signature Pages Follow]

91    Loan Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
PBF RAIL LOGISTICS COMPANY LLC, as Borrower

By:    _____________________
Name:
Title:

92    Loan Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent, Lead Arranger and Lender
By:    _____________________
Name:
Title:
By:    _____________________
Name:
Title:

93    Loan Agreement

DEUTSCHE BANK SECURITIES INC., as Syndication Agent
By:    _____________________
Name:
Title:
By:    _____________________
Name:
Title:

94    Loan Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH, as Lender
By:    _____________________
Name:
Title:
By:    _____________________
Name:
Title:

95    Loan Agreement

DVB BANK SE, as Co-Documentation Agent and Lender
By:    _____________________
Name:
Title:
By:    _____________________
Name:
Title:

96    Loan Agreement

ING BANK NV, as Co-Documentation Agent and Lender
By:    _____________________
Name:
Title:
By:    _____________________
Name:
Title:

97    Loan Agreement

SIEMENS FINANCIAL SERVICES, INC, as Co-Documentation Agent and Lender
By:    _____________________
Name:
Title:
By:    _____________________
Name:
Title:

98    Loan Agreement

BTMU CAPITAL LEASING & FINANCE, INC., as Lender
By:    _____________________
Name:
Title:
By:    _____________________
Name:
Title:

99    Loan Agreement

KEY EQUIPMENT FINANCE, as Lender
By:    _____________________
Name:
Title:
By:    _____________________
Name:
Title:

100    Loan Agreement

SANTANDER BANK, N.A., as Lender
By:    _____________________
Name:
Title:
By:    _____________________
Name:
Title:

101    Loan Agreement

FIFTH THIRD BANK, as Lender
By:    _____________________
Name:
Title:
By:    _____________________
Name:
Title:

102    Loan Agreement

THE HUNTINGTON NATIONAL BANK, as Lender
By:    _____________________
Name:
Title:
By:    _____________________
Name:
Title:

103    Loan Agreement

HSBC BANK USA, N.A., as Lender
By:    _____________________
Name:
Title:
By:    _____________________
Name:
Title:

104    Loan Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent
By: Deutsche Bank National Trust Company
By:    _____________________
Name:
Title:
By:    _____________________
Name:
Title:

105    Loan Agreement

Schedule 2.01

LENDERS AND COMMITMENTS

Lender	Total Commitment	Share
Credit Agricole Corporate and Investment Bank	33,000,000.00	13.20000%
Deutsche Bank AG, New York Branch	30,000,000.00	12.00000%
DVB Bank SE	28,000,000.00	11.20000%
ING Bank N.V.	28,000,000.00	11.20000%
Siemens Financial Services, Inc.	28,000,000.00	11.20000%
BTMU Capital Leasing & Finance, Inc.	24,000,000.00	9.60000%
Key Equipment Finance	20,000,000.00	8.00000%
Santander Bank, N.A.	20,000,000.00	8.00000%
Fifth Third Bank	18,000,000.00	7.20000%
The Huntington National Bank	14,000,000.00	5.60000%
HSBC Bank USA, N.A.	7,000,000.00	2.80000%
Total	250,000,000.00	100.00000%

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Schedule 4.01

ORGANIZATIONAL AND CAPITAL STRUCTURE

Borrower	Registered Holder	Percentage of LLC or Trust Interests Held by Registered Holder
PBF Rail Logistics Company LLC	PBF Transportation Company LLC	100%

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Schedule 5.02

REQUIRED CONSENTS, AUTHORIZATIONS, NOTICES AND FILINGS

None.

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Schedule 6.06

INSURANCE

See attached.

109    Loan Agreement

Schedule 7.01

EXISTING DEBT

None.

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Schedule 7.07

INVESTMENTS

None.

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Schedule 10.01

NOTICE ADDRESSES; ADMINISTRATIVE AGENT’S OFFICE

If to PBF Rail Logistics Company LLC, to:

PBF Holding Company LLC
1 Sylvan Way, 2nd Floor
Parsippany, NJ 07054-3887
Attention: Jeffrey Dill
Telecopier No.: (973) 455-7562
Email:   jeffrey.dill@pbfenergy.com
with a copy to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention: Andres C. Mena, Esq. Telecopier No.:   (212) 446-4900
Email:   andres.mena@kirkland.com

If to Administrative Agent, to:

Credit Agricole Corporate and Investment Bank
SFI Agency and Middle Office
1301 Avenue of the Americas
New York, NY 10019

Attention: Justine Ventrelli

Facsimile: (917) 849-5054
Telephone: (212) 261-7886
E-mail: justine.ventrelli@ca-cib.com

If to Borrower Account Bank, to:

Wells Fargo Bank, National Association
Mail Address Code: D1129-072
301 South Tryon Street, 7th Floor
Charlotte, NC 28282-1915
Attn: DACA Team

Facsimile: (704) 374-4224

with a copy to:

112    Loan Agreement

Wells Fargo Bank, National Association
Mail Address Code: C7300-061
1700 Lincoln Street, 6th Floor
Denver, CO 80203-4500
Attn: Christin Bogg

Facsimile: (303) 863-5196

If to Collateral Agent, to:

Deutsche Bank Trust Company Americas
60 Wall Street, 16th Floor
Mail Stop NYC 60-1630
New York, New York 10005

Attention: Trust & Agency Services – Project Finance, PBF Rail Logistics Company LLC

Facsimile: (732) 578-4636

113    Loan Agreement

Exhibit A

FORM OF NOTICE OF BORROWING

Credit Agricole Corporate and Investment Bank, as Administrative Agent
1301 Avenue of the Americas
New York, NY 10019
Attention: [__________]
[__________]
Attention: [__________]

Ladies and Gentlemen:

Reference is made to the Loan Agreement dated as of March 26, 2014 among PBF Rail Logistics Company LLC, the banks and other lending institutions from time to time party thereto, Credit Agricole Corporate and Investment Bank (“CA-CIB”), as Administrative Agent, Deutsche Bank Trust Company Americas, as Collateral Agent, CA-CIB, as Lead Arranger, Deutsche Bank AG, New York Branch, as Syndication Agent, and DVB Bank SE, ING Bank NV and Siemens Financial Services, Inc., as Co-Documentation Agents (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Loan Agreement. This notice constitutes a Notice of Borrowing pursuant to Section 2.02 of the Loan Agreement.

1.	The date of the Loan will be ______________.

2.	The aggregate principal amount of the Loan will be $_____________.

3.
The Eligible Railcars to be financed on the Funding Date are described on Schedule A hereto, including the Appraised Value for each such Eligible Railcar, the Purchase Price for each such Eligible Railcar, the aggregate Appraised Value for all such Eligible Railcars and the aggregate Purchase Price for all such Eligible Railcars.

4.
For each of the Eligible Railcars described on Schedule A hereto, the lesser of (a) the Appraised Value of such Eligible Railcar and (b) the Purchase Price of such Eligible Railcar is described on Schedule A hereto.

5.	The Advance Rate is [70/65]%.

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6.	Schedule A describes the Dollar amount equal to the product of (4) and (5) for each Eligible Railcar described on Schedule A hereto (for each such Eligible Railcar, the “Borrowing Base”).

7.	The interest rate applicable to the Loan pursuant to Section 2.05(a) of the Loan Agreement shall be [One Month LIBOR/ Corporate Base Rate].

8.
All search reports (or oral confirmation thereof) as of a recent date from all public offices (including, without limitation, the STB and the Office of the Registrar General of Canada) in which a filing or recording is required or would be effective to perfect a Lien on the interests of the Borrower in such Eligible Railcar are attached hereto as Schedule B.

Attached hereto is the pledge of all Eligible Railcars referred to in paragraph 3 above.

PBF RAIL LOGISTICS COMPANY LLC

By:___________________________
Name:
Title:

115    Loan Agreement

SCHEDULE A TO NOTICE OF BORROWING

SCHEDULE OF RAILCARS

116    Loan Agreement

SCHEDULE B TO NOTICE OF BORROWING

SEARCH REPORTS

117    Loan Agreement

Exhibit B

FORM OF LOAN NOTE

THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS NOTE MAY NOT BE SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH APPLICABLE STATE LAWS, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.
Principal Sum: $_____________________
_________ __, 20__
FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ (the “Lender”) or its registered assigns for its account, at the office of Credit Agricole Corporate and Investment Bank (the “Administrative Agent”) as set forth in that certain Loan Agreement dated as of March 26, 2014 among PBF Rail Logistics Company LLC, the banks and other lending institutions from time to time party thereto, Credit Agricole Corporate and Investment Bank (“CA-CIB”), as Administrative Agent, Deutsche Bank Trust Company Americas, as Collateral Agent, CA-CIB, as Lead Arranger, Deutsche Bank AG, New York Branch, as Syndication Agent, and DVB Bank SE, ING Bank NV and Siemens Financial Services, Inc., as Co-Documentation Agents (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”), the Principal Sum set forth above (or such lesser amount as shall equal the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower under the Loan Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, payable on demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the rates per annum set forth in the Loan Agreement.

This Note is one of the Notes referred to in the Loan Agreement and evidences the Loans made by the Lender thereunder. Capitalized terms used in this Note and not otherwise defined shall have the respective meanings assigned to them in the Loan Agreement and the terms and conditions of the Loan Agreement are expressly incorporated herein and made a part hereof.

The Loan Agreement provides for the acceleration of the maturity of the Loans evidenced by this Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of the Loans upon the terms and conditions specified therein. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorney fees, in each case as provided in the Loan Agreement.

118    Loan Agreement

The date, amount and interest rate of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, if the Lender so elects in connection with any transfer or enforcement hereof, endorse on the reverse side of this Note or on the schedule attached hereto and made a part hereof appropriate notations to evidence the foregoing information with respect to each outstanding Loans evidenced hereby; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Loan Agreement or under this Note in respect of the Loans to be evidenced by this Note, and each such recordation or endorsement shall be prima facie evidence of such information.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained for such purpose by or on behalf of the Borrower as provided in Section 10.06(d) of the Loan Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

119    Loan Agreement

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the date first above written.

PBF RAIL LOGISTICS COMPANY LLC
By:
Name:
Title:

120    Loan Agreement

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Amount of Principal Repaid	Notation Made By

121    Loan Agreement

Exhibit C

FORM OF ASSIGNMENT AND ACCEPTANCE
Reference is made to the Loan Agreement dated as of March 26, 2014 among PBF Rail Logistics Company LLC, the banks and other lending institutions from time to time party thereto, Credit Agricole Corporate and Investment Bank (“CA-CIB”), as Administrative Agent, Deutsche Bank Trust Company Americas, as Collateral Agent, CA-CIB, as Lead Arranger, Deutsche Bank AG, New York Branch, as Syndication Agent, and DVB Bank SE, ING Bank NV and Siemens Financial Services, Inc., as Co-Documentation Agents (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Loan Agreement.
The “Assignor” and the “Assignee” referred to on Schedule 1 agree as follows:
1.    The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the effective date of the assignment as designated in paragraph 4 below (the “Effective Date”), the interests set forth on Schedule 1 hereto (collectively, the “Assigned Interest”) in the Assignor’s rights and obligations under the Loan Agreement, including, without limitation, (i) the interests set forth on Schedule 1 hereto in the Commitment Percentage of the Assignor on the Effective Date, and (ii) the Loans owing to the Assignor in connection with the Assigned Interest which are outstanding on the Effective Date. The purchase of the Assigned Interest shall be at __% of par and periodic payments made with respect to the Assigned Interest which (i) accrued prior to the Effective Date shall be remitted to the Assignor and (ii) accrue from and after the Effective Date shall be remitted to the Assignee. From and after the Effective Date, the Assignee, if it is not already a Lender under the Loan Agreement, shall become a “Lender” for all purposes of the Loan Agreement and the other Loan Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations under the Loan Agreement.
2.    The Assignor: (i) represents and warrants that it is the legal and beneficial owner of the Assigned Interest being assigned by it hereunder and that such Assigned Interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto, or for the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto or the financial condition of the Borrower or the performance or observance by the Borrower or other Person of any of its obligations under the Loan Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note(s) held by the Assignor (if any) and

122    Loan Agreement

requests that the Administrative Agent exchange such Note(s) for [a] new Note(s) payable to the order of the Assignee in the amount specified on line (j) of Schedule 1, and to the order of the Assignor in the amounts, if any, specified on line (i) of Schedule 1.
3.    The Assignee: (i) confirms that it is an Eligible Assignee; (ii) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (iii) confirms that it has received a copy of the Loan Agreement, the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to Section 6.01 of the Loan Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iv) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement and the other Loan Documents; (v) appoints and authorizes each of the Administrative Agent and the Collateral Agent to take such action on its behalf and to exercise such powers under the Loan Agreement or any other Loan Document as are delegated to each of the Administrative Agent and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) represents and warrants that it has delivered the applicable tax forms described in Section 3.01(e) of the Loan Agreement in accordance with such Section; and (vii) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Loan Agreement and the other Loan Documents are required to be performed by it as a Lender.
4.    Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1.
5.    Upon such acceptance and recording by the Administrative Agent, as of the Effective Date (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the obligations, rights and benefits of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.
6.    Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Loan Agreement and the Notes in respect of the interests assigned hereby (including, without limitation, all payments of principal, interest, Commitment Fees and other fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the Notes for periods prior to the Effective Date directly between themselves.
7.    This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York. This Assignment and Acceptance

123    Loan Agreement

may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.
8.    This Assignment and Acceptance shall be effective only upon consent of the Administrative Agent (and, if applicable, the Borrower) and delivery to the Administrative Agent of this Assignment and Acceptance, together with the processing fee payable pursuant to Section 10.06(b)(iii) of the Loan Agreement in connection herewith and recordation in the Register pursuant to Section 10.06(d) of the Loan Agreement of the terms hereof.
9.    Attached hereto as Schedule 2 is all contact, address, account and other administrative information relating to the Assignee.
[Signature Page to Follow]

124    Loan Agreement

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.
[                         ], as Assignor
By: ____________________________________
Name:
Title:
[Tax forms required by    [                         ], as Assignee
Section 3.01(e) of the
Loan Agreement included]
By: ____________________________________
Name:
Title:
CONSENTED TO [include to the extent required under the Loan Agreement]:
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Administrative Agent
By: ____________________________________
Name:
Title:
PBF RAIL LOGISTICS COMPANY LLC,
as Borrower
By: ____________________________________
Name:
Title:

125    Loan Agreement

SCHEDULE 1 TO ASSIGNMENT AND ACCEPTANCE

(a)    Date of Assignment:    __________________
(b)    Legal Name of Assignor: ______________________________
(c)    Legal Name of Assignee: ______________________________
(d)    Effective Date of Assignment: __________________

(e)	Commitment Percentage Assigned (expressed as a ______________% percentage set forth to at least 8 decimals)

(f)	Commitment Percentage of Assignee after giving effect to ______________% this Assignment and Acceptance as of the Effective Date (set forth to at least 8 decimals)

(g)	Commitment Percentage of Assignor after giving effect to ______________% this Assignment and Acceptance as of the Effective Date (set forth to at least 8 decimals)

(h)	Commitment Amount as of Effective Date $___________

(i)	Dollar Amount of Assignor’s Commitment Percentage as of $___________ the Effective Date (the amount set forth in (h) multiplied by the percentage set forth in (g))

(j)	Dollar Amount of Assignee’s Commitment Percentage as of $___________ the Effective Date (the amount set forth in (h) multiplied by the percentage set forth in (f))

126    Loan Agreement

SCHEDULE 2 TO ASSIGNMENT AND ACCEPTANCE
Administrative Details
(Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)

127    Loan Agreement

Exhibit D-1

FORM OF OPINION OF COUNSEL FOR THE BORROWER/PBF HOLDINGS/PBF TRANSPORTATION COMPANY LLC AND THE TSA GUARANTORS

[See attached]

128    Loan Agreement

March [ ], 2014
To the Agent, the Collateral Agent
and each of the Lenders under the Loan Agreement
(referred to below) on the date hereof (the “Lenders”):

Re:
Loan Agreement dated as of March [ ], 2014, by and among PBF Rail Logistics Company LLC, a Delaware limited liability company (the “Borrower”), the banks and other lending institutions from time to time party thereto (the “Lenders”), Credit Agricole Corporate and Investment Bank (“CA-CIB”), in its capacity as Administrative Agent for the Lenders (in such capacity, and together with its successors and assigns, the “Agent”), Deutsche Bank Trust Company Americas, in its capacity as Collateral Agent for the Protected Parties referred to therein (in such capacity, and together with its successors and assigns, the “Collateral Agent”), CA-CIB, as Lead Arranger (in such capacity, the “Lead Arranger”), Deutsche Bank AG, as Syndication Agent (in such capacity, the “Syndication Agent”), and [_____], [_____] and [_____], as Co-Documentation Agents (in such capacity, the “Co-Documentation Agents”) (such loan agreement herein referred to as the “Loan Agreement”)

Ladies and Gentlemen:
We are issuing this opinion letter in our capacity as counsel to and at the request of the Borrower in respect of the Loan Agreement. The Borrower, PBF Holding Company LLC, a Delaware limited liability company (“Holdings”), Delaware City Refining Company LLC, a Delaware limited liability company (“Delaware City”), Paulsboro Refining Company LLC, a Delaware limited liability company (“Paulsboro”), Toledo Refining Company LLC, a Delaware limited liability company (“Toledo” and together with Delaware City and Paulsboro, the “TSA Guarantors”) and PBF Transportation Company LLC, a Delaware limited liability company (“Parent”) are collectively referred to herein as the “Credit Parties”.
The opinions expressed herein are being provided pursuant to Section 4.01(d) of the Loan Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement (with references herein to the Loan Agreement and each

129    Loan Agreement

document defined therein meaning the Loan Agreement and each such document as executed and delivered on the date hereof). The Lenders and the Agent are sometimes referred to in this opinion letter as “you”.
In connection with the preparation of this letter, we have, among other things, reviewed executed counterparts of:

(a)	the Loan Agreement;

(b)	[the Notes delivered to the Lenders on the date hereof];

(c)	the Security Agreement;

(d)	the TSA; and

(e)	[the TSA Guaranty].
We have also reviewed [unfiled/acknowledgement] copies of UCC Form‑1 Financing Statements naming each of Parent and the Borrower, as debtor, and the [Agent or Collateral Agent], as secured party, copies of which are attached hereto on Exhibit 1 (the “Delaware Financing Statements”) to be filed in the Uniform Commercial Code filing office of the Secretary of State of Delaware (the “Delaware UCC Filing Office”).
References in this opinion letter to the “New York UCC” mean the Uniform Commercial Code as in effect on the date hereof in the State of New York. For purposes hereof, (a) the documents listed in items (a) through ([e]) above (each in the form reviewed by us for purposes of this opinion letter) are called the “Operative Documents”. The term “Organizational Documents” whenever used in the letter means the certificates of formation and the limited liability company agreements of each Credit Party, as in effect on the date hereof.
Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this opinion letter, we advise you, and with respect to each legal issue addressed in this opinion letter, it is our opinion, that:

1.
Each of the Credit Parties is a limited liability company existing and in good standing under the Delaware Limited Liability Company Act (“DLLCA”). For purposes of this opinion, we have relied exclusively upon certificates issued by a governmental authority in the relevant jurisdiction, and such opinions are not intended to provide any conclusion or assurance beyond that conveyed by those certificates.

2.	Each of the Credit Parties has the limited liability company power to execute, deliver and perform its obligations under the Operative Documents to which it is a party.

3.	Each of the Credit Parties has taken the limited liability company action necessary to authorize its execution, delivery and performance of the Operative Documents to which it is a party.

4.	Each Operative Document has been duly executed and delivered on behalf of each Credit Party that is a party thereto.

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5.	Each of the Operative Documents is a valid and binding obligation of each Credit Party that is a party thereto and is enforceable against such Credit Party in accordance with its terms.

6.
The execution and delivery by any Credit Party of the Operative Documents to which it is a party, and the performance by any Credit Party of the Operative Documents to which it is a party, and the granting of any security interests pursuant to the Security Agreement to which it is a party, will not (i) constitute a violation of the Organizational Documents of such Credit Party, (ii) constitute a violation of any applicable provision of existing State of New York law or United States federal statutory law or published governmental regulation applicable to such Credit Party, in each case to the extent covered by this opinion letter, or of any applicable provision of the DLLCA, or (iii) result in a violation of, or result in the creation of any lien upon or security interest in any Credit Party’s properties pursuant to the terms of, any agreement or instrument identified on Exhibit 2 attached hereto, provided that we express no opinion with respect to breaches, violations or defaults under any cross-default provision or with respect to any financial covenants or tests in any such agreement or instrument.

7.
No consent, approval, authorization or order of, or filing with, any United States federal or New York governmental authority or body or any Delaware governmental agency or body acting pursuant to the DLLCA is required in order for any Credit Party to obtain the right to execute and deliver, or perform its obligations under, any Operative Document to which it is a party, except for (i) those obtained or made prior to the date hereof, (ii) filings required for the perfection of security interests granted under the Security Agreement or to release existing liens, (iii) consents, approvals, authorizations, orders or filings required in connection with the ordinary course of conduct by the Credit Parties of their respective businesses and ownership or operation by the Credit Parties of their respective assets in the ordinary course of business (as to which we express no opinion), (iv) those that may be required under federal securities laws and regulations or state “blue sky” laws and regulations (as to which we express no opinion) or any other laws, regulations or governmental requirements which are excluded from the coverage of this opinion letter and (v) consents, approvals, authorizations, orders or filings that may be required by any banking, insurance or other regulatory statutes to which you may be subject (as to which we express no opinion).

8.
The Security Agreement creates a valid security interest in favor of the Agent, for the benefit of the Secured Parties in the “Collateral” (as defined in the Security Agreement) of each Credit Party which is a party thereto described therein in which a security interest may be created under Article 9 of the New York UCC (the “Code Collateral”).

9.
Upon the filing in the Delaware UCC Filing Office of the Delaware Financing Statements, together with the payment of all filing and recordation fees associated therewith, the [Agent and the Collateral Agent] will have a perfected security interest (for the benefit of the Secured Parties) in that portion of the Code Collateral in which a security interest can be perfected by the filing of a Uniform Commercial Code financing statement in the Delaware UCC Filing Office.

10.
[Upon delivery to the Collateral Agent for the benefit of the Secured Parties in the State of Delaware of the certificates identified on Exhibit 3 attached hereto (the “Pledged Securities”, indorsed in blank or to the Collateral Agent by an effective indorsement or accompanied by membership powers with respect thereto indorsed in blank by an effective indorsement, the Collateral Agent will have a perfected security interest (for the benefit of the Secured Parties)

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in the Pledged Securities under the New York UCC to the extent they are “securities” (as such term is defined in Section 8-102(a)(15) of the New York UCC). Assuming neither the Collateral Agent nor any Secured Party has notice of any adverse claim (as such term is defined in Section 8-102(a)(1) of the New York UCC) to the Pledged Securities, the Collateral Agent will acquire the security interest in the Pledged Securities for the benefit of the Secured Parties free of any adverse claim (as such term is defined in Section 8-102(a)(1) of the New York UCC).]

11.
Assuming application of the proceeds of the Loans as contemplated by the Loan Agreement and, for purposes of Regulation X of the Board of Governors of the Federal Reserve System, no Lender or Agent is subject to Regulation T of the Board of Governors of the Federal Reserve System, the execution and delivery of the Loan Agreement by the Borrower and the making of the Loans under the Loan Agreement will not violate Regulation U or X of the Board of Governors of the Federal Reserve System.

With your consent, we have assumed for purposes of this letter and the opinions herein:
(a) that each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine, and that all natural persons who have signed any document have the legal capacity to do so;
(b) that each Operative Document and every other agreement we have examined for purposes of this letter has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and binding obligation of each party to that document, enforceable against each such party in accordance with its respective terms and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement and that each party to any Operative Document is in good standing and duly incorporated or organized under the laws of its jurisdiction of organization (except that we make no such assumption in this paragraph (b) with respect to the Credit Parties);
(c) there are no agreements or understandings among the parties, written or oral (other than the Operative Documents), and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Operative Documents; and
(d) that the status of the Operative Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities, provided that we make no such assumption to the extent we have opined as to such matters with respect to the Credit Parties herein.
In addition, for purposes of this letter and the opinions herein we have also assumed with your consent: (i) each Credit Party has the requisite rights to any Collateral existing on the date hereof and will have the requisite rights to each item of Collateral arising after the date hereof, (ii) value (as defined in Section 1-201(44) of the New York UCC) has been given by you to the Credit Parties for the security interests and other rights in and assignments of Collateral described in or

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contemplated by the Operative Documents, (iii) any Pledged Securities issued by an issuer not organized under the laws of one of the states of the United States or the District of Columbia are “certificated securities” within the meaning of Section 8-102(a)(4) of the New York UCC, (iv) all Deposit Accounts are “deposit accounts” within the meaning of Section 9-102(a)(29) of the New York UCC; (v) all Depositary Banks are “banks” within the meaning of Section 1-201(4) of the New York UCC; (vi) all Securities Intermediaries are “securities intermediaries” within the meaning of Section 8-102(a)(14) of the New York UCC, (vii) all Securities Accounts are “securities accounts” within the meaning of Section 8-501 of the New York UCC and (viii) all information regarding the secured party on the Delaware Financing Statements is accurate and complete in all respects.
In preparing this letter, we have relied without any independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Operative Documents; (iii) factual information provided to us in a support certificate signed by each of the Credit Parties; and (iv) factual information we have obtained from such other sources as we have deemed reasonable; and we have examined the originals or copies certified to our satisfaction, of such Organizational Documents and other limited liability company records of the Credit Parties as we deem necessary for or relevant to our opinions. We have assumed without investigation that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.
The terms “knowledge,” “actual knowledge” and “aware” whenever used in this letter with respect to our firm mean conscious awareness at the time this letter is delivered on the date it bears by the following Kirkland & Ellis LLP lawyers who are the only lawyers at Kirkland & Ellis LLP that have had significant involvement with the negotiation or preparation of the Operative Documents (herein called our “Designated Transaction Lawyers”): Andres Mena and David Tarr.
Each opinion (an “enforceability opinion”) in this letter that any particular contract is a valid and binding obligation, is enforceable in accordance with its terms or creates a security interest is subject to: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) an implied covenant of good faith and fair dealing; and (iv) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. “General principles of equity” include but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel.
Each enforceability opinion is also subject to the qualification that certain provisions of the Operative Documents may not be enforceable in whole or in part, although the inclusion of such provisions does not render the Operative Documents invalid, and the Operative Documents and the

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law of the State of New York contain adequate remedial provisions for the practical realization of the rights and benefits afforded thereby.
Each enforceability opinion is further subject to the effect of rules of law that may render guaranties or other similar instruments or agreements unenforceable under circumstances where your actions, failures to act or waivers, amendments or replacement of the Operative Documents (i) so radically change the essential nature of the terms and conditions of the guaranteed obligations and the related transactions that, in effect, a new relationship has arisen between you and the Credit Parties which is substantially and materially different from that presently contemplated by the Operative Documents, (ii) release the primary obligor, or (iii) impair the guarantor’s recourse against the primary obligor.
We also express no opinion regarding the enforceability of any “fraudulent conveyance or fraudulent transfer savings clauses” and any similar provisions in any Operative Document, to the extent such provisions purport to limit the amount of the obligations of any party or the right to contribution of any other party with respect to such obligations.
We render no opinion regarding the validity, binding effect or enforceability of any Operative Document with respect to any Credit Party to the extent such Operative Document involves any obligation (including any guaranty) of such Credit Party with respect to any “swap” (as such term is defined in the Commodity Exchange Act) if such Credit Party is not an “eligible contract participant” (as such term is defined in the Commodity Exchange Act) at the time such obligation is incurred by such Credit Party.
We render no opinion with regard to usury or other laws limiting or regulating the maximum amount of interest that may be charged, collected, received or contracted for other than the internal laws of the State of New York, and without limiting the foregoing, we expressly disclaim any opinion as to the usury or other such laws of any other jurisdiction (including laws of other states made applicable through principles of Federal preemption or otherwise) which may be applicable to the transactions contemplated by the Operative Documents.
Our opinions regarding the creation and perfection of security interests are subject to the effect of (i) the limitations on the existence and perfection of security interests in proceeds resulting from the operation of Section 9-315 of the New York UCC and (ii) certain provisions of the Bankruptcy Code, including Section 547 with respect to preferential transfers and Section 552 with respect to any Collateral acquired by a Credit Party subsequent to the commencement of a case under the Bankruptcy Code with respect to such Credit Party.
We express no opinion [(i) as to the priority of any security interest, except as provided in opinion paragraph 10, (ii) as to what law governs perfection of the security interests granted in the Collateral, except as provided in opinion paragraph 10, (iii)] regarding the perfection of any security interest in money, letter of credit rights, Collateral of a type represented by a certificate of title, any property for which a federal statute or treaty provides for registration or specifies a place of filing different from that specified in Section 9-501 of any applicable Uniform Commercial Code, commercial tort claims, crops, farm products, timber to be cut, as-extracted collateral, or consumer

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goods and (iv) the effectiveness of any supergeneric description of the Collateral in the Security Agreement.
Nothing contained in this letter covers or otherwise addresses any of the following types of provisions which may be contained in the Operative Documents:

(i) provisions mandating contribution towards judgments or settlements among various parties;

(ii) waivers of benefits and rights to the extent they cannot be waived under applicable law;

(iii) provisions providing for penalties, liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges, prepayment charges, interest upon interest, or increased interest rates upon default;

(iv) provisions which might require indemnification or contribution in violation of general principles of equity or public policy, including, without limitation, indemnification or contribution obligations which arise out of the failure to comply with applicable state or federal securities laws;

(v) agreements to submit to the jurisdiction of any particular court or other governmental authority (either as to personal or subject matter jurisdiction), except to the extent such submission to the courts of the State of New York is made in compliance with the statutory laws of the State of New York; provisions restricting access to courts; waiver of service of process requirements which would otherwise be applicable; waiver of the right to a jury trial and provisions otherwise purporting to affect the jurisdiction and venue of courts;

(vi) choice-of-law provisions, except to the extent such choice of law of New York law as the governing law is made in compliance with the statutory laws of the State of New York;

(vii) provisions regarding arbitration;

(viii) provisions that authorize you to set off and apply any deposits at any time held, and any other indebtedness at any time owing, by you to or for the account of the Company, or

(ix) requirements in the Operative Documents specifying that provisions thereof may only be waived in writing.

Except as expressly otherwise set forth in this letter, our advice on every legal issue addressed in this letter is based exclusively on the internal laws of the State of New York or the Federal law of the United States which, in each case, in our experience is generally applicable both to general business organizations which are not engaged in regulated business activities and to transactions of the type contemplated in the Operative Documents between the Credit Parties, on the one hand, and you, on the other hand (but without our having made any special investigation as to any other laws), except that we express no opinion or advice as to any law or legal issue (a) which might be

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violated by any misrepresentation or omission or a fraudulent act, or (b) to which any Credit Party may be subject as a result of your legal or regulatory status, your sale or transfer of the Loans or interests therein or your involvement in the transactions contemplated by the Operative Documents.
Our opinions in paragraphs 8 and 9 are limited to Article 9 of the New York UCC, or Article 9 of the Uniform Commercial Code as adopted in Delaware, as the case may be, and our opinions in paragraph 10 are limited to Articles 8 and 9 of the New York UCC.
For purposes of the opinion expressed in paragraph 9, we have reviewed the statutory provisions of the Uniform Commercial Code as adopted in Delaware, as set forth in the Commerce Clearing House, Inc. Secured Transactions Guide as supplemented through March 11, 2014 (the “Guide”) and, with respect to such Delaware Credit Parties, our opinion in such paragraph 9 is based solely on such review and on the assumption that such statutory provisions are given the same interpretation and application in Delaware as the corresponding provisions of the New York Uniform Commercial Code are given in New York.
For purposes of paragraphs 1 through 4 and 6(i) our opinions are based on the DLLCA (without regard to judicial interpretation thereof or rules or regulations promulgated thereunder), as published by Aspen Publishers, Inc., as supplemented through February, 2014. We note however that we are not admitted to practice law in the State of Delaware, and without limiting the forgoing we expressly disclaim any opinions regarding Delaware contract law or general Delaware law that may be incorporated expressly or by operation of law into the DLLCA or into any Organizational Document entered into pursuant thereto.
None of the opinions or other advice contained in this letter considers or covers: (i) any federal or state securities (or “blue sky”) laws or regulations or Federal Reserve Board margin regulations (other than our opinion in paragraph 11) or (ii) federal or state antitrust and unfair competition laws and regulations, pension and employee benefit laws and regulations, compliance with fiduciary duty requirements, federal and state environmental, land use and subdivision, tax, racketeering (e.g., RICO), health and safety (e.g., OSHA), and labor laws and regulations, federal and state laws, regulations and policies concerning national and local emergency, possible judicial deference to acts of sovereign states and criminal and civil forfeiture laws, and other federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes).
We also express no opinion regarding any laws relating to terrorism or money laundering, including Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) (the “Terrorism Executive Order”) or any related enabling legislation or any other similar executive order (collectively with the Terrorism Executive Order, the “Executive Orders”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”), any sanctions and regulations promulgated under authority granted by the Trading with the Enemy Act, 50 U.S.C. App. 1-44, as amended from time to time, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, as amended from time to time, the Iraqi Sanctions Act, Publ. L. No. 101-513; United Nations Participation Act, 22 U.S.C. § 287c, as amended from time to time, the International Security and Development Cooperation Act, 22 U.S.C. § 2349 aa-9, as amended from time to time, The

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Cuban Democracy Act, 22 U.S.C. §§ 6001-10, as amended from time to time, The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 2339b, as amended from time to time, and The Foreign Narcotics Kingpin Designation Act, Publ. L. No. 106-120, as amended from time to time.
We express no opinion as to what law might be applied by any other courts to resolve any issue addressed in this letter. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.
This opinion letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which our Designated Transaction Lawyers did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason.
You may rely upon this letter only for the purpose served by the provision in the Loan Agreement cited in the second paragraph of this opinion letter in response to which it has been delivered. Without our written consent: (i) no person other than you may rely on this opinion letter for any purpose; (ii) this opinion letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this opinion letter may not be cited or quoted in any other document or communication which might encourage reliance upon this opinion letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this opinion letter may not be furnished to anyone for purposes of encouraging such reliance. Notwithstanding the foregoing, financial institutions which subsequently become Lenders in accordance with the terms of Section 10.06 of the Loan Agreement may rely on this opinion letter as of the time of its delivery on the date hereof as if this letter were addressed to them.
Sincerely,

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EXHIBIT 1
UCC Financing Statements

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EXHIBIT 2
Contracts
1.    Second Amended and Restated Revolving Credit Agreement dated as of October 26, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time) among Holdings and the TSA Guarantors, as borrowers, the subsidiary guarantors, the lenders party thereto, UBS Securities LLC, Morgan Stanley Senior Funding, Inc., Deutsche Bank Securities, Inc. and Credit Suisse, as joint lead arrangers, Morgan Stanley Senior Funding, Inc., as co-documentation agent, UBS Securities LLC, as co-documentation agent and as co-syndication agent, Credit Suisse AG, Cayman Islands Branch, as co-syndication agent, UBS Loan Finance LLC, as swingline lender, UBS AG, Stamford Branch, as issuing bank, as administrative agent for the lenders, the secured parties and the issuing bank, and as co-collateral agent, Deutsche Bank Trust Company Americas, as co-collateral agent and as co-documentation agent, and Wells Fargo Bank, NA, as co-collateral agent.
2.     Indenture, dated as of February 9, 2012, among Holdings, PBF Finance Corporation, a Delaware corporation, the Guarantors listed on the signature pages thereto, Wilmington Trust, National Association, as Trustee and Deutsche Bank Trust Company Americas as Paying Agent, Registrar, Transfer Agent, Authenticating Agent and Notes Collateral Agent.

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EXHIBIT 3
Pledged Securities]

Issuer	Holder	Certificate No.	No. of Shares or Interests
PBF Rail Logistics LLC	PBF Transportation Company LLC	[__]	[__]

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Exhibit D-2

FORM OF OPINION OF SPECIAL STB COUNSEL FOR THE BORROWER

[See attached]

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March [__], 2014

Credit Agricole Corporate and Investment Bank, Administrative Agent under the Loan Agreement described below
1301 Avenue of the Americas
New York, NY 10019

Re:
Loan Agreement, dated as of March [__], 2014, by and among PBF Rail Logistics Company LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto, Credit Agricole Corporate and Investment Bank, as Administrative Agent (the “Administrative Agent”), and [____________] as Collateral Agent (the “Collateral Agent”), JPMorgan Chase Bank, N.A., as Syndication Agent, and Credit Agricole Corporate and Investment Bank, as Lead Arranger (the “Loan Agreement”)

Ladies and Gentlemen:

We have acted as special counsel to the Borrower referenced above. Unless otherwise defined herein, or the context otherwise requires, all capitalized terms used herein shall have the meanings assigned to them in the Loan Agreement and the Security Agreement, as defined in the Loan Agreement. This opinion is rendered pursuant to Section 4.02(e) and (g) of the Loan Agreement, and is subject to a number of definitions, qualifications, and limitations, all as more particularly described herein.
A.Corporate Proceedings and Loan Documents. In rendering this opinion, we have examined the following:
1.the Loan Agreement;
2.the Security Agreement;
3.the search result of the Rail Recordations of the STB relative to the Initial Railcars, a copy of which is attached hereto as Exhibit A (the “Search Result”); and
4.[the Memorandum of Security Agreement dated as of March [__], 2014, by and among the Borrower, PBF Holding, the Collateral Agent, [_______], as the Collection Bank, and the Administrative Agent, recorded in the Rail Recordations of the STB, a copy of which is attached hereto as Exhibit B (the “Memorandum”).
The documents referred to in items 1 through 2 above, inclusive, are hereinafter collectively referred to as the “Loan Documents,” and the documents referred to in items 3 through 4 above, inclusive, are hereinafter collectively referred to as the “Lien Documents.”
B.Reliance and Assumptions. In rendering this opinion, we have, with your permission, relied solely on the Lien Documents as to factual matters. In examining the Loan Documents and the Lien Documents, we have assumed without investigation, verification or inquiry that:
1.All signatures of parties are genuine.
2.All natural persons are of legal capacity.
3.All documents submitted to us as originals are authentic.
4.All documents submitted to us as copies conform to the original documents.
5.Value has been and will be received by the Borrower as loans are funded in accordance with the terms of the Loan Documents.

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6.Each the Search Result, Schedule 3.03 of the Security Agreement, and the Memorandum contains an accurate and complete description of the Initial Railcars.
7.No other Person holds or is claiming a Lien on the Initial Railcars the perfection of which is made by means other than filing with the STB under 49 U.S.C. §11301(a).
8.The Initial Railcars constitute “railroad cars,” as that term is used in 49 U.S.C. §11301(a).
9.The Borrower has rights in the Initial Railcars, and the Collateral Agent has been granted a valid security interest in the Initial Railcars, which security interest has attached to the Initial Railcars.
10.Each of the Initial Railcars is intended for use related to interstate commence.
11.The representations and warranties in the Loan Documents are true and correct.
12.The statements contained in the Lien Documents are true and correct.
13.Each of the parties to the Loan Documents and the Memorandum, has the appropriate capacity and is duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of organization.
14.Each of the parties to the Loan Documents and the Memorandum of Security Agreement has the requisite organizational power and authority to execute, deliver and perform the obligations of the Loan Documents and the Memorandum, and each has duly executed and delivered the Loan Documents and the Memorandum to which it is a party.
15.The Loan Documents are enforceable against all parties thereto.
16.All material terms and conditions of the relationship among the Borrower and the other parties to the Loan Documents and the Memorandum are correctly and completely reflected in the Loan Documents and the Memorandum, and there are no oral or other written documents that would expand or otherwise modify the respective rights and obligations of the parties set forth in the Loan Documents and the Memorandum, or that would have an effect on the opinions expressed herein.
17.There has been no waiver of any of the provisions of the Loan Documents or the Memorandum by actions or conduct of the parties thereto or otherwise.

C.Opinions.    These opinions are based on and are limited to the relevant laws of the United States of America. On the basis of the aforementioned Reliance and Assumptions, and in reliance thereon, and subject to the Qualifications, Limitations and Exclusions set forth below, we are of the opinion that:
1.The Collateral Agent has, for the benefit of the Secured Parties, a perfected security interest in the Initial Railcars as described in the Memorandum in which a security interest may be perfected under 49 U.S.C. §11301(a) by filing a memorandum of security interest with the STB (the “Agent’s Perfected Security Interest”). For purposes of our opinion in this paragraph C.1, we have assumed that the Memorandum was filed with the STB on the date indicated thereon and has not been amended or terminated.
2.There are no perfected Liens that are required be perfected pursuant 49 U.S.C. §11301(a) by recordation at the STB on the Initial Railcars that have priority over the Agent’s Perfected Security Interest.

D.Qualifications, Limitations and Exclusions. Our opinion is subject to the following qualifications, limitations and exclusions:
1.For purposes of the opinions expressed in Paragraphs C.1 and C.2 above, we have relied solely upon the Lien Documents, copies of which were delivered to you. We have assumed that the Lien Documents have remained accurate from the date thereof until the date hereof.

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2.We express no opinion with respect to any Collateral or the perfection of any security interest in any Collateral other than the Initial Railcars, and we express no opinion herein in respect of the perfection of any security interest which perfection is not governed by or deemed to be governed by 49 U.S.C. §11301(a).
3.This opinion letter is limited to the matters stated herein and no opinion may be implied or inferred beyond those opinions expressly stated. The opinions expressed herein are matters of professional judgment and not a guarantee of result.
4.Paragraph headings used herein are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this opinion.
5.The opinions expressed herein are solely for the benefit of the Administrative Agent and the Lenders now and hereafter parties to the Loan Agreement (hereinafter collectively referred to as the “Lender Parties”) in connection with the transactions set forth in the Loan Documents and may not be relied upon in any manner or for any other purpose by any other person.
6.The Lender Parties may rely upon the opinions expressed herein, without taking steps to verify the conclusions reached, with respect to the specific legal issues that the opinions affirmatively address. Neither the Lender Parties nor any agent acting for them in connection with the Loan Documents may rely on the opinions of the law firm of Scopelitis Garvin Light Hanson & Feary, P.C. (the “Firm”) for any legal or other analysis beyond that set forth in this opinion.
7.Without the Firm’s prior written consent, this opinion may not be used or relied upon by any other person, and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to except (a) to your bank examiners, your legal counsel, the National Association of Insurance Commissioners, auditors and professional advisers and any other Governmental Authority to which you report or to which you are subject to review, and (b) as required by law or pursuant to legal process.
8.This opinion speaks only as of its date. The Firm has no obligation to advise the Lender Parties (or any third party) of changes of law or fact that occur after the date of this opinion, even though the change may affect the legal analysis, a legal conclusion or an informational confirmation in the opinion.
Questions or comments concerning this opinion should be directed to [_____].

Very truly yours,

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Exhibit A

[Search Result]

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Exhibit B

[Memorandum]

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Exhibit D-3

FORM OF OPINION OF SPECIAL CANADIAN COUNSEL FOR THE BORROWER

[See attached]

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_________, 2014

Crédit Agricole Corporate and Investment Bank, as Administrative Agent and Lead Arranger (each as defined below)
Deutsche Bank Trust Company Americas, as Collateral Agent (as defined below)
Each of the Lenders (as defined below) on the date hereof

Ladies and Gentlemen:
Re:    PBF Rail Logistics Company LLC
We have acted as special Canadian counsel to PBF Rail Logistics Company LLC (the "Borrower") in connection with the Canadian aspects of the security contemplated by the loan agreement dated as of March __, 2014 (the "Loan Agreement") among the Borrower as borrower, the banks and other lending institutions from time to time party thereto as lenders, Crédit Agricole Corporate and Investment Bank in its capacity as administrative agent (in such capacity, the "Administrative Agent"), Deutsche Bank Trust Company Americas in its capacity as collateral agent (in such capacity, the "Collateral Agent"), and Crédit Agricole Corporate and Investment Bank in its capacity as lead arranger.
Capitalized terms used in this opinion that we do not define have the meanings given to them in the Loan Agreement. Headings have been inserted for reference only, and are not to affect interpretation.
This opinion is being provided to you pursuant to the Loan Agreement.
Documentary Review
We have examined executed copies (or copies thereof established to our satisfaction) of the following documents (the "Security Documents"):

(a)
the security agreement dated as of March __, 2014 (the "Security Agreement") among the Borrower, PBF Transportation Company LLC, and the additional grantors who from time to time become grantors under such agreement pursuant to a grantor supplement, as grantors, the Collateral Agent, and the Administrative Agent, which inter alia provides for a security interest in the railcars described in Schedule 3.03 thereto;

(b)
the memorandum of security agreement dated as of March __, 2014 (the "Memorandum of Security Agreement") among the parties to the Security Agreement and in respect of such agreement, for purposes of being deposited pursuant to section 105 of the Canada Transportation Act with the Office of the Registrar General of Canada, which memorandum gives notice of the security interests provided for in the Security Agreement with respect to

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inter alia (i) the railcars described in Schedule 1 to such memorandum (the "Subject Railcars"), and (ii) the TSA; and

(c)
the memorandum of collateral assignment of lease dated as of March __, 2014 (the "Memorandum of Collateral Assignment of Lease", and together with the Memorandum of Security Agreement, the "Memoranda") among the parties to the Security Agreement and in respect of the assignment (by way of security) granted by the Borrower pursuant to the Security Agreement with respect to the TSA, for purposes of being deposited pursuant to section 105 of the Canada Transportation Act with the Office of the Registrar General of Canada, which memorandum gives notice of the above-described assignment of the TSA.

Assumptions
In examining all documents and in providing our opinions below we have assumed that:

(d)	all individuals had the requisite legal capacity;

(e)	all signatures are genuine;

(f)	all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

(g)	all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate;

(h)	each of the Security Documents has been duly authorized, executed and delivered by each party thereto, and each such party validly exists and has all requisite power and capacity;

(i)	each of the Security Documents is a legal, valid and binding agreement of each party thereto enforceable against each such party in accordance with its terms under the stated governing law thereof;

(j)
the terms used in the Security Agreement have the same meanings under the laws of the Jurisdictions as they do under the laws of New York and would be interpreted and understood under the laws of the Jurisdictions in the same way as they are interpreted and understood under the laws of New York;

(k)
value has been given by the Secured Parties (as defined in the Security Agreement), and the parties to the Security Agreement have not agreed orally or in any written agreement to postpone the time for attachment of any security interest expressed to have been created thereunder; and

(l)	the Security Agreement creates a valid security interest in the Subject Railcars and the TSA under the stated governing law thereof;

(m)
there is no agreement, waiver, course of dealing or other facts or circumstances since the date of execution of the Security Documents that had or may have had the effect of modifying or limiting the enforceability of the Security Documents;

(n)	performance of the obligations would not be illegal under the law of the place of performance if that is a place other than the Jurisdictions;

(o)	each of the Subject Railcars is used in more than one province;

(p)
the Borrower is not a "railway company" for the purposes of Part III of the Canada Transportation Act (and the relevant definition in such Part is: “railway company” means a person who holds a certificate of fitness under section 92, a partnership of such persons or a person who is mentioned in subsection 90(2));

(q)	the Borrower is not authorized under any provincial legislation of the Jurisdictions to construct, own or operate a railway, street railway or incline railway;

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(r)	each of the Subject Railcars is equipment (as opposed to inventory) or is inventory leased or held for lease by the Borrower to others;

(s)	the Borrower has more than one place of business and its chief executive office (within the meaning of the PPSAs, as defined below) is in the United States; and

(t)
no law of another jurisdiction (i.e. of a jurisdiction other than the "Jurisdictions" as defined below) provides that the law of any of the Jurisdictions governs the validity or perfection of the security interests granted by the Borrower in the Subject Railcars and the TSA.

Laws Addressed
Our opinions below are expressed only with respect to the laws of the provinces of Ontario, Alberta and British Columbia (the "Jurisdictions") and of the laws of Canada applicable therein. Any reference to the laws of a Jurisdiction includes the laws of Canada that apply in such Jurisdiction. Our opinions are expressed with respect to the laws of the Jurisdictions in effect on the date of this opinion. We have no responsibility or obligation to: (i) update this opinion, (ii) take into account or inform the addressees, or any other person, of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, or (iii) advise the addressees or any other person of any other change in any matter addressed in this opinion. Nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressees.
Without limiting the generality of the immediately preceding paragraph, we express no opinion with respect to the laws of any other jurisdiction to the extent that those laws may govern the validity, perfection, effect of perfection or non-perfection, priority or enforcement of the security interests created by the Security Agreement as a result of the application of the conflict of laws rules of the Jurisdictions, including, without limitation, sections 5 to 8.1 of the Ontario Personal Property Security Act (the "Ontario PPSA"), the Alberta Personal Property Security Act (the "Alberta PPSA") and the British Columbia Personal Property Security Act (the "B.C. PPSA", and together with the Ontario PPSA and the Alberta PPSA, the "PPSAs").
We have also considered the interplay between section 7 of the respective PPSAs and section 105 of the Canada Transportation Act. The latter section is uncertain as to its scope and whether, with respect to security interests in rolling stock, it ousts the jurisdiction of provincial personal property security legislation. Due to this uncertainty, secured parties may decide to register their security interests in rolling stock pursuant to the applicable PPSA and the Canada Transportation Act.
We have also considered whether any of the PPSAs, as a result of their relevant conflicts of laws rules, are applicable to the validity or perfection of the security interests granted by the Borrower in the Subject Railcars and the TSA.

Confirmation of Instructions
We confirm that your U.S. counsel has instructed us as follows:

(a)
that the Security Agreement (or appropriate notices or filings in respect thereof) be registered pursuant to the applicable Canadian federal statute in respect of the security interests provided for in the Security Agreement with respect to the Subject Railcars and the TSA, and that no registrations are to be effected under any applicable provincial legislation in respect of the security interests provided for in the Security Agreement; and

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(b)
that searches are to be conducted in the records of the appropriate Canadian federal registry for security and other interests in the Subject Railcars and/or the TSA, and that no searches are to be conducted under any applicable provincial legislation in respect of security or other interests.

Opinion
Based on the above, and subject to the qualifications below, we are of the opinion that:

1.
Federal Registrations re Security Interests: Each of the Memoranda has been submitted for deposit with the office of the Registrar General of Canada pursuant to section 105 of the Canada Transportation Act and, upon completion of recordation by such office, each of the Memoranda will have been validly deposited and recorded with the office of the Registrar General of Canada pursuant to section 105 of the Canada Transportation Act. [NTD: If recordation has been completed, this paragraph will simply read as follows: Each of the Memoranda has been validly deposited and recorded with the office of the Registrar General of Canada pursuant to section 105 of the Canada Transportation Act.]

2.
Governing Law re Security Interests: If and to the extent any PPSA applies to a security interest in a Subject Railcar and/or the TSA, such PPSA provides that the validity, perfection, and effect of perfection or non-perfection of a security interest in such applicable collateral is governed by the law Section 7 of the Ontario PPSA refers to "the law of the jurisdiction [of the debtor's chief executive office]", whereas the similar sections of the Alberta PPSA and the B.C. PPSA refer to "the law, including the conflict of law rules, of the jurisdiction [of the debtor's chief executive office]". of the jurisdiction in which the Borrower has its chief executive office (within the meaning of the PPSAs) at the time the security interest attaches.

3.
Creation of Security Interests (if any PPSA applies to the validity of such security). If and to the extent any PPSA applies to the validity of a security interest in any particular personal property described in the Security Agreement as being subject to a security interest therein, the Security Agreement creates a valid security interest in favour of the Collateral Agent, for the benefit of the Secured Parties, in any such personal property in which the Borrower now has rights and is sufficient to create a valid security interest in favour of the Collateral Agent, for the benefit of the Secured Parties, in any such personal property in which the Borrower acquires rights after the date of this opinion when those rights are acquired by the Borrower, in each case to secure payment and performance of the obligations of the Borrower described in the Security Agreement as being secured thereby.

4.
Governmental Authorizations: No authorization, consent or approval of any Governmental Authority having jurisdiction in the Jurisdictions is required in connection with the execution and delivery of and or performance by the Borrower of the Security Documents.

5.
Application of Governing Law of Contract: In any proceeding in a court of competent jurisdiction in the province of British Columbia, Alberta or Ontario (a "Court") for the enforcement of the Security Agreement, the Court would apply the laws of the State of New York (the “Chosen Jurisdiction”) in accordance with the parties’ choice of the law of the Chosen Jurisdiction, to all issues that under the laws of the relevant Jurisdiction are to be determined in accordance with the chosen law of the contract, provided that:

(a)
the parties’ choice of the laws of the Chosen Jurisdiction is bona fide and legal and there is no reason for avoiding the choice of law on the grounds of public policy under laws of the relevant Jurisdiction; and

(b)	in any such proceeding, and notwithstanding the parties’ choice of law, the Court:

(i)	will not take judicial notice of the provisions of the law of the Chosen Jurisdiction, but will apply such provisions if they are pleaded and proven by expert testimony;

(ii)	will apply the laws of the relevant Jurisdiction that under the laws of such Jurisdiction would be characterized as procedural and will not apply any law of the Chosen

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Jurisdiction that under the laws of the relevant Jurisdiction would be characterized as procedural;

(iii)	will apply provisions of the laws of the relevant Jurisdiction that have overriding effect;

(iv)
will not apply any law of the Chosen Jurisdiction if such application would be characterized under the laws of the relevant Jurisdiction as a direct or indirect enforcement of a foreign revenue, expropriatory, penal or other public law or if its application would be contrary to public policy under the laws of such Jurisdiction; and

(v)	will not enforce the performance of any obligation that is illegal under the laws of any jurisdiction in which the obligation is to be performed.

Searches
Based on the above, we have conducted the searches identified in Schedule A (the "Searches"), against the search criteria listed in Schedule A, for documents deposited in the office of the Registrar General of Canada pursuant to section 104 or 105 of the Canada Transportation Act. The results of the Searches are set out in Schedule A.

Qualifications
Our opinions are subject to the following qualifications:

(a)
No opinion is given with respect to the validity, perfection, or effect of perfection or non-perfection (except as expressed in paragraphs 2 and 3 above), or the priority, of the security interests, assignments and/or other charges provided for in the Security Agreement.

(b)
Our opinion expressed in paragraph 4 above does not address or extend to any consent or approval required pursuant to any agreement (excluding the Security Documents) to which the Borrower is a party or is bound.

(c)
To the extent the collateral under the Security Agreement includes collateral in respect of which perfection of a security interest in the same is governed by the laws of any of the PPSAs (for example, goods that are not of a type that are normally used in more than one jurisdiction), the Collateral Agent's security interests in such collateral have not been perfected by filings pursuant to the PPSAs.

(d)
Enforceability of the Security Agreement may be limited by bankruptcy, winding-up, insolvency, arrangement, fraudulent preference and conveyance, assignment and preference and other similar insolvency or corporate laws of general application affecting the enforcement of creditors’ rights.

(e)
Enforceability of the Security Agreement may be limited by general principles of law and equity relating to the conduct of the Collateral Agent or other Secured Parties prior to execution of or in the administration or performance of the Security Agreement, including, without limitation, (i) undue influence, unconscionability, duress, misrepresentation and deceit, (ii) estoppel and waiver, (iii) laches, and (iv) reasonableness and good faith in the exercise of discretionary powers.

(f)
We express no opinion as to the enforceability of, nor as to the manner in which a court would interpret and apply, any provision of the Security Agreement which (i) refers to, incorporates by reference, or requires compliance with any law, statute, rule or regulation of a jurisdiction

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other than the Jurisdictions, or (ii) incorporates by reference a document or agreement governed by a law other than the law of the Jurisdictions.

(g)
We express no opinion as to the enforceability by or against a person who is not a party to the Security Agreement of any provision therein which purports to bind or affect or confer a benefit upon that person.

(h)
The Collateral Agent and other Secured Parties may be required to give the Borrower a reasonable time to repay following a demand for payment prior to taking any action to enforce right of repayment or before exercising any of the rights and remedies expressed to be exercisable by the Collateral Agent or other Secured Parties in the Security Agreement.

(i)
The PPSAs, the Registry Act (Ontario), the Land Titles Act (Ontario), the Law of Property Act (Alberta), and the Judicature Act (Alberta), and other laws of general application to creditors impose certain obligations on secured creditors which cannot be varied by contract. Such legislation and other laws may also affect the enforcement of certain rights and remedies under the Security Agreement to the extent that these rights and remedies are inconsistent with or contrary to the legislation (including without limitation sections of the PPSA which provide that all rights, duties and obligations arising under a security agreement, the PPSA or any other law applicable to security agreements or security interests must be exercised or discharged in good faith and in a commercially reasonable manner).

(j)
The Courts in the Jurisdictions have a discretion to enjoin the enforcement of any private right of sale, lease or receivership provided for in security documents and to require that the collateral be sold or leased, or that the receiver (or similar official) be appointed, pursuant to a court-supervised proceeding.

(k)
We express no opinion as to the creation or perfection of a security interest in, nor have we effected any registrations or given any notices in respect of, any security interest in any property to which the relevant PPSA does not apply pursuant to section 4 of such PPSA.

(l)	We express no opinion as to whether any security interest is created or perfected by the Security Agreement with respect to any property or assets which are not identifiable or traceable.

(m)	We express no opinion as to whether a security interest may be created or perfected in permits, quotas, licences or other property which is neither personal property nor an interest in land.

(n)
We have not effected any registrations under the following federal intellectual property statutes: the Patent Act, the Trade-marks Act, the Integrated Circuit Topography Act, the Industrial Designs Act, the Copyright Act and the Plant Breeders’ Rights Act (collectively, the "IP Statutes"). There is some uncertainty as to whether, as a matter of constitutional law, the federal government has occupied the field of security interests in intellectual property. To the extent that it has done so, security interests in intellectual property that are created and perfected pursuant to the PPSAs but not pursuant to the IP Statutes may be ineffective.

(o)
We express no opinion as to the creation or perfection of any security interest in, nor have we effected any registrations in respect of, any property or assets to the extent that security interests with respect to such property are governed by the provisions of an Act of the Parliament of Canada except for the opinion, expressed in paragraph 1 above, as to the deposits and recordations under the Canada Transportation Act.

(p)	We express no opinion as to the creation of any security interest in:

(i)
property consisting of a receivable (other than any receivable subject to section 40(4) of the Ontario PPSA, section 41(7) of the Alberta PPSA, or section 41(9) of the B.C. PPSA), licence, approval, privilege, franchise, permit, lease, security or agreement (collectively, "Special Property") to the extent that the terms of the Special Property or any applicable law prohibit the assignment, transfer or giving of a security interest, or require, as a condition of assignability, transfer, or giving of a security interest, a consent, approval or other authorization or registration which has not been made or

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given;

(ii)	federal Crown debts to the extent the Financial Administration Act (Canada) has not been complied with; and

(iii)	Alberta Crown debts to the extent the Financial Administration Act (Alberta) has not been complied with.

(q)
A receiver, manager or receiver-manager appointed pursuant to the Security Document may, for certain purposes, be treated as agent for the Collateral Agent and not solely as agent for the Borrower, notwithstanding any provision in the Security Agreement to the contrary.

(r)
We express no opinion as to the enforceability of any provision of the Security Agreement that is inconsistent with any provision of the Loan Agreement except, where that inconsistency is addressed by a paramountcy clause, the paramountcy clause would be enforceable.

(s)	The enforceability of the Security Agreement is subject to the limitations contained in the Limitations Act, 2002 (Ontario), the Limitations Act (Alberta), and the Limitation Act (British Columbia).

(t)
A court might not allow the Collateral Agent or other Secured Parties to exercise rights to accelerate the performance of obligations or otherwise seek the enforcement of the Security Agreement based upon the occurrence of a default deemed immaterial.

Reliance
This opinion is solely for the benefit of the addressees and not for the benefit of any other person except that it may be relied on by a person who hereafter becomes the Administrative Agent, the Collateral Agent or a Lender under the Loan Agreement on the condition that such reliance must be actual and reasonable under the circumstances existing at the time such person becomes the Administrative Agent, the Collateral Agent or a Lender. This opinion is rendered solely in connection with the transactions to which it relates and it may not be quoted, in whole or in part, or otherwise referred to or used for any purpose without our prior written consent.
Yours truly,

4

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SCHEDULE A

SEARCHES AND SEARCH RESULTS
To the extent indicated below, we have conducted searches against:
- the following names only (collectively, the "Specified Name(s)") (and if any entity below has had any predecessors (direct or indirect), or any such entity or predecessor has had any other legal names, then searches should be conducted against such predecessor/former names):
- PBF Rail Logistics Company LLC;

- the following marks only: (collectively, the "Specified Marks"):
- the marks listed in Appendix I to the Memorandum of Security Agreement (and a copy of such appendix is attached hereto).

OFFICE OF THE REGISTRAR GENERAL OF CANADA
Searches with respect to the search criteria indicated below in the records of the Office of the Registrar General of Canada regarding documents deposited pursuant to section 104 or 105 of the Canada Transportation Act disclosed, as of the currency date(s) and time(s) indicated below, no such deposited documents other than the following:
Search Criteria:    the Specified Name(s) and the Specified Marks.
Currency Date(s):    March __, 2014, as of the time(s) indicated on the search(es).
Disclosed Deposit(s): the documents summarized in the following table:

REC. NO., REC. DATE, & LEGISLATIVE REF.	DOCUMENT TITLE & DATE	DOCUMENT PARTIES

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Exhibit E

FORM OF SECURITY AGREEMENT

[See attached]

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EXECUTION VERSION

SECURITY AGREEMENT
dated as of March 26, 2014
among
PBF RAIL LOGISTICS COMPANY LLC,

PBF TRANSPORTATION COMPANY LLC,

and

the additional grantors referred to herein,
as the Grantors,

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent,
and
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Administrative Agent

(continued)

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ARTICLE I DEFINITIONS
Section 1.01    Definitions
Section 1.02    UCC Terms
Section 1.03    Terms Generally
ARTICLE II SECURITY INTERESTS
Section 2.01    Grant of Security Interests
Section 2.02    Continuing Liability of the Grantors
Section 2.03    Security Interests Absolute
ARTICLE III REPRESENTATIONS AND WARRANTIES
Section 3.01    Title to Collateral
Section 3.02    Validity, Perfection and Priority of Security Interests
Section 3.03    Initial Railcars
Section 3.04    Grantor Identity
Section 3.05    Pledged Equity
Section 3.06    Pledged Agreements
Section 3.07    Accounts
Section 3.08    No Other Liens
ARTICLE IV COVENANTS
Section 4.01    Change of Name, Identity, Structure or Jurisdiction of Organization
Section 4.02    Further Actions
Section 4.03    Delivery of Instruments and Pledged Agreements
Section 4.04    Relevant Collateral
Section 4.05    Supplements
Section 4.06    Control
ARTICLE V VOTING; DISTRIBUTIONS ON PLEDGED EQUITY
Section 5.01    Voting
ARTICLE VI GENERAL AUTHORITY; REMEDIES
Section 6.01    General Authority
Section 6.02    Remedies upon Event of Default
Section 6.03    Limitation on Duty of Collateral Agent in Respect of Collateral
Section 6.04    Application of Proceeds
Section 6.05    Pledged Agreements

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Section 6.06    Securities Act    23
ARTICLE VII THE COLLATERAL AGENT SECTION
Section 7.01    Appointment of Collateral Agent
Section 7.02    Actions by Collateral Agent
Section 7.03    Replacement of Collateral Agent: Appointment of Successor
Section 7.04    Collateral Agent Required; Eligibility
Section 7.05    Collateral Agent Has No Duty
Section 7.06    Reasonable Care
Section 7.07    Appointment of Co-Agent
Section 7.08    Indemnity and Expenses
ARTICLE VIII MISCELLANEOUS
Section 8.01    Notices
Section 8.02    Effectiveness of Facsimile Documents and Signatures
Section 8.03    No Waivers: Non-Exclusive Remedies
Section 8.04    Protection of Collateral
Section 8.05    Enforcement
Section 8.06    Amendments and Waivers
Section 8.07    Successors and Assigns
Section 8.08    Governing Law
Section 8.09    Waiver of Jury Trial
Section 8.10    Limitation of Law: Severability
Section 8.11    Counterparts; Effectiveness
Section 8.12    Termination
Section 8.13    Entire Agreement
Section 8.14    Limited Recourse
Section 8.15    Patriot Act
Section 8.16    No Discretion
Section 8.17    No Reliance On Collateral Agent

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Schedules:
Schedule 1.01 -    Claims
Schedule 3.03 -    Description of Initial Railcars
Schedule 3.04 -    Description of Grantors
Schedule 3.06 -    Pledged Equity
Schedule 3.10 -    Pledged Agreements
Exhibits:
Exhibit A -    Form of Security Agreement Supplement
Exhibit B -    Form of Collateral Supplement
Exhibit C -    Form of Grantor Supplement

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SECURITY AGREEMENT
This SECURITY AGREEMENT dated as of March 26, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Agreement”) is among PBF RAIL LOGISTICS COMPANY LLC, a Delaware limited liability company (“PBF Rail” or the “Borrower”), pbf transportation company llc, a Delaware limited liability company (“PBF Transportation” or “Parent”), the ADDITIONAL GRANTORS who from time to time become grantors under this Agreement pursuant to a Grantor Supplement (together with the Borrower and PBF Transportation, each a “Grantor” and collectively the “Grantors”), DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), a New York banking corporation, in its capacity as Collateral Agent for the Secured Parties referred to herein (in such capacity, together with its successors and assigns, the “Collateral Agent”) and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (“CA-CIB”), in its capacity as Administrative Agent for the Lenders (in such capacity, and together with its successors and assigns, the “Administrative Agent”).
RECITALS
The Borrower entered into a Loan Agreement dated as of the date hereof (as amended, supplemented or modified from time to time and including any agreement extending the maturity of, refinancing or otherwise restructuring all or any portion of the obligations of the Borrower under such agreement or any successor agreement, the “Loan Agreement”) among the Borrower, the banks and other lending institutions from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), the Administrative Agent, DBTCA, as the Collateral Agent, CA-CIB, as the lead arranger, Deutsche Bank Securities Inc., as syndication agent, and DVB Bank SE, ING Bank NV and Siemens Financial Services, Inc., as co-documentation agents.
To induce the Lenders to enter into the Loan Agreement, and as a condition precedent to the Lenders’ obligations thereunder, and because each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors have agreed to grant to the Collateral Agent, for benefit of the Secured Parties, a continuing security interest in and to the Collateral (as hereinafter defined) to secure the Secured Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01 Definitions. Capitalized terms defined in the Loan Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:
“Account Debtor” means an “account debtor” (as defined in the UCC), and also means and includes Persons obligated to pay negotiable instruments and other Receivables.
“Account Receivables” means all “accounts” (as defined in the UCC) and all accounts receivable, contract rights, book debts, notes, drafts, indebtedness and other monetary obligations (including, without limitation, any such obligation which might be characterized as an account, contract right or general intangible under the UCC as in effect in any jurisdiction), owing to the Borrower arising from the lease, license, assignment, exchange or other disposition, or the performance of services, in each case of or relating to any Pledged Railcars, all of the rights of the

161    Loan Agreement

Borrower in, to and under all purchase orders for goods, services or other property relating to any Pledged Railcars (including returned or repossessed goods and unpaid seller’s rights of rescission, replevin, reclamation and rights to stoppage in transit), and all monies due to or to become due to the Borrower under all or any contracts for the foregoing (in each case, whether or not yet earned by performance on the part of the Borrower), including, without limitation, the right to receive the proceeds of said purchase orders and contracts and all collateral security, guarantees and other Supporting Obligations of any kind given by any Person with respect to all or any of the foregoing.
“Additional Railcars” means the Eligible Railcars that become Portfolio Railcars, which Eligible Railcars shall be listed on Schedule I of a Security Agreement Supplement executed after the Closing Date.
“Administrative Agent” has the meaning set forth in the introductory paragraphs hereof.
“Agreement” means this Security Agreement, as the same may be amended, modified or supplemented from time to time.
“Borrower” has the meaning set forth in the introductory paragraphs hereof.
“Certificated Security” means a Security that is represented by a Security Certificate.
“Chattel Paper” means all “chattel paper” (as defined in the UCC), whether constituting “electronic chattel paper”, “tangible chattel paper” (as each such term is defined in the UCC) or otherwise, including (i) all leases and (ii) all records evidencing both (A) a monetary obligation and (B) a security interest in specific goods and/or a lease of specific goods.
“Claims” means all “commercial tort claims” (as defined in the UCC) and also means and includes all commercial tort claims described on Schedule 1.01 to this Agreement and all other claims, causes of action and similar rights and interests (however characterized) of the Borrower, whether arising in contract, tort or otherwise, and whether or not subject to any action, suit, investigation or legal, equitable, arbitration or administrative proceedings.
“Collateral” means, collectively, the Grantor Collateral and the Parent Collateral.
“Collateral Accounts” means the the Collection Account, the Cash Collateral Reserve Account and the Borrower Equity Account and any other Securities Accounts or Deposit Accounts of the Borrower established with or in the possession or under the control of the Collateral Agent and/or the Borrower Account Bank into which cash or cash proceeds (including cash proceeds of insurance policies, awards of condemnation or other compensation) of any Collateral are deposited from time to time, collectively.
“Collateral Agent” has the meaning set forth in the introductory paragraphs hereof.
“Collateral Supplement” means a Collateral Supplement in substantially the form of Exhibit B to this Agreement.
“Delivery” when used with respect to any item of Collateral means:
(i)in the case of Collateral constituting Certificated Securities, transfer thereof to the Collateral Agent or its nominee or custodian by physical delivery to the Collateral Agent or its nominee or custodian, such Collateral to be in suitable form for transfer by delivery, or

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accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed;
(ii)in the case of Collateral constituting Uncertificated Securities, (A) registration thereof on the books and records of the issuer thereof in the name of the Collateral Agent or its nominee or custodian (who may not be a Securities Intermediary) or (B) the execution and delivery by the issuer thereof of an effective issuer control agreement, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which such issuer agrees that it will comply with instructions originated by the Collateral Agent or such nominee or custodian without further consent of the registered owner of such Collateral or any other Person;
(iii)in the case of Collateral constituting Security Entitlements or other Financial Assets deposited in or credited to a Securities Account, (A) completion of all actions necessary to constitute the Collateral Agent or its nominee or custodian the entitlement holder with respect to each such Security Entitlement or (B) the execution and delivery by the relevant Securities Intermediary of an effective securities account control agreement, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which such Securities Intermediary agrees to comply with all entitlement orders originated by the Collateral Agent or such nominee or custodian without further consent by the relevant entitlement holder or any other Person;
(iv)in the case of limited liability company membership interests and partnership interests which do not constitute Securities, (A) compliance with the provisions of clause (i) above for each such item of Collateral which is represented by a certificate and (B) compliance with the provisions of clause (ii) above for each such item of Collateral which is not evidenced by a certificate;
(v)in the case of Collateral which constitute Instruments, transfer thereof to the Collateral Agent or its nominee or custodian by physical delivery to the Collateral Agent or its nominee or custodian indorsed to, or registered in the name of, the Collateral Agent or its nominee or custodian or indorsed in blank; and
(vi)in the case of cash constituting Collateral, transfer thereof to the Collateral Agent or its nominee or custodian by physical delivery to the Collateral Agent or its nominee or custodian or deposit into an Account.

“Financial Assets” means all “financial assets” (as defined in the UCC), including, without limitation: (i) all Securities; (ii) all obligations of a Person or shares, participations or other interests in a Person or in property or an enterprise of a Person which is, or is of a type, dealt in or traded on financial markets or which is recognized in any area in which it is issued or dealt in as a medium for investment and (iii) all property that is held by a Securities Intermediary in a Securities Account and which the Securities Intermediary has expressly agreed to treat as a “financial asset” under Article 8 of the UCC. As the context requires, the term “Financial Asset” means either the interest itself or the means by which the Borrower’s claim to it is evidenced, including a Certificated Security, an Uncertificated Security, a Security Certificate or a Security Entitlement.

“General Intangibles” means all “general intangibles” (as defined in the UCC) relating to any Pledged Railcars.

“Government Security” means any Security that is issued or guaranteed by the United States of America or an agency or instrumentality thereof and that is maintained in book-entry on the records of the Federal Reserve Bank of New York and is subject to any of 31 C.F.R. § 357 (Treasury bills, notes and bonds); 12 C.F.R. § 615 (book-entry securities of the Farm Credit Administration); 12 C.F.R. §§ 910 and 912 (book-entry securities of the Federal Home Loan Banks); 24 C.F.R. § 81

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(book-entry securities of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation); 12 C.F.R. § 1511 (book-entry securities of the Resolution Funding Corporation or any successor thereto); 31 C.F.R. § 354 (book-entry securities of the Student Loan Marketing Association); and any substantially comparable book-entry rules of any other Federal agency or instrumentality of the United States.

“Grantor” and “Grantors” have the meaning set forth in the introductory paragraphs hereof.

“Grantor Collateral” has the meaning set forth in Section 2.01(a) of this Agreement.
“Grantor Supplement” means a Grantor Supplement in substantially the form of Exhibit C to this Agreement.

“Initial Railcars” means the Portfolio Railcars as of the Closing Date, which Portfolio Railcars are listed on Schedule 3.03 to this Agreement.
“Insolvency Event” means any condition or event set forth in Section 8.01(g) of the Loan Agreement.
“Instruments” means all “instruments” (as defined in Article 9 of the UCC), Chattel Paper, “letters of credit” (as defined in Article 5 of the UCC) or Letter-of-Credit Rights, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances relating to any Pledged Railcar, whether such assets evidence, represent, arise from or exist in respect of, relate to, secure or otherwise support the payment of, any of the Receivables or otherwise.
“Insurances” means all physical damage policies and contracts of insurance which are from time to time taken out by the Borrower in respect of any Pledged Railcars other than any directors and officers insurance.
“Investment Property” means all “investment property” (as defined in the UCC), including, without limitation all Certificated Securities, all Uncertificated Securities, all Security Entitlements and all Securities Accounts.
“Judgments” means all judgments, decrees, verdicts, decisions or orders issued in resolution of or otherwise in connection with a Claim, whether or not final or subject to appeal, and including all rights of enforcement relating thereto and any and all proceeds thereof.
“Letter-of-Credit Right” means all “letter-of-credit rights” (as defined in the UCC) and also means and includes all rights of the Borrower to payment or performance under a letter of credit, whether or not the Borrower has demanded or is then entitled to demand payment or performance, and all rights of the Borrower to demand payment or performance under any such letter of credit.
“Loan Agreement” has the meaning set forth in the introductory paragraphs hereof.
“Parent” has the meaning set forth in the introductory paragraphs hereof.
“Parent Collateral” has the meaning set forth in Section 2.01(b) of this Agreement.
“Payment Intangibles” means all “payment intangibles” (as defined in the UCC) relating to any Collateral.

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“Pledged Accounts” means all rights of the Borrower in and to the Collection Account, the Cash Collateral Reserve Account and the Borrower Equity Account at any time or from time to time established, all cash and other funds held therein, all passbooks related thereto and all certificates and instruments, if any, from time to time representing, evidencing or deposited into such deposit accounts, Investment Property, Investments permitted pursuant to Section 7.07 of the Loan Agreement, and other Financial Assets at any time or from time to time credited to any such Account.
“Pledged Agreements” means each agreement pursuant to which any Pledged Railcar is or was acquired (including any sale agreement and any Bill of Sale) except, with respect to any provision thereof, to the extent a third party consent to the assignment thereof would be expressly required, and the TSA Documents, as the same may be amended, amended and restated, supplemented or modified from time to time.
“Pledged Beneficial Interest” means the beneficial interests identified in any of Schedule 3.06, any Collateral Supplement or Grantor Supplement, all certificates, if any, from time to time representing all of the Parent’s right, title and interest in such beneficial interests of the Borrower (and its Subsidiaries, if any), any contracts and instruments pursuant to which any such beneficial interests are created or issued and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such beneficial interests, and all of the Borrower’s right, title and interest in all additional beneficial interests in any of its Subsidiaries (whether now existing or hereafter created), from time to time acquired by the Borrower in any manner, and all certificates, if any, from time to time representing such additional beneficial interests and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such additional beneficial interests.

“Pledged Equity” means the Pledged Shares, the Pledged Membership Interests and the Pledged Beneficial Interests.

“Pledged Membership Interests” means the membership interests identified in any of Schedule 3.06, any Collateral Supplement or Grantor Supplement, all certificates, if any, from time to time representing any of any Grantor’s right, title and interest in such membership interests of such Grantor’s Subsidiaries, any contracts and instruments pursuant to which any such membership interests are created or issued and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such membership interests, and all of the Borrower’s right, title and interest in all additional membership interests in any of its Subsidiaries (whether now existing or hereafter created) from time to time acquired by the Borrower in any manner, all certificates, if any, from time to time representing such additional membership interests and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such additional membership interests.

“Pledged Railcars” means and includes the Initial Railcars and the Additional Railcars, collectively, in each case together with related appliances, parts, accessories, appurtenances, additions, improvements and other equipment or component of any nature installed thereon and replacements thereof and substitutions therefore, all additions to, substitutions for, replacements of or accessions to any of the foregoing, all attachments, components, parts (including spare parts) and accessories whether installed thereon or affixed thereto and all fuel for any thereof and all options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights and indemnifications relating to any of the foregoing, excluding each Initial

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Railcar and Additional Railcar that has been released from the Lien of this Agreement pursuant to and in accordance with the terms of the Loan Documents.
“Pledged Shares” means the shares or capital stock identified in any of Schedule 3.06, any Collateral Supplement or Grantor Supplement and the certificates representing such shares or capital stock issued by the Borrower and its Subsidiaries (if any) and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or capital stock, all additional shares or capital stock of any Subsidiary of the Borrower (whether now existing or hereafter created) from time to time acquired by the Borrower in any manner, and all certificates, if any, representing such additional shares or capital stock and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such additional shares.

“Proceeds” means all “proceeds” (as defined in the UCC), and also means and includes all proceeds of, and all other profits, products, rents, dividends, distributions or receipts, in whatever form, arising from the collection, sale, lease, license, exchange, assignment or other disposition of or other distribution on account of, realization upon, payment for the use of or rights arising out of Collateral or any Supporting Obligation, including (without limitation) all claims of any Grantor against third parties for loss of, nonconformity of, interference with the use of, defects or infringement of rights in, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.
“Receivables” means all Account Receivables, all Payment Intangibles, all Instruments and all Supporting Obligations supporting or otherwise relating to any of the foregoing.
“Secured Obligations” means all Credit Obligations.
“Secured Parties” means the Lenders, the Administrative Agent and the Collateral Agent.
“Securities Account” means all “securities accounts” (as defined in the UCC), including each and every account into which Financial Assets are or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise the rights that comprise such Financial Assets.
“Securities Intermediary” means (i) a “clearing corporation” (as defined in Section 8-102(5) of the UCC); or (ii) a Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.
“Security” means a “security” (as defined in the UCC), and also means and includes any obligation of an issuer or a share, participation or other interest in an issuer or in property or an enterprise of an issuer which: (i) is represented by a Security Certificate in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer; (ii) is one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations; (iii) (A) is, or is of a type, dealt in or traded on securities exchanges or securities markets or (B) is a medium for investment and by its terms expressly provides that it is a security governed by Article 8 of the UCC; and (iv) is not excluded from the definition of “security” (as defined in the UCC) pursuant to the provisions of Section 8-103 of the UCC.

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“Security Agreement Supplement” means a supplement to this Agreement, substantially in the form of Exhibit A hereto, duly executed and delivered by a Grantor and accepted by the Collateral Agent listing Eligible Railcars which are to become (and upon effectiveness of such Security Agreement Supplement will become) Portfolio Railcars.
“Security Certificate” means a “security certificate” (as defined in the UCC).
“Security Entitlements” means all “security entitlements” (as defined in the UCC), including all rights and property interests with respect to Financial Assets deposited in or credited to Securities Accounts.
“Security Interests” means the security interests in the Collateral granted under this Agreement securing the Secured Obligations.
“Settlements” means all right, title and interest of each Grantor in, to and under any settlement agreement or other agreement executed in settlement or compromise of any Claim, including all rights to enforce such agreements and all payments thereunder or arising in connection therewith.
“Supporting Obligation” means a Letter-of-Credit Right, guarantee or other secondary obligation supporting or any Lien securing the payment or performance of one or more Receivables, General Intangibles, Pledged Agreements or Investment Property.
“TSA Documents” means, collectively, the TSA and each TSA Guaranty.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
“Uncertificated Security” means a Security that is not represented by a Security Certificate.
SECTION 1.02 UCC Terms. Unless otherwise defined herein or in the Loan Agreement or the context otherwise requires, uncapitalized terms used herein which are defined in the UCC have the respective meanings provided in the UCC.

SECTION 1.03 Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context otherwise requires, a reference to any agreement or other contract includes supplements, modifications or amendments thereto. Unless otherwise expressly provided herein, the word “day” means a calendar day.

ARTICLE II
SECURITY INTERESTS

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SECTION 2.01 Grant of Security Interests. (a) To secure the due and punctual payment of all Secured Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof and to secure the performance of all of the Secured Obligations and all of the obligations of the Borrower hereunder and under the other Loan Documents, each Grantor (other than Parent) hereby grants, pledges and assigns to the Collateral Agent for the benefit of the Secured Parties a security interest in all of such Grantor’s right, title and interest in, to and under (including but not limited to the right to enforce), the following, whether now owned or existing or hereafter acquired, created or arising, whether tangible or intangible, and regardless of where located (all of which are herein collectively called the “Grantor Collateral”):
(i)all Receivables;
(ii)all Pledged Railcars;
(iii)all General Intangibles;
(iv)all Pledged Equity;
(v)all Pledged Agreements;
(vi)all Insurances;
(vii)all Marks and all Railroad Mileage Credits;
(viii)all Pledged Accounts and all other monies and property of any kind of any Grantor maintained with or in the possession of or under the control of the Collateral Agent;
(ix)all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) pertaining to any of the Collateral described in clauses (i) through (viii) and (x); and
(x)all Proceeds of all or any of the Grantor Collateral described in clauses (i) through (ix) hereof.
(b) To secure the due and punctual payment of all Secured Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof and to secure the performance of all of the Secured Obligations and all of the obligations of the Parent hereunder and under the other Loan Documents, the Parent hereby grants, pledges and assigns to the Collateral Agent for the benefit of the Secured Parties a security interest in all the Parent’s right, title and interest in, to and under (including but not limited to the right to enforce), the following, whether now owned or existing or hereafter acquired, created or arising, whether tangible or intangible, and regardless of where located (all of which are herein collectively called the “Parent Collateral”):
(i)     all Pledged Equity to the extent issued by the Borrower; and
(ii)     all Proceeds of all or any of the Parent Collateral described in the preceding clause (i).

Notwithstanding anything to the contrary, the Collateral granted by the Parent to the Collateral Agent for the benefit of the Secured Parties shall consist only of the equity interests in the Borrower owned by the Parent and all Proceeds thereof.

SECTION 2.02. Continuing Liability of the Grantors. Anything herein to the contrary notwithstanding, each Grantor shall remain liable to observe and perform all the terms and conditions to be observed and performed by it under any contract, agreement, warranty or other obligation with respect to the Collateral of such Grantor, and unless otherwise permitted hereunder shall do nothing to impair the security interests herein granted by such Grantor with respect to such Collateral. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any such contract, agreement, warranty or obligation by reason of or arising out of this Agreement or

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the receipt by the Collateral Agent or any other Secured Party of any payment relating to any Collateral, nor shall the Collateral Agent or any other Secured Party be required to perform or fulfill any of the obligations of any Grantor with respect to any of the Collateral, to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of the performance of any party’s obligations with respect to any Collateral. Furthermore, neither the Collateral Agent nor any other Secured Party shall be required to file any claim or demand to collect any amount due or to enforce the performance of any party’s obligations with respect to the Collateral.

SECTION 2.03. Security Interests Absolute. All rights of the Collateral Agent, all security interests hereunder and all obligations of each Grantor hereunder with respect to the Collateral of such Grantor are unconditional and absolute and independent and separate from any other security for or guaranty of the Secured Obligations, whether executed by any Grantor or any other Person. Without limiting the generality of the foregoing, the obligations of each Grantor hereunder shall not be released, discharged or otherwise affected or impaired by:
(xi)any extension, renewal, settlement, compromise, acceleration, waiver or release in respect of any Secured Obligation under the Loan Agreement, the Notes, any other Loan Document or any other agreement or instrument evidencing or securing any Secured Obligation, by operation of law or otherwise;
(xii)any change in the manner, place, time or terms of payment of any Secured Obligation or any other amendment, supplement or modification to the Loan Agreement, the Notes, any other Loan Document or any other agreement or instrument evidencing or securing any Secured Obligation;
(xiii)any release, non-perfection or invalidity of any other security for any Secured Obligation, any sale, exchange, surrender, realization upon, offset against or other action in respect of any security for any Secured Obligation or any release of any other obligor in respect of any Secured Obligation;
(xiv)any change in the existence, structure or ownership of any Grantor, or any insolvency, bankruptcy, reorganization, arrangement, readjustment, composition, liquidation or other similar proceeding affecting a Grantor or its assets or any resulting disallowance, release or discharge of all or any portion of any Secured Obligation;
(xv)the existence of any claim, set-off or other right which the any Grantor may have at any time against the Collateral Agent, any other Secured Party or any other Person, whether in connection herewith or any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
(xvi)any invalidity or unenforceability relating to or against any Grantor for any reason of the Loan Agreement, any Note, any other Loan Document or any other agreement or instrument evidencing or securing any Secured Obligation (other than this Agreement), or any Pledged Agreement, Instrument or Security Certificate, or any provision of Applicable Law or regulation purporting to prohibit the payment by any Grantor of any Secured Obligation;
(xvii)any failure by the Collateral Agent or any other Secured Party: (A) to file or enforce a claim against any Grantor or its estate (in a bankruptcy or other proceeding); (B) to give notice of the existence, creation or incurrence by any Grantor of any new or additional indebtedness or obligation under or with respect to the Secured Obligations; (C) to commence any action against any Grantor; (D) to disclose to any Grantor any facts which such Collateral Agent or such other Secured Party may now or hereafter know with regard to any Grantor; or (E) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Secured Obligations;
(xviii)any direction as to application of payment by any Grantor or any other Person;

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(xix)any subordination by any Secured Party of the payment of any Secured Obligation to the payment of any other liability (whether matured or unmatured) of any Grantor to its creditors;
(xx)any act or failure to act by the Collateral Agent or any other Secured Party under this Agreement or otherwise which may deprive any Grantor of any right to recover full indemnity for any payments made by any Grantor in respect of the Secured Obligations; or
(xxi)any other act or omission to act or delay of any kind by any Grantor, the Collateral Agent or any other Secured Party or any other Person or any other circumstance whatsoever (other than payment and performance in full of the Secured Obligations) which might, but for the provisions of this clause, constitute a legal or equitable discharge of any Grantor’s obligations hereunder.
Each Grantor has irrevocably and unconditionally delivered this Agreement to the Collateral Agent, for the benefit of the Secured Parties, and the failure by any other Person to sign this Agreement or a security agreement similar to this Agreement or otherwise shall not discharge the obligations of any Grantor hereunder.
This Agreement shall remain fully enforceable against each Grantor irrespective of any defenses that any Grantor may have or assert in respect of the Secured Obligations, including, without limitation, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury but excluding payment of the Secured Obligations.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each of the Borrower and (with respect to Sections 3.01, 3.04 and 3.05 only) the Parent represents and warrants that:
SECTION 3.01. Title to Collateral. Each Grantor has good and marketable title to all of the Collateral in which it has granted a security interest hereunder, free and clear of any Liens other than Permitted Liens.

SECTION 3.02. Validity, Perfection and Priority of Security Interests. The Security Interests constitute valid security interests under the UCC securing the Secured Obligations. When UCC financing statements stating that the same covers “all assets”, “all personal property” or words of similar import shall have been filed in the offices specified in Schedule 3.04 hereto, the Security Interests shall constitute perfected security interests in all right, title and interest of the Borrower in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens and rights of others therein except for Permitted Liens. When this Agreement (or a memorandum thereof) and each applicable Security Agreement Supplement (or a memorandum thereof) have been registered or recorded with the STB and the Registrar General of Canada, the Security Interests shall constitute perfected security interests in all right, title and interest of the Borrower in the Portfolio Railcars described herein and therein, prior to all other Liens and rights of others therein except for Permitted Liens.

SECTION 3.03. Initial Railcars. Schedule 3.03 hereto sets forth a complete and correct list of the Portfolio Railcars as of the Closing Date

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SECTION 3.04. Grantor Identity. Schedule 3.04 hereto or Annex II to a Grantor Supplement sets forth the jurisdiction of organization, organizational identification number (if applicable), the chief place of business and chief executive or registered office of each Grantor and the office where such Grantor keeps records of the Collateral are located (where applicable) opposite the name of such Grantor.

SECTION 3.05. Pledged Equity. (a) The Pledged Shares constitute the percentage of the issued and outstanding shares or capital stock of the issuers thereof indicated on Schedule 3.06 hereto (as of the Closing Date) or Annex I of a Grantor Supplement or a Collateral Supplement. The Pledged Membership Interests constitute the percentage of the membership interest of the issuer thereof indicated on Schedule 3.06 hereto (as of the Closing Date) or Annex I of a Grantor Supplement or a Collateral Supplement. The Pledged Beneficial Interests constitute the percentage of the beneficial interest of the issuer thereof indicated on Schedule 3.06 hereto (as of the Closing Date) or Annex I of a Grantor Supplement or a Collateral Supplement.
(b)    The Pledged Shares, the Pledged Membership Interests and the Pledged Beneficial Interests (i) have been duly authorized and validly issued and are fully paid up and nonassessable (or, in the case of the Pledged Beneficial Interests or Pledged Membership Interests, not subject to any capital call or other additional capital requirement) and not subject to any preemptive rights, warrants, options or similar rights or restrictions in favor of third-parties or any contractual or other restrictions upon transfer other than as permitted under the Loan Agreement and (ii) constitute all of the outstanding shares or capital stock, all of the beneficial interests and, as applicable, all of the membership interests in all owners of Pledged Railcars as of the date hereof.
(c)    The Pledged Shares, the Pledged Beneficial Interests and the Pledged Membership Interests constitute “certificated securities” within the meaning of Section 8-102(4) of the UCC. The terms of any Pledged Membership Interests expressly provide that such Pledged Membership Interest shall be governed by Article 8 of the UCC as in effect in the jurisdiction of the issuer of such Pledged Membership Interest.
SECTION 3.06. Pledged Agreements. Each Pledged Agreement included in the Grantor Collateral is listed on Schedule 3.10 (as supplemented from time to time) and a true and complete copy of each such Pledged Agreement has been delivered to the Collateral Agent, except as otherwise provided in the Loan Agreement. Each Pledged Agreement upon its inclusion in the Grantor Collateral will have been duly authorized, executed and delivered by the Borrower, will be in full force and effect and will be binding upon and enforceable against all parties thereto in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, examination, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights of creditors generally and except as the enforceability against the Borrower is subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).
SECTION 3.07. Accounts. (a) Each Account constitutes a “securities account” within the meaning of Section 8-501(a) of the UCC or a “deposit account” within the meaning of Section 9-102(29) of the UCC.
SECTION 3.08. No Other Liens. Other than the security interests granted to the Collateral Agent pursuant to this Agreement and other than Permitted Liens, the Grantors have not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Grantors have not authorized the filing of, and are not aware of, any financing statement, title reservation agreement, mortgage, security agreement or other instrument of similar effect against any Grantor that include a description of collateral covering the Collateral other than any financing

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statement, title reservation agreement, mortgage, security agreement or other instrument of similar effect relating to the security interests granted to the Collateral Agent hereunder or that has been terminated.

ARTICLE IV
COVENANTS
Each of the Borrower and the Parent, as applicable, covenants and agrees that until the payment in full of all Secured Obligations (other than indemnities not then known or payable and contingent Secured Obligations) and until there is no commitment by any Secured Party to make further advances, incur obligations or otherwise give value, such Grantor will comply with the following:
SECTION 4.01. Change of Name, Identity, Structure or Jurisdiction of Organization. No Grantor will change its name, identity, structure or jurisdiction of organization in any manner unless it shall have given the Administrative Agent and the Collateral Agent not less than 10 days’ prior written notice thereof. In such event, each Grantor shall, prior to taking any action or effecting any change referred to in the preceding sentence, (i) provide all documentation and other information the Administrative Agent, the Collateral Agent or any Lender reasonably requests about any Grantor or any Affiliate thereof in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, and (ii) take all actions which are necessary or advisable (including the filing of financing statements and amendments and supplements thereto) in order to perfect and maintain the perfection of the Security Interests.
SECTION 4.02. Further Actions.
(a)Further Actions. At all times after the Closing Date, each Grantor will, at the Borrower’s expense, comply with the following:
(i)as to all Collateral as to which perfection of a security interest under the UCC may be achieved by the filing of a financing statement, it will cause UCC financing statements to be filed and to be on file and hereby consents to the Collateral Agent filing continuation statements (at the Borrower’s expense) in all applicable jurisdictions as required to perfect and maintain the perfection of the Security Interests, it being understood that the Collateral Agent shall have no obligation to file any financing statements;
(ii)as to all Collateral pertaining to Pledged Railcars the Borrower shall cause all filings, deposits, registrations and other acts to have been accomplished with respect to this Agreement and each applicable Security Agreement Supplement in the United States and Canada as may be required by Applicable Law to establish and perfect the Collateral Agent’s rights in and to the Collateral described herein and/or therein, and shall give any notice or take any other action to such end required by Applicable Law;
(iii)as to all Pledged Railcars, the Borrower will cause each Pledged Railcar to be kept numbered with the road number serial number as shall be set forth on Schedule 3.03 hereto or the applicable Security Agreement Supplement. The Borrower will not allow the name of any other Person to be placed on any Pledged Railcar as a designation that might be identified as a claim of any interest therein except as permitted by the Loan Agreement or the TSA; provided, however, that nothing herein contained shall prohibit any Grantor or its permitted Lessees from placing its name, trademarks, initials, customary colors and other insignia on any Pledged Railcar or from naming each Pledged Railcar. The Borrower will not change the identification number of any Pledged Railcar unless and until (A) a statement of a new number or numbers to be substituted therefore shall have been delivered to the Collateral Agent and filed, recorded and deposited by the Borrower in all appropriate public offices,

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including the public offices where this Agreement shall have been filed, recorded and deposited and (B) the Borrower shall have furnished to the Collateral Agent an opinion of counsel in form and substance reasonably satisfactory to the Collateral Agent to the effect that such statement has been filed, recorded and deposited, that such filing, recordation and deposit will protect the Collateral Agent’s interest in the Pledged Railcars, and that no other filing, recording, deposit or giving of notice to any Governmental Authority is necessary to protect such interest;
(iv)as to any Collateral which is Securities, Securities Entitlements or Instruments, the Borrower will comply with the delivery requirements set forth in Section 4.03; and
(v)as to all Claims arising or otherwise becoming known after the date hereof, the Borrower will deliver to the Collateral Agent a supplement to Schedule 1.01 hereto describing such Claim and expressly subjecting such Claim, all Judgments and/or Settlements with respect thereto and all Proceeds thereof to the Security Interests hereunder.
(b)Further Assurances. In addition to the foregoing actions described in subsection (a) above, each Grantor will, from time to time at its expense and in such manner and form as may be reasonably required, execute, deliver, file and record any financing statement, specific assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings of financing or continuation statements under the UCC) that from time to time may be necessary or advisable, or that may be reasonably required by the Administrative Agent or the Collateral Agent, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Collateral Agent and the other Secured Parties to obtain the full benefit of this Agreement or to exercise and enforce any of its rights, powers and remedies created hereunder or under Applicable Law with respect to any of the Collateral of such Grantor. To the extent permitted by Applicable Law, each Grantor hereby authorizes the Collateral Agent to file, in the name of such Grantor or otherwise and without the signature or other separate authorization or authentication of such Grantor appearing thereon, such UCC financing statements or continuation statements as the Administrative Agent or the Collateral Agent may reasonably deem necessary or appropriate to further perfect or maintain the perfection of the Security Interests. The Borrower hereby authorizes the Collateral Agent to file financing and continuation statements describing as the Collateral covered thereby “all of the debtor’s personal property or assets” or words to similar effect, notwithstanding that such description may be broader in scope than the Collateral described in this Agreement, it being understood that the Collateral Agent shall have no obligation to file such financing statements. Each Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Each Grantor shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements or other assignment documents concerning the Collateral.
SECTION 4.03. Delivery of Instruments and Pledged Agreements. (a) Each Grantor will promptly Deliver each Instrument that is Collateral and each Certificated Security to the Collateral Agent or its nominee, in each case appropriately indorsed to the Collateral Agent and accompanied by any required transfer tax stamps.
(b)     Upon (i) the inclusion of any Pledged Agreement in the Collateral or (ii) the amendment or replacement of any Pledged Agreement or (iii) the entering into of any new Pledged Agreement, the Borrower will deliver a copy thereof to the Collateral Agent and will take such other action as may be necessary or desirable to perfect the lien of this Agreement as to such Pledged Agreement. Without limiting the foregoing, upon the inclusion of any Pledged Agreement in the Collateral, the Borrower shall deliver to the Collateral Agent a consent executed by each party to such Pledged Agreement or (where the terms of such Pledged Agreement contains general consents to assignment (including as to collateral assignment) by the Borrower) will give due notice to each such other party to such Pledged Agreement of its assignment pursuant to this Agreement.

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SECTION 4.04. Relevant Collateral. All Securities constituting Collateral, Pledged Equity and Investment Property (the “Relevant Collateral”) shall be delivered to the Collateral Agent as follows:
(i) in the case of each Certificated Security or Instrument, by (A) causing the delivery of such Certificated Security or Instrument to the Collateral Agent in the State of New York, registered in the name of the Collateral Agent or its nominee or duly endorsed by an appropriate person to the Collateral Agent or in blank and, in each case, held by the Collateral Agent in the State of New York, or (B) if such Certificated Security or Instrument is registered in the name of any Securities Intermediary on the books of the issuer thereof or on the books of any securities intermediary of any Securities Intermediary, by causing such Securities Intermediary to continuously credit by book entry such Certificated Security or Instrument to a Securities Account maintained by such Securities Intermediary in the name of the Collateral Agent or its nominee and confirming to the Collateral Agent that it has been so credited;

(ii) in the case of each Uncertificated Security, by (A) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof in the name of the Collateral Agent or its nominee or (B) if such Uncertificated Security is registered in the name of a Securities Intermediary on the books of the issuer thereof or on the books of any securities intermediary of a Securities Intermediary, by causing such Securities Intermediary to continuously credit by book entry such Uncertificated Security to a Securities Account maintained by such Securities Intermediary in the name of the Collateral Agent or its nominee and confirming in writing to the Collateral Agent that it has been so credited;

(iii) in the case of each Government Security registered in the name of any Securities Intermediary on the books of the Federal Reserve Bank of New York or on the books of any securities intermediary of such Securities Intermediary, by causing such Securities Intermediary to continuously credit by book entry such security to the Securities Account maintained by such Securities Intermediary in the name of the Collateral Agent or its nominee and confirming to the Collateral Agent in writing that it has been so credited;

(iv) in the case of any Pledged Equity by (a) to the extent that the grant of the security interest to the Collateral Agent in any Pledged Equity or the transfer of any Pledged Equity upon exercise of remedies by the Collateral Agent is subject to any restrictions on transfer or any consent requirements, by obtaining all necessary consents and approvals thereof and (b)(1) if Pledged Equity constitutes a Certificated Security, Instrument or Uncertificated Security, complying with clauses (i) or (ii) above, as applicable or (2) if Pledged Equity constitutes a General Intangible, by causing an appropriate financing statement covering each such Pledged Equity to be filed in the appropriate office necessary to perfect the security interest of the Collateral Agent therein. Each Grantor consents to the transfer of any Pledged Equity to the Collateral Agent or its designee following the exercise of remedies by the Collateral Agent and to the substitution of the Collateral Agent or its designee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto; and

(vi)    No Grantor (other than PBF Transportation) shall issue, deliver or sell any shares, interests, participations or other equivalents other than as permitted under the Loan Documents. Except as otherwise permitted under the Loan Documetns, any beneficial interest, shares or capital stock or other securities or interests issued in respect of or in

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substitution for the Pledged Shares, Pledged Membership Interest or the Pledged Beneficial Interest shall be issued or delivered (with any necessary endorsement) to the Collateral Agent.

SECTION 4.05. Supplements. No later than the date any Additional Railcar becomes a Portfolio Railcar, the Person owning such Additional Railcar shall execute and deliver to the Administrative Agent and the Collateral Agent a Security Agreement Supplement, and cause such Security Agreement Supplement (or a memorandum thereof) to be filed with the STB and the Registrar General of Canada. If such Person was a Grantor hereunder prior to the execution and delivery of such Security Agreement Supplement, then no later than the date of such Security Agreement Supplement, such Grantor shall also execute and deliver to the Administrative Agent and the Collateral Agent a Collateral Supplement; provided that the failure of any Grantor to deliver any Collateral Supplement as to any such Collateral shall not impair the lien of this Agreement as to such Collateral. If such Person was not a Grantor hereunder prior to the execution and delivery of such Security Agreement Supplement, then no later than the date of such Security Agreement Supplement, such Person shall become a Grantor and execute and deliver to the Administrative Agent and the Collateral Agent a Grantor Supplement and the Grantor holding the Pledged Equity in such Grantor shall execute and deliver to the Administrative Agent and the Collateral Agent a Collateral Supplement reflecting the Pledged Equity in such new Grantor; provided that the failure of any Grantor to deliver any Collateral Supplement as to any such Collateral shall not impair the lien of this Agreement as to such Collateral. The equity interests in each Grantor hereunder (other than PBF Transportation) shall be directly 100% owned by another Grantor and shall be Pledged Equity.
SECTION 4.06. Control. No Grantor shall cause or permit any Person other than the Collateral Agent to have “control” (as defined in Section 9‑104, 9‑105, 9 106, or 9‑107 of the UCC) of any “deposit account,” “electronic chattel paper,” “investment property,” “supporting obligations” or “letter of credit right” (as such terms are defined in Article 9 of the UCC) other than with respect to Permitted Liens.

ARTICLE V
VOTING; DISTRIBUTIONS ON PLEDGED EQUITY
SECTION 5.01. Voting. So long as no Event of Default shall have occurred and be continuing, each Grantor shall be entitled to exercise any and all voting, management, administration and other consensual rights pertaining to any Investment Property constituting Collateral, including without limitation Equity Interests or any part thereof and the receipt of Restricted Payments, for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents; provided, however, that such Grantor shall not exercise or refrain from exercising any such right if such action would violate or be inconsistent with any of the terms of this Agreement or any other Loan Document applicable to such Grantor, or would impair the position or interests of the Collateral Agent or any other Secured Party hereunder or thereunder. Upon the occurrence and during the continuance of an Event of Default following one Business Day prior written notice to that effect by the Collateral Agent to each Grantor, all rights of each Grantor to exercise the voting, management, administration and other consensual rights which it would otherwise be entitled to exercise pursuant to this Section 5.01 shall cease, all such rights shall thereupon become vested in the Collateral Agent, who shall thereupon have the sole right to exercise such voting and other consensual rights at the direction of the Administrative Agent, and each Grantor shall take all actions as may be necessary or appropriate to effect such right of the Collateral Agent.

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ARTICLE VI
GENERAL AUTHORITY; REMEDIES
SECTION 6.01. General Authority. Each Grantor hereby irrevocably appoints the Collateral Agent and any officer or agent thereof as its true and lawful attorney-in-fact, with full power of substitution, in the name of such Grantor, the Collateral Agent, the other Secured Parties or otherwise, for the sole use and benefit of the Collateral Agent and the other Secured Parties, but at such Grantor’s expense, to the extent permitted by law, to exercise at any time and from time to time while an Event of Default has occurred and is continuing all or any of the following powers with respect to all or any of the Collateral of such Grantor, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable until the Secured Obligations are paid in full and until there is no commitment by any Secured Parties to make further advances, incur obligations or otherwise give value:
(i)to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement;
(ii)to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable Instruments taken or received by any Grantor as, or in connection with, Collateral;
(iii)to accelerate any Receivable which may be accelerated in accordance with its terms, and to otherwise demand, sue for, collect, receive and give acquittance for any and all monies due or to become due on or by virtue of Collateral;
(iv)to commence, settle, compromise, compound, prosecute, defend or adjust any Claim, suit, action or proceeding with respect to, or in connection with, the Collateral;
(v)to sell, transfer, assign, manage (or appoint a manager to manage) or otherwise deal in or with the Pledged Railcars and the other Collateral or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof;
(vi)to cause any or all of the Equity Interests to be transferred of record into the name of the Collateral Agent or its nominee, in each case without notice to any Grantor;
(vii)to extend the time of payment of any or all of the Collateral and to make any allowance and other adjustments with respect thereto; and
(viii)to do, at its option, but at the expense of such Grantor, at any time or from time to time, all acts and things which the Collateral Agent deems necessary to protect or preserve the Collateral and to realize upon the Collateral;
provided that the Collateral Agent shall give the Administrative Agent and such Grantor not less than 10 days’ prior notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Each of the Collateral Agent, the Administrative Agent and each Grantor agrees that such notice constitutes reasonable notification within the meaning of Section 9-611 of the UCC. Except as otherwise provided herein, each Grantor hereby waives, to the extent permitted by Applicable Law, notice and judicial hearing in connection with the Collateral Agent’s taking possession or disposition of any of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the any Grantor would otherwise have under the Constitution or any statute of the United States or of any state. Other than with respect to the proviso in this Section 6.01, the rights and remedies set forth in this Section 6.01 shall not create any additional obligations for the Collateral Agent.
SECTION 6.02. Remedies upon Event of Default. (a) If any Event of Default has occurred and is continuing, the Collateral Agent, upon being instructed to do so by the Administrative Agent, acting at the direction of the Required Lenders, may, in addition to all other rights and remedies granted to it in this Agreement and any other agreement securing, evidencing or relating to the

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Secured Obligations: (i) exercise on behalf of the Secured Parties all rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, (ii) without demand of performance or other demand or notice of any kind (except as herein provided or as may be required by mandatory provisions of law) to or upon any Grantor or any other Person (all of which demands and/or notices are hereby waived by each Grantor), (A) withdraw all cash and Cash Equivalents in the Collateral Accounts and apply such cash and Cash Equivalents and other cash, if any, then held by it as Collateral as specified in Section 6.04, and (B) if there shall be no such cash, Cash Equivalents or other amounts or if such cash, Cash Equivalents and other amounts shall be insufficient to pay all the Secured Obligations in full or cannot be so applied for any reason, collect, receive, appropriate and realize upon the Collateral and/or sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so) or any part thereof at public or private sale, at any office of the Collateral Agent or elsewhere in such manner as is commercially reasonable, for cash, on credit or for future delivery, without assumption of any credit risk and at such price or prices as the Administrative Agent may deem satisfactory. The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). Each Grantor will execute and deliver such documents and take such other action as the Administrative Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind. The notice (if any) of such sale required by Section 6.01 shall (i) in the case of a public sale, state the time and place fixed for such sale, and (ii) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale, the Collateral may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice other than as required by law. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned without further notice other than as required by law. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice.
(b) For the purpose of enforcing any and all rights and remedies under this Agreement the Collateral Agent may, if any Event of Default has occurred and is continuing, (i) require any Grantor to, and each Grantor agrees that it will, at its expense and upon the request of the Collateral Agent, forthwith assemble, store and keep all or any part of the Collateral of such Grantor as directed by the Collateral Agent and make it available at a place designated by the Collateral Agent which is, in the Administrative Agent’s opinion, reasonably convenient to the Collateral Agent and such Grantor, whether at the premises of such Grantor or otherwise, it being understood that such Grantor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Grantor of such obligation; (ii) to the extent permitted by Applicable Law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral of such Grantor is or may be located, and without charge or liability to

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such Grantor, seize and remove such Collateral from such premises; (iii) have access to and use such Grantors’ books and records relating to the Collateral; and (iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by such Grantor, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Collateral Agent deems appropriate and, in connection with such preparation and disposition, use without charge any technical process used by such Grantor. The Collateral Agent may also render any or all of the Collateral unusable at any Grantor’s premises and may dispose of such Collateral on such premises without liability for rent or costs.
(c)If any Event of Default has occurred and is continuing, the Collateral Agent, instead of exercising the power of sale conferred upon it pursuant to this Section 6.02. may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction, and may in addition and at the request of the Administrative Agent acting at the direction of the Required Lenders pursuant to this Section 6.02, institute and maintain such suits and proceedings as the Required Lenders may deem appropriate to protect and enforce the rights vested in the Collateral Agent by this Agreement.
(d)If any Event of Default has occurred and is continuing, at the direction of the Administrative Agent, the Collateral Agent shall, to the extent permitted by Applicable Law, without notice to any Grantor or any party claiming through any Grantor, without regard to the solvency or insolvency at such time of any Person then liable for the payment of any of the Obligations, without regard to the then value of the Collateral and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers (who may be the Collateral Agent) of the Collateral or any part thereof, and of the profits, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the profits, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of the Collateral Agent and the Secured Parties, and each Grantor irrevocably consents to the appointment of such receiver or receivers and to the entry of such order.
(e)Each Grantor agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force which may delay, prevent or otherwise affect the performance or enforcement of this Agreement, and each Grantor hereby waives all benefit or advantage of all such laws. Each Grantor covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent or any other Secured Party in the Loan Agreement, the Notes, this Agreement or any other Loan Document.
(f)Each Grantor, to the extent it may lawfully do so, on behalf of itself and all who claim through or under it, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or under any foreclosure or any enforcement of this Agreement, and consents and agrees that all of the Collateral may at any such sale be offered and sold as an entirety.
(g)Each Grantor waives, to the extent permitted by Applicable Law, presentment, demand, protest and any notice of any kind (except the notices expressly required hereunder) in connection with this Agreement and any action taken by the Collateral Agent with respect to the Collateral of such Grantor.
SECTION 6.03. Limitation on Duty of Collateral Agent in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, neither the Collateral Agent nor the other Secured Parties shall have any duty to exercise any rights or take any steps to preserve the rights of

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any Grantor in the Collateral in its or their possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, nor shall the Collateral Agent or any other Secured Party be liable to any Grantor or any other Person for failure to meet any obligation imposed by Section 9-207 of the UCC or any successor provision. Each Grantor agrees that the Collateral Agent shall at no time be required to, nor shall the Collateral Agent be liable to any Grantor for any failure to, account separately to any Grantor for amounts received or applied by the Collateral Agent from time to time in respect of the Collateral pursuant to the terms of this Agreement. Without limiting the foregoing, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent in good faith.

SECTION 6.04. Application of Proceeds.
(h)Priority of Distributions. The proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in the Collateral Accounts shall be applied as provided in Section 2.07 of the Loan Agreement.
(i)Deficiencies. It is understood that the Borrower shall remain liable to the extent of any deficiency between the amounts received by the Secured Parties (including from the proceeds of the Collateral applied in accordance with the Loan Documents) and the amount of the Secured Obligations.
SECTION 6.05. Pledged Agreements. Each Grantor hereby irrevocably authorizes and empowers the Collateral Agent, in the Administrative Agent’s sole discretion, if an Event of Default has occurred and is continuing, to assert, either directly or on behalf of such Grantor, any claims such Grantor may have from time to time against any other party to any Pledged Agreement or to otherwise exercise any right or remedy of such Grantor under any Pledged Agreement (including without limitation, the right to enforce directly against any party to an Pledged Agreement all of such Grantor’s rights thereunder, to make all demands and give all notices and make all requests required or permitted to be made by such Grantor under any Pledged Agreements) as the Administrative Agent may deem proper. Each Grantor hereby irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful attorney-in-fact for the purpose of enabling the Collateral Agent to assert and collect such claims and to exercise such rights and remedies.
SECTION 6.06. Securities Act. In view of the position of each Grantor in relation to the Collateral constituting Securities, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being herein called the “Federal Securities Laws”) with respect to any disposition of the any Securities permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of such Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any such Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Collateral constituting Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Under Applicable Law, in the absence of an agreement to the contrary, the Collateral Agent may be held to have certain general duties and obligations to any relevant Grantor to make some effort

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toward obtaining a fair price even though the obligations of such Grantor may be discharged or reduced by the proceeds of a sale at a lesser price. The parties hereto acknowledge and agree that the Collateral Agent is not to have any such general duty or obligation to any Grantor, and no Grantor will attempt to hold the Collateral Agent responsible for selling all or any part of the Collateral constituting Securities at any inadequate price even if the Collateral Agent shall accept the first offer received or does not approach more than one possible purchaser.
Accordingly, each Grantor expressly agrees that the Collateral Agent is authorized, in connection with any sale of Collateral constituting Securities, if the Administrative Agent deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of such Collateral to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Collateral, (ii) to cause to be placed on certificates for any or all of such Collateral or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provision of said Act and (iii) to impose such other limitations or conditions in connection with any such sale as the Administrative Agent deems necessary or advisable in order to comply with said Act or any other law. Each Grantor acknowledges and agrees that such limitations may result in prices and other terms less favorable to the seller than if such limitations were not imposed, and, notwithstanding such limitations, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner, it being the agreement of each Grantor and the Collateral Agent that the provisions of this Section 6.06 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells the Collateral constituting Securities. The Collateral Agent shall under no obligation to delay a sale of any Collateral for a period of time necessary to permit the issuer of any securities contained therein to register such securities under the Federal Securities Laws, or under applicable state securities laws, even if the issuer would agree to do so.

ARTICLE VII
THE COLLATERAL AGENT SECTION
SECTION 7.01. Appointment of Collateral Agent.
(j)The Administrative Agent (and each Secured Party by its acceptance of the benefits of this Agreement) hereby appoints DBTCA as Collateral Agent hereunder, and DBTCA accepts such appointment, and the Administrative Agent (and each Secured Party by its acceptance of the benefits of this Agreement) hereby authorizes the Collateral Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents to hold, administer and enforce its interests in the Collateral in accordance with the terms of this Agreement.
(i)The Collateral Agent agrees to act upon the express conditions contained in this Agreement.
(ii)The Collateral Agent agrees to comply with its obligations under this Agreement and agrees that (A) any action to be taken not otherwise required under this Agreement or any other Loan Document or consent to be given under this Agreement or any other Loan Document by the Collateral Agent shall only be taken or given, as the case may be, upon direction of the Administrative Agent, (B) any notice received by the Collateral Agent under this Agreement or any other Loan Document from any party other than the Administrative Agent shall be promptly delivered to the Administrative Agent by the Collateral Agent, and (C) upon the written instructions at any time and from time to time of

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the Administrative Agent, the Collateral Agent shall take any action that it is otherwise permitted to take under this Agreement and the other Loan Documents.
(iii)The Collateral Agent, upon receipt of documents or instruments furnished to the Collateral Agent pursuant to the provisions of this Agreement or the other Loan Documents shall examine the same to determine (using commercially reasonable efforts typically used by collateral agents) whether or not such instruments or documents reasonably conform to any schedules or exhibits attached to this Agreement or the other Loan Documents, as the case may be.
(iv)The provisions of this Section 7.01 are solely for the benefit of the Collateral Agent and the other Secured Parties and no Grantor shall have any rights under any of such provisions. In performing its functions and duties under this Agreement and the other Loan Documents, the Collateral Agent shall act solely as an agent of the Secured Parties, and shall not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Grantor.
(v)In the event that the Collateral Agent is uncertain as to any action to be taken under this Agreement or any other Loan Document, it may request, and shall be fully entitled to rely upon, an instruction from the Administrative Agent as to such course of action and shall be fully indemnified pursuant to Section 7.08 hereof to the extent that it acts in accordance with such action.
(k)With the delivery of this Agreement, the Administrative Agent shall furnish to the Collateral Agent and from time to time thereafter as the Collateral Agent may request duly executed incumbency certificates showing the names, titles and specimen signatures of the persons authorized on behalf of the Administrative Agent to take the actions and give the notifications and approvals required by this Agreement.
(l)The Administrative Agent shall notify the Collateral Agent when the Administrative Agent has actual notice that a Default or Event of Default has occurred.

SECTION 7.02. Actions by Collateral Agent.
(m)Nothing contained in this Agreement or any other Loan Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless it is indemnified to its reasonable satisfaction. The Collateral Agent shall not be required to take any action under this Agreement, nor shall any other provision of this Agreement be deemed to impose a duty on the Collateral Agent to take any action, if the Collateral Agent shall have been advised in writing by counsel of its selection that such action is contrary to the terms hereof or is otherwise contrary to law.
(n)The Collateral Agent shall not have any duty or obligation to take or refrain from taking any action under, or in connection with, this Agreement or any other Loan Document, except as expressly provided by the terms of this Agreement or such other Loan Document and no implied duties or obligations shall be read into this Agreement or any other Loan Document against the Collateral Agent. The Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the Administrative Agent given under this Agreement or any other Loan Document.
(o)The Collateral Agent shall not be responsible for and makes no representation as to the existence, genuineness, value or protection of any Collateral, for the legality, effectiveness or sufficiency of any Loan Document, or for the creation, perfection, priority, sufficiency or protection of any liens securing the Loans.
(p)For the avoidance of doubt, nothing herein shall require the Collateral Agent to file financing statements or continuation statements, or be responsible for maintaining the security

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interests purported to be created as described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Loan Document) and such responsibility shall be solely that of the Borrower.
(q)The Collateral Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Collateral Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).
(r)The Collateral Agent shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer has actual knowledge thereof.
(s)In no event shall the Collateral Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
(t)The Collateral Agent may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in performing such duty or exercising such right or power.
(u)The Collateral Agent may consult with legal counsel of its own choosing, at the expense of the Borrower, as to any matter relating to the Loan Documents, and the Collateral Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

SECTION 7.03. Replacement of Collateral Agent: Appointment of Successor.
(v)Subject to clause (f) of this Section 7.03, the Collateral Agent may resign at any time for any reason upon 30 days’ prior notice to the Administrative Agent, with a copy of such notice delivered to the Borrower, such resignation to be effective upon the later of the date specified in such notice and the date a successor Collateral Agent has been appointed by the Administrative Agent or by a court (as provided in clause (e) of this Section 7.03) and has accepted such appointment. The Administrative Agent may remove the Collateral Agent for cause by so notifying the Collateral Agent and may appoint a successor Collateral Agent, in each case, unless an Event of Default has occurred and is continuing, with the consent of the Borrower (not to be unreasonably withheld or delayed). Without limiting the generality of the foregoing, the Administrative Agent shall have cause to remove the Collateral Agent if (a) the Collateral Agent fails to satisfy or otherwise comply with Section 7.04; (b) the Collateral Agent fails to satisfy any of its material duties hereunder; (c) an Insolvency Event occurs with respect to the Collateral Agent; or (e) the Collateral Agent otherwise becomes incapable of acting as a Collateral Agent. In the event that the Collateral Agent is required to acquire title to an asset, or take any managerial action of any kind in regard thereto, in order to perform any obligation under any Collateral Documents, which in the Collateral Agent’s sole determination may cause the Collateral Agent to incur potential liability under any environmental law, the Collateral Agent reserves the right, instead of taking such action, to resign as the Collateral Agent.
(w)If the Collateral Agent resigns or is removed or if a vacancy exists in the office of the Collateral Agent for any reason (the Collateral Agent in such event being referred to herein as the retiring Collateral Agent), the Administrative Agent shall promptly appoint a successor Collateral Agent; provided that, unless an Event of Default has occurred and is continuing at such time, the Borrower’s consent (not to be unreasonably withheld or delayed) shall be required to make such appointment.
(x)Any entity into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation to which substantially all the corporate

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trust business of the Collateral Agent may be transferred, shall, subject to the terms of Section 7.04, be the Collateral Agent hereunder.
(y)A successor Collateral Agent shall deliver a written acceptance of its appointment as the Collateral Agent hereunder to the retiring Collateral Agent, the Administrative Agent and the Borrower, and the successor Collateral Agent shall have all the rights, powers and duties of the Collateral Agent under this Agreement and the other Loan Documents. The successor Collateral Agent shall mail a notice of its succession to the Administrative Agent. The retiring Collateral Agent shall promptly transfer all Collateral to the successor Collateral Agent, together with all of the retiring Collateral Agent’s rights under any and all of the Collateral held by it as the Collateral Agent to the successor Collateral Agent. All monies and other amounts owed in accordance with Section 7.08 hereunder to the retiring Collateral Agent shall be paid by the Borrower promptly upon demand of the retiring Collateral Agent.
(z)If a successor Collateral Agent does not take office within 45 days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent or the Administrative Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.
(aa)Notwithstanding the foregoing, no resignation or removal of the Collateral Agent shall be effective unless and until a successor has been appointed.

SECTION 7.04. Collateral Agent Required; Eligibility. Any successor Collateral Agent shall be a corporation or other institution organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $50,000,000. Such institution shall be a citizen of the United States and shall be authorized under the laws of the United States or any State thereof or of the District of Columbia to exercise corporate trust powers and shall be subject to supervision or examination by federal, state or District of Columbia authorities. If such institution publishes reports of condition at least annually, pursuant to law or to the requirements of any of the aforesaid supervising or examining authorities, then, for the purposes of this Section 7.04, the combined capital and surplus of such institution shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
SECTION 7.05. Collateral Agent Has No Duty. The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for
(i)ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or
(ii)taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 7.06. Reasonable Care. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.
SECTION 7.07. Appointment of Co-Agent. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Administrative Agent may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Administrative Agent, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Administrative

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Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 7.01).

SECTION 7.08. Indemnity and Expenses. Notwithstanding anything to the contrary contained in any other Loan Document, each Grantor jointly and severally hereby agrees to indemnify and hold harmless the Collateral Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses or liabilities resulting directly or primarily from the Collateral Agent’s gross negligence or willful misconduct. Upon demand, each Grantor jointly and severally agrees to pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with the exercise or enforcement of any of the rights of the Collateral Agent hereunder (including a sale of the Collateral), as well as the failure by any Grantor to perform or observe any of the provisions hereof. The Grantors’ obligations in this Section 7.08 shall survive the resignation or removal of the Collateral Agent or the termination of this Agreement.

ARTICLE VIII
MISCELLANEOUS
SECTION 8.01. Notices. Unless otherwise specified herein, all notices, requests or other communications to any party hereunder shall be given in accordance with Section 10.01 of the Loan Agreement.

SECTION 8.02. Effectiveness of Facsimile Documents and Signatures. This Agreement may be transmitted and/or signed by facsimile and, if so transmitted or signed shall, subject to requirements of Applicable Law, have the same force and effect as a manually-signed original and shall be binding on each Grantor, the Collateral Agent, the Administrative Agent and the other Secured Parties. The Collateral Agent may also require that this Agreement be confirmed by a manually-signed original hereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

SECTION 8.03. No Waivers: Non-Exclusive Remedies. No failure or delay on the part of the Collateral Agent or any other Secured Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Agreement or any other Loan Document or any other document or agreement contemplated hereby or thereby and no course of dealing between the Collateral Agent or any other Secured Party and any of the Grantors shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege hereunder or under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein and in the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law. Without limiting the foregoing, nothing in this Agreement shall impair the right of any Secured Party to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Grantor other than its indebtedness under the Loan Agreement and the other Loan Documents. Each Grantor agrees, to the fullest extent it may effectively do so under Applicable Law, that any holder of a participation in a Loan, whether or not acquired pursuant to the terms of the Loan Agreement, may exercise rights of set-off or counterclaim or other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Grantor in the amount of such participation.

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SECTION 8.04. Protection of Collateral. If any Grantor fails to comply with the provisions of the Loan Agreement, this Agreement or any other Loan Document, such that the value of any Collateral or the validity, perfection, rank or value of any Security Interest is thereby diminished or put at risk, the Collateral Agent if requested by the Administrative Agent (acting at the direction of the Required Lenders) may, but shall not be required to, effect such compliance on behalf of the Grantors, and the Borrower shall reimburse the Collateral Agent for the costs thereof on demand. All insurance expenses and all expenses of protecting, storing, warehousing, appraising, handling, maintaining and shipping the Collateral, any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral, or in respect of periodic appraisals and inspections of the Collateral to the extent the same may be requested by the Administrative Agent (acting at the direction of the Required Lenders) in accordance with the Loan Agreement from time to time, or in respect of the sale or other disposition thereof shall be borne and paid by the Borrower in accordance with the Loan Agreement from time to time. If the Borrower fails to promptly pay any portion thereof when due, the Collateral Agent may, at its option, but shall not be required to, pay the same and charge the Borrower’s account therefore, and the Borrower agrees to reimburse the Collateral Agent therefor on demand. All sums so paid or incurred by the Collateral Agent, if any, for any of the foregoing and any and all other sums for which any Grantor may become liable hereunder and all costs and expenses (including attorneys’ fees, legal expenses and court costs) reasonably incurred by the Collateral Agent or any other Secured Party in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement, shall, together with interest thereon until paid at a rate per annum equal to the Corporate Base Rate plus the Default Margin, be additional Secured Obligations hereunder.

SECTION 8.05. Enforcement. The Secured Parties agree that this Agreement may be enforced only by the action of the Collateral Agent, acting upon the instructions of the Administrative Agent and with the approval of the Required Lenders, and that no other Secured Party shall have any right individually to seek to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Parties upon the terms of this Agreement.

SECTION 8.06. Amendments and Waivers. Any provision of this Agreement may be amended, changed, discharged, terminated or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Administrative Agent (with the consent of the Required Lenders or, to the extent required by Section 10.03 of the Loan Agreement, all of the Lenders), at all times prior to the time on which all Credit Obligations have been paid in full and all Commitments with respect thereto have been terminated. Notwithstanding the foregoing, any amendment or waiver which shall affect the duties, protections or rights of the Collateral Agent shall require the Collateral Agent’s written consent.

SECTION 8.07. Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors and assigns. In the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. No Grantor will assign or delegate any of its rights and duties hereunder without the prior written consent of all of the Lenders.

SECTION 8.08. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE

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STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. Any legal action or proceeding with respect to this Agreement or any ether Loan Document may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, each Grantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditional, the nonexclusive jurisdiction of such courts. Each Grantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 8.09. Waiver of Jury Trial. EACH GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT SUCH GRANTOR MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT, OR ANY OTHER STATEMENTS OR ACTIONS OF THE LENDER. EACH GRANTOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE AGENT TO DISBURSE THE LOAN AND TO ENTER INTO THE OTHER LOAN DOCUMENTS. BY ITS ACCEPTANCE OF THIS AGREEMENT, EACH OF THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES AND RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT.

SECTION 8.10. Limitation of Law: Severability. (a) All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any Applicable Law
(b) If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the other Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

SECTION 8.11. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective with respect to each Grantor when the Collateral Agent shall receive counterparts hereof (or, with respect to a Grantor joining by Grantor Supplement, such Grantor Supplement) executed by itself, the Administrative Agent and such Grantor.

SECTION 8.12. Termination. Upon the full, final and irrevocable payment and performance of all Secured Obligations (other than indemnities not then known or payable and contingent Secured Obligations) and the termination of all Commitments under the Loan Agreement, the Security Interests shall terminate and all rights to the Collateral shall revert to the applicable Grantor. In addition, (i) upon consummation of any Asset Disposition and the application of the proceeds thereof in compliance with the Loan Agreement, the Collateral subject to such Asset

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Disposition shall be released automatically from the Liens hereunder, without any further action or consent by the Collateral Agent, and (ii) at any time and from time to time prior to such termination of the Security Interests, the Collateral Agent may release any of the Collateral with the prior written consent of the Administrative Agent acting at the direction of the Required Lenders; provided that the release of all, or substantially all, of the Collateral shall require the consent of all of the Lenders. Upon any such termination of the Security Interests or release of Collateral, the Collateral Agent will, upon request by and at the expense of any Grantor, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be. Any such documents shall be without recourse to or warranty by the Collateral Agent or the other Secured Parties. The Collateral Agent shall have no liability whatsoever to any Secured Party as a result of any release of Collateral by it as permitted by this Section 9.12. Upon any release of Collateral pursuant to this Section 9.12, none of the Secured Parties shall have any continuing right or interest in such Collateral or, except in the case of Collateral subject to an Asset Disposition, the proceeds thereof.

SECTION 8.13. Entire Agreement. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AND UNDERSTANDING AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

SECTION 8.14. Limited Recourse. All amounts payable in respect of the obligations secured by the Loan Documents shall be recoverable from the Parent only to the extent of the Parent Collateral. No recourse under any obligation of the Parent shall be had against any member, manager, officer, agent or director of the Parent, by the enforcement of any assessment or by any proceeding by virtue of any statute or otherwise, unless any obligation is the result of the gross negligence or willful misconduct of such shareholder, officer, agent or director of the Parent.

SECTION 8.15. Patriot Act. Promptly, following a request by the Collateral Agent, each Grantor shall provide all documentation and other information the Collateral Agent reasonably requests about such Grantor or any Affiliate thereof in order to comply with its ongoing obligations under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act.

SECTION 8.16. No Discretion. Notwithstanding anything else to the contrary herein, whenever reference is made in any Loan Document to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction, reasonable satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under any Loan Document if it shall not have received such written instruction, advice or concurrence of the Administrative Agent or the Required Lenders as it deems appropriate. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

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SECTION 8.17. No Reliance On Collateral Agent. Each Secured Party expressly acknowledges that neither the Collateral Agent nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Collateral Agent hereafter taken, including any review of the affairs of the Borrower or any of its Affiliates, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party. Each Secured Party represents to the Collateral Agent and each other Secured Party that it has, independently and without reliance upon any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Secured Party also represents that it will, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Secured Parties by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any of its Affiliates that may come into the possession of the Collateral Agent or any of their officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

PBF RAIL LOGISTICS COMPANY LLC, as Grantor
By:    _____________________
Name:
Title:

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PBF TRANSPORTATION COMPANY LLC, as Grantor
By:    _____________________
Name:
Title:

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CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent
By:    _____________________
Name:
Title:
By:    _____________________
Name:
Title:

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DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent
By: Deutsche Bank National Trust Company

By:    _____________________
Name:
Title:
By:    _____________________
Name:
Title:

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SCHEDULE 1.01 TO SECURITY AGREEMENT
SCHEDULE OF CLAIMS

None.

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SCHEDULE 3.03 TO SECURITY AGREEMENT
DESCRIPTION OF INITIAL RAILCARS

None.

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SCHEDULE 3.04 TO SECURITY AGREEMENT
DESCRIPTION OF GRANTORS

Grantor	Organizational ID	Jurisdiction of Organization	Chief Executive Office, Chief Place of Business, Registered Office and Office Where Grantor Keeps Records of Collateral:	Jurisdiction of UCC filing
PBF Rail Logistics Company LLC	5298787	Delaware	1 Sylvan Way, 2nd Floor, Parsippany NJ, 07054-3887	Delaware
PBF Transportation Company LLC	5496033	Delaware	1 Sylvan Way, 2nd Floor, Parsippany NJ, 07054-3887	Delaware

TRADE NAMES

None.

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SCHEDULE 3.06 TO SECURITY AGREEMENT

PLEDGED EQUITY

PLEDGED SHARES

Stock Issuer	Par Value	Certificate No(s).	Number of Shares	Percentage of Outstanding Shares
None.

PLEDGED BENEFICIAL INTERESTS

Issuer	Certificate No.	Percentage of Beneficial Interest
None.	1	100%

PLEDGED MEMBERSHIP INTERESTS

Issuer	Certificate No.	Percentage of Membership Interest
PBF Rail Logistics Company LLC	1	100%

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SCHEDULE 3.10 TO SECURITY AGREEMENT

Pledged Agreements

1.
Transportation Services Agreement, dated as of March 26, 2014, by and between PBF Rail Logistics Company LLC, a Delaware limited liability company, and PBF Holding Company LLC, a Delaware limited liability company.

2.
Guaranty, dated as of March 26, 2014, in favor of PBF Holding Company LLC, a Delaware limited liability company, by Paulsboro Refining Company LLC, with respect to the Transporation Services Agreement.

3.	Guaranty, dated as of March 26, 2014, in favor of PBF Holding Company LLC, a Delaware limited liability company, by Toledo Refining Company LLC, with respect to the Transporation Services Agreement.

4.
Guaranty, dated as of March 26, 2014, in favor of PBF Holding Company LLC, a Delaware limited liability company, by Delaware City Refining Company LLC, with respect to the Transporation Services Agreement.

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EXHIBIT A TO
SECURITY AGREEMENT
FORM OF SECURITY AGREEMENT SUPPLEMENT
SECURITY AGREEMENT SUPPLEMENT NO. ________(this “Supplement”) dated as of _____________, to the Security Agreement, dated as of March 26, 2014 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”) among PBF RAIL LOGISTICS COMPANY LLC, a Delaware limited liability company (“PBF Rail” and the “Borrower”), PBF TRANSPORTATION COMPANY LLC, a Delaware limited liability company (“PBF Transportation”), the ADDITIONAL GRANTORS who from time to time become grantors under the Security Agreement (together with the Borrower and PBF Transportation, each a “Grantor” and collectively the “Grantors”), DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), in its capacity as Collateral Agent for the Secured Parties referred to herein (in such capacity and, together with its successors and assigns, the “Collateral Agent”) and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (“CA-CIB”), in its capacity as Administrative Agent for the Lenders (in such capacity, and together with its successors and assigns, the “Administrative Agent”).
The parties hereto refer to the Loan Agreement, dated as of March 26, 2014, among the Borrower, the banks and other lending institutions from time to time party hereto, CA-CIB, in its capacity as Administrative Agent for the Lenders (in such capacity, and together with its successors and assigns, the “Administrative Agent”), DBTCA, in its capacity as Collateral Agent for the Secured Parties referred to therein, (as amended, supplement or otherwise modified from time to time, the “Loan Agreement”).
The Security Agreement (or a memorandum thereof) was recorded with the Surface Transportation Board (the “STB”) on ____________, under Recordation No. ______, and with the Registrar General of Canada on _____________, at ________.
Each Grantor has entered into the Security Agreement in order to induce the Lenders to make extensions of credit to the Borrower and as consideration for credit extensions previously and hereafter made pursuant to, and upon the terms and subject to the conditions specified in, the Loan Agreement, and each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Agreement. Terms used herein without definition which are defined in the Security Agreement are used herein with the respective meanings set forth therein. Among other items of Collateral in which each Grantor has granted a security interest to the Collateral Agent for the ratable benefit of the Secured Parties is all of its now existing and hereafter acquired rights, title and interest in and to all Pledged Railcars. The Borrower has acquired rights in certain Additional Railcars in which it desires to confirm the grant of security interest under the Security Agreement in favor of the Collateral Agent for the ratable benefit of the Secured Parties. Accordingly, the undersigned Grantor hereby agrees that the Security Agreement is hereby supplemented as follows:
SECTION 1. Grant of Security Interest. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Secured Obligations as set forth in the Security Agreement, the undersigned Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties, a security interest in and Lien on all of such Grantor’s right, title and interest in and to the Additional Railcars and the other Collateral described herein.
(a)The Additional Railcars covered by this Supplement are more specifically described in Schedule I attached hereto (which is incorporated herein by this reference) shall be subject to the

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security interest and lien granted under and on the terms and conditions of the Security Agreement and Loan Agreement.
(b)Together with all substitutions or replacements of and additions, improvements, accessories and accumulations to the property above described for which title vests in such Grantor and all property which shall hereafter become attached to or incorporated in the property above described, whether the same are now owned by such Grantor or shall hereafter be acquired by it.
SECTION 2. Security Agreement. This Supplement has been executed and delivered by the undersigned Grantor for the purpose of recording the security interest of the Collateral Agent in the Collateral with the STB and Registrar General of Canada. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent for its benefit and the benefit of each Secured Party under the Security Agreement, and the rights and remedies of the Collateral Agent with respect to the security interest granted hereby are without prejudice to, and are in addition to those set forth in the Security Agreement. The Security Agreement (and all rights and remedies of the Collateral Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms. In the event that any provisions of this Supplement arc deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.
SECTION 3. Representations. The undersigned Grantor hereby represents and warrants as follows:
(a)Ownership. Such Grantor is the owner of each Additional Railcar listed in Schedule I hereto.
(b)Binding Obligation. This Supplement has been duly authorized, executed and delivered by such Grantor and constitutes a legal, valid and binding obligation of such Grantor, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, examination, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights of creditors generally and except as the enforceability against any Grantor is subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).
(c)Each of the representations and warranties contained in the Security Agreement is true and correct in all material respects as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof after giving effect to the execution and delivery of this Supplement.
SECTION 4. Miscellaneous.
(a)Successors and Assigns. This Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)Full Force and Effect; Limited Supplement. Except as expressly supplemented hereby, the Security Agreement shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with its terms.
(c)Loan Document, etc. This Supplement constitutes a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Loan Agreement.
(d)Acknowledgment. Such Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Additional Railcars granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.
(e)Counterparts; Effectiveness. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Supplement shall become effective when

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the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Grantor, the Collateral Agent and the Administrative Agent.
(f)Severability. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or enforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired.
(g)Fees. Without limiting the provisions of the Loan Agreement (or any other Loan Document, including the Security Agreement), the undersigned Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including reasonable attorneys’ fees and expenses of the Collateral Agent.
(h)Governing Law. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
[Signature Pages Follow]

200    Loan Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective authorized officers, as of the day and year first above written.
[__________], as a Grantor
By:    _____________________
Name:
Title:
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent
By: Deutsche Bank National Trust Company

By:    _____________________
Name:
Title:
By:    _____________________
Name:
Title:

201    Loan Agreement

SCHEDULE I TO SECURITY
AGREEMENT SUPPLEMENT
DESCRIPTION OF ADDITIONAL RAILCARS

202    Loan Agreement

EXHIBIT B TO
SECURITY AGREEMENT

FORM OF COLLATERAL SUPPLEMENT

COLLATERAL SUPPLEMENT ________(this “Supplement”) dated as of _____________, to the Security Agreement, dated as of March 26, 2014 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”) among PBF RAIL LOGISTICS COMPANY LLC, a Delaware limited liability company (“PBF Rail” and the “Borrower”), PBF TRANSPORTATION COMPANY LLC, a Delaware limited liability company (“PBF Transportation”), the ADDITIONAL GRANTORS who from time to time become grantors under the Security Agreement (together with the Borrower and PBF Transportation, each a “Grantor” and collectively the “Grantors”), DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), in its capacity as Collateral Agent for the Secured Parties referred to herein (in such capacity and, together with its successors and assigns, the “Collateral Agent”) and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (“CA-CIB”), in its capacity as Administrative Agent for the Lenders (in such capacity, and together with its successors and assigns, the “Administrative Agent”).

The undersigned Grantor hereby delivers, as of the date first above written, the duly completed attached Annexes I and II pursuant to Section 4.05 of the Security Agreement. Annex I describes Pledged Equity (if any) acquired by such Grantor and not previously described in the Security Agreement or a Grantor Supplement or Collateral Supplement. Annex II attaches a copy of the Security Agreement Supplement (if any) dated on or about the date hereof, setting forth Additional Railcars owned by the undersigned Grantor and granted as Collateral under the Security Agreement.

The undersigned Grantor hereby confirms that the property included in the attached Annexes constitutes part of the Collateral and hereby makes each representation and warranty set forth in Article III of the Security Agreement (as supplemented by the attached Annexes).

THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective authorized officers, as of the day and year first above written.
[__________], as a Grantor
By:    _____________________
Name:
Title:
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent
By: Deutsche Bank National Trust Company

By:    _____________________
Name:
Title:
By:    _____________________
Name:
Title:

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ANNEX I to
COLLATERAL SUPPLEMENT

PLEDGED SHARES

Stock Issuer	Par Value	Certificate No(s).	Number of Shares	Percentage of Outstanding Shares

PLEDGED BENEFICIAL INTERESTS

Issuer	Certificate No.	Percentage of Beneficial Interest

PLEDGED MEMBERSHIP INTERESTS

Issuer	Certificate No.	Percentage of Membership Interest

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ANNEX II to
COLLATERAL SUPPLEMENT

SECURITY AGREEMENT SUPPLEMENT

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EXHIBIT C to
SECURITY AGREEMENT

FORM OF GRANTOR SUPPLEMENT

GRANTOR SUPPLEMENT ________(this “Supplement”) dated as of _____________, to the Security Agreement, dated as of March 26, 2014 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”) among PBF RAIL LOGISTICS COMPANY LLC, a Delaware limited liability company (“PBF Rail” and the “Borrower”), PBF TRANSPORTATION COMPANY LLC, a Delaware limited liability company (“PBF Transportation”), the ADDITIONAL GRANTORS who from time to time become grantors under the Security Agreement (together with the Borrower and PBF Transportation, each a “Grantor” and collectively the “Grantors”), DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), in its capacity as Collateral Agent for the Secured Parties referred to herein (in such capacity and, together with its successors and assigns, the “Collateral Agent”) and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (“CA-CIB”), in its capacity as Administrative Agent for the Lenders (in such capacity, and together with its successors and assigns, the “Administrative Agent”).

The undersigned hereby agrees, as of the date first above written, to become a Grantor under the Security Agreement as if it were an original party thereto and agrees that each reference in the Security Agreement to “Grantor” shall also mean and be a reference to the undersigned.

To secure the due and punctual payment of all Secured Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof and to secure the performance of all of the Obligations and all of the obligations of any Grantor hereunder and under the other Loan Documents, the undersigned Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in, and each Grantor hereby pledges and assigns to the Collateral Agent for the benefit of the Secured Parties all of such Grantor’s right, title and interest in, to and under (including but not limited to the right to enforce), the following, whether now owned or existing or hereafter acquired, created or arising, whether tangible or intangible, and regardless of where located (all of which are herein collectively called the “Collateral”):

(iii)all Receivables;
(iv)all Pledged Railcars;
(v)all General Intangibles;
(vi)all Pledged Equity;
(vii)all Pledged Agreements;
(viii)all Insurances;
(ix)all Marks and all Railroad Mileage Credits;
(x)all Pledged Accounts and all other monies and property of any kind of any Grantor maintained with or in the possession of or under the control of the Collateral Agent;
(xi)all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) pertaining to any of the Collateral described in clauses (i) through (viii) and (x); and
(xii)all Proceeds of all or any of the Grantor Collateral described in clauses (i) through (ix) hereof.

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The undersigned Grantor hereby makes each representation and warranty set forth in Article III of the Security Agreement (as supplemented by the attached Annexes) and hereby agrees to be bound as a Grantor by all of the terms and provisions of the Security Agreement. Each reference in the Security Agreement to the Collateral shall be construed to include a reference to the corresponding Collateral hereunder.

The undersigned hereby agrees, together with the other Grantors, jointly and severally to indemnify the Collateral Agent, its officers, directors, employees and agents in the manner set forth in the Security Agreement.

The undersigned Grantor hereby delivers, as of the date first above written, the duly completed attached Annexes I, II and III pursuant to Section 4.05 of the Security Agreement. Annex I describes Pledged Equity (if any) acquired by such Grantor and not previously described in the Security Agreement or a Grantor Supplement or Collateral Supplement. Annex II sets forth certain information regarding such Grantor. Annex III attaches a copy of the Security Agreement Supplement (if any) dated on or about the date hereof, setting forth Additional Railcars owned by the undersigned Grantor and granted as Collateral under the Security Agreement.

THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES

[Signature Pages Follow]

208    Loan Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective authorized officers, as of the day and year first above written.
[__________], as a Grantor
By:    _____________________
Name:
Title:
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent
By: Deutsche Bank National Trust Company

By:    _____________________
Name:
Title:
By:    _____________________
Name:
Title:

209    Loan Agreement

ANNEX I
PLEDGED SHARES

Stock Issuer	Par Value	Certificate No(s).	Number of Shares	Percentage of Outstanding Shares

PLEDGED BENEFICIAL INTERESTS

Issuer	Certificate No.	Percentage of Beneficial Interest

PLEDGED MEMBERSHIP INTERESTS

Issuer	Certificate No.	Percentage of Membership Interest

210    Loan Agreement

ANNEX II to
GRANTOR SUPPLEMENT

Grantor	Organizational ID	Jurisdiction of Organization	Chief Executive Office, Chief Place of Business, Registered Office and Office Where Grantor Keeps Records of Collateral:	Jurisdiction of UCC filing

TRADE NAMES

211    Loan Agreement

ANNEX III to
GRANTOR SUPPLEMENT

SECURITY AGREEMENT SUPPLEMENT

212    Loan Agreement

213    Loan Agreement

Exhibit F

FORM OF TSA

[See attached]

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TRANSPORTATION SERVICES AGREEMENT

This TRANSPORTATION SERVICES AGREEMENT, dated as of the __ day of ____, 2014 (as amended, amended and restated, modified, supplemented or otherwise in effect from time to time, this "Agreement"), is entered into by and between PBF Rail Logistics Company LLC, a Delaware limited liability company ("Operator”), and PBF Holding Company LLC, a Delaware limited liability company (“Company”).

W I T N E S S E T H:

WHEREAS, Operator is the owner of, or has rights to use, certain railcars; and

WHEREAS, Company desires to obtain and utilize certain railcar services (including the right to use railcars) provided by Operator; and

WHEREAS, Operator is willing to provide such railcar services to Company in accordance with the terms of this Agreement; and

WHERAS, it is a condition to Operator entering into this Agreement that each of the TSA Guarantors enters into a TSA Guaranty (in each case as defined in the Loan Agreement).

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Equipment. Operator shall provide the Services described in Section 4 below to Company with respect to those units of railroad rolling stock that are described on the Equipment Schedule attached hereto as Exhibit A, as shall be updated by Operator from time to time (i) upon the acquisition by Operator of additional units, (ii) to exclude units subject to an Asset Disposition pursuant to Section 7.05 of the Loan Agreement (as hereinafter defined) or Events of Loss or Casualty (in each case as defined in the Loan Agreement) or (iii) as otherwise permitted by the Loan Agreement from time to time, together with all attachments, additions, accessories, and appliances attached thereto or incorporated therein (referred to herein collectively as the "Equipment" or individually as a "Unit").

2. Term. The term of this Agreement (the “Term”) shall commence at 12:00:00 a.m., ET, on _____, 2014 and shall continue until 11:59:59 p.m. on ______, 2021; provided, however, that, subject to Section 27 below, at any time on or after March 31, 2016, Operator shall have a unilateral option to cancel and terminate this Agreement by providing at least 45 days’ written notice of cancellation (“Cancellation Notice”) to Company.

3. Service Fees; Invoices.

3.1 Term. During the Term, Operator shall provide and Company shall purchase Services relating to all of the Units acquired by Operator (the “Minimum Unit Commitment”) and Company shall pay Operator a monthly fee equal to the Monthly Services Fee as compensation for the Services (as defined below). Each payment of the Monthly Services Fee shall be calculated as of the [5]th day of each month (each, a “Calculation Date”). Company's obligation to pay the Monthly Services Fee shall remain in effect until the expiration of the Term or an earlier termination of this Agreement in accordance with its terms. “Monthly Services Fee” means, in respect of each monthly period ending on a Calculation Date, an amount in United States Dollars equal to the greater of (i) $100,000 (the “Monthly Minimum Fee”) or (ii) (x) in respect of monthly periods ending on or prior to March 31, 2016, $1,200 per Unit, or (y) in respect of monthly periods ending after March 31, 2016, $2,000 per Unit, (subject to the adjustment (upwards or downwards) set forth in the next sentence,

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such fee per unit, the “Monthly Unit Fee”). For each Payment Date occurring after March 31, 2016, the Monthly Unit Fee applicable to each Unit shall be increased or decreased, as applicable, by an amount equal to the product of (a) $25 and (b) the quotient of (i) the LIBOR Difference divided by (ii) .50. The “LIBOR Difference” for each Payment Date shall be an amount equal to (x) Current LIBOR for such Payment Date minus (y) the LIBOR Benchmark; provided that, if a LIBOR Difference is not a multiple of .50, then such LIBOR Difference shall be rounded (1) in the case of a positive number, up to the nearest multiple of .50 and (2) in the case of a negative number, down to nearest multiple of .50. The “LIBOR Benchmark” for each Payment Date shall be an amount equal to One Month LIBOR (as defined in the Loan Agreement) as of March 31, 2016. “Current LIBOR” for each Payment Date shall be an amount equal to One Month LIBOR as of such Payment Date. The Monthly Services Fee shall be pro rated by the number of days in that month from the day the Unit becomes “Equipment” under this Agreement until the related Calculation Date (excluding the last day). Company’s obligation to pay the Monthly Unit Fee, if any, shall cease with respect to a Unit when such Unit is returned to Operator pursuant to Section 5 or upon payment to Operator of the Casualty Value (defined below) as set forth in Section 13.

3.2 Invoices. Operator shall invoice Company in arrears for Monthly Service Fees under this Agreement no later than five (5) Business Days (as defined in the Loan Agreement) prior to each Payment Date. Company shall pay Monthly Service Fees to Operator on or prior to the [15th] day of each month (each, a “Payment Date”), with the first such payment being due on April 15, 2014 To be confirmed. Payment pursuant to this Section 3.2 shall be made by wire transfer of immediately available funds to [the Collection Account; Account No. [_________]; Routing: [__________]; Swift Code: [__________]; [Bank Name and Address]; Reference: [__________]]. If any Payment Date is on a day that is not a business day, the related payment shall be due and payable on the next succeeding business day.

4. Railcar Equipment Use. Operator shall (i) use its commercially reasonable efforts to procure, and (ii) once procured shall furnish and make available for exclusive use by Company or its designee, the Equipment (collectively, the "Services"), with Operator agreeing to provide at least 50 Units for Company’s use (or its designee’s use) within 90 days of the date hereof. All Equipment (e.g. all Units set forth in Exhibit A and all attachments, additions, accessories and appliances) shall be subject to this Agreement.

5. Return. As soon as practicable on or after expiration of the Term or earlier termination of this Agreement or promptly upon the request of Operator for the return of a particular Unit that is subject to an Asset Disposition pursuant to Section 7.05 of the Loan Agreement, unless such Unit has been subject of a casualty and payment of the Casualty Value has been made therefor, Company shall arrange for the return of the Unit at a location in North America as Operator or its designee shall designate. After March 31, 2016, subject to the consent of Required Lenders (as defined in the Loan Agreement) Company shall have the right to discontinue using any or all of the Units provided that Company shall notify Operator in writing of any election by Company to discontinue use of any Units no less than forty five (45) days prior to the return of any Unit by Company to Operator. The transportation and storage of such Unit after Company’s delivery thereof to Operator shall be at the expense and risk of Company.

6. Representations and Warranties. As of the date hereof, Company represents and warrants that: (1) it is duly formed, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own and operate its properties, to carry on its business, to enter into this Agreement and to carry out the transactions contemplated thereby; (2) Company has the limited liability power and authority, and the legal right to execute, deliver and perform its obligations under this Agreement, and has taken all necessary corporate or other action to authorize its actions on the terms and conditions of this Agreement and to authorize the execution, delivery and performance by it of this Agreement; (3) no consent, approval, licenses, validation or authorization of, filing, recording or registration with, notice to, exemption by or other similar act by or in respect of, any Governmental Authority or any other Person (including, without limitation, any equityholder, certificate holder or creditor of Company) is required to be obtained or made by or on behalf of Company on the date hereof in connection with the execution, delivery, performance, validity or enforceability by or against it of this Agreement, except for (i) consents, authorizations, notices and filings which have been obtained or made and (ii) consents, authorizations, notices and filings that the failure to

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obtain or perform which would not reasonably be expected to result in Company’s inability to perform its payment obligations under this Agreement (“Material Adverse Effect”); (4) this Agreement has been duly executed and delivered on behalf of Company; (5) this Agreement constitutes a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles of general applicability (regardless of whether enforcement is sought by proceedings in equity or at law); (6) neither the execution and delivery by Company of this Agreement, nor performance of and compliance with the terms and provisions hereof by Company, will (i) violate or conflict with any provision of the organization documents of Company, (ii) violate, contravene or conflict with any Contractual Obligation (as defined in the Loan Agreement) to which Company is a party or (iii) violate any applicable laws except, in the case of any of clauses (ii) or (iiii), for any such contraventions, conflicts, violations or creations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

7. “Hell or Highwater” Clause. This Agreement, and the obligation of Company to use the Services described herein (including using the Units), are “hell or highwater” obligations. As a result, Company shall pay all of the monetary obligations hereunder (including the Monthly Services Fees and the Unit Fees) and perform all other obligations hereunder without notice or demand (except as otherwise expressly provided in this Agreement). Notwithstanding the foregoing, Company’s obligation to pay all monetary obligations and to perform all other obligations hereunder is absolute and unconditional and shall not be affected or reduced by any circumstances or for any reason, including, without limitation, (i) any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense (including as a result of Company not effectively utilizing or not needing the Units or Equipment) or other right which Company may have against Operator, manufacturer of the Units or the Equipment (“Manufacturer”) or any person or entity providing services with respect to any Unit, or any other person or entity, for any reason whatsoever (whether in connection with the transactions contemplated hereby or otherwise); (ii) any defect in the title, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, any Unit or any portion thereof, any interruption or cessation in the use of or possession thereof by or availability to Company for any reason whatsoever, whether arising out of or related to an act or omission of Operator, Manufacturer or any person or entity; (iii) any lien with respect to any Unit or any portion thereof; (iv) the invalidity or unenforceability or lack of due authorization or other infirmity of this Agreement; (v) any Taxes; (vi) any change, waiver, extension, indulgence or liability or other act or omission in respect of any liability or obligation of Operator, Manufacturer or any person or entity; (vii) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Company, Operator, Manufacturer or any person or entity or any disaffirmance, rejection or other action taken with respect to this Agreement by Operator, Manufacturer or any person or entity, or by any court, in any such proceeding; (viii) Company at any time having immunity from suit, prejudgment attachment, attachment in aid of execution or execution on the grounds of sovereignty or otherwise, which immunity, if any, Company hereby expressly waives; (ix) any Event of Loss or other casualty with respect to any Unit or (x) any other circumstances or happening of any nature whatsoever, whether or not similar to any of the foregoing (in each case, other than payment); it being the express intention of Company and Operator that all Monthly Service Fees and Unit Fees payable hereunder shall be payable in all events, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Agreement.

8. [Reserved].

9. Insurance. Company shall maintain, at its expense, and at all times during its use and possession of the Equipment or any Unit the insurance maintained by Company on the date hereof and in any event substantially consistent with the terms and conditions of the certificate of insurance attached as Schedule B hereto. Such insurance policy will name the Collateral Agent and the Administrative Agent under the Loan Agreement as an additional named insured and the Collateral Agent as lender loss payee (as the case may be), require that the insurer give Operator and its designees at least thirty (30) days prior written notice (at the address for notice to Operator set forth in Section 18 hereof and the Administrative Agent) of any altered,

217    Loan Agreement

terminated or canceled the terms of such policy. At Operator's option, Company shall furnish to Operator and the Administrative Agent a certificate or other evidence reasonably satisfactory to Operator and the Administrative Agent that such insurance coverage is in effect.

10. Compliance with Laws; Operation and Maintenance; Additions; Taxes and other Costs.

10.1 Use of Equipment by Company. Company will (i) use the Equipment or any Unit in a careful and proper manner in accordance with industry standards, (ii) in all material respects comply with and conform to all material governmental laws, rules and regulations and industry association rules and regulations relating to the type of equipment subject to this Agreement, and (iii) cause the Equipment or any Unit to be operated in all material respects in accordance with Manufacturer’s instructions or manuals. Without limitation to the generality of the foregoing, Company will cause the Equipment or any Unit to be used and maintained in material compliance with all rules and recommendations of The Association of American Railroads ("AAR") and the Federal Railroad Administration and every other state, federal or provincial agency having jurisdiction over the condition, maintenance, repair or safety of the Equipment ("FRA"), Company agrees that Units are to be loaded properly in compliance with the load limit stenciled thereon.

10.2 Maintenance of Equipment by Company. During the period the Equipment or any Unit is in use by or in the possession of Company, Company will keep and maintain the Equipment or any Unit (w) in good repair, condition and working order in accordance with industry standards for railcars of similar age and vintage, (x) in material compliance with all rules and recommendations of AAR, including the interchange rules as in effect from time to time, and FRA or other organization having jurisdiction over the Equipment and, if mandated, modified so that it will qualify for unrestricted interchange in the United States and Canada and remain suitable for transporting hydrocarbons and (y) at least as well in all material respects as Company would for other similar equipment owned or operated by it. Company shall also furnish all parts, replacements, mechanism, devices and servicing required therefor so that the condition thereof will at all times be maintained and preserved in all material respects, reasonable wear and tear excepted. All repairs, parts, mechanisms, devices, replacements and modifications shall immediately, without further action, become the property of Operator and part of the Equipment or any Unit.
10.3 Alteration of Equipment. Company will not make or authorize any improvement, change, addition or alteration to the Equipment or any Unit (i) if such improvement, change, addition or alteration will impair in any material respect the originally intended function or use of the Equipment or any Unit or impair the value of Equipment or any Unit as it existed immediately prior to such improvement, change, addition or alteration; (ii) unless the parts installed are in material compliance with all applicable rules and recommendations of AAR and FRA; or (iii) if any parts installed in or attached to or otherwise becoming a part of the Equipment or any Unit as a result of any such improvement, change, addition or alteration shall not be readily removable without permanent damage to the Equipment or any Unit (unless such improvement is mandated by AAR, FRA or other agency or organization having jurisdiction over the Equipment, or otherwise by applicable law). Except as permitted by the Loan Agreement, all such parts shall be and remain free and clear of any liens (other than Liens securing obligations under the Loan Agreement and Liens permitted by the Loan Agreement (“Permitted Liens”)) arising by or through Company and shall become part of the Equipment or any Unit, unless it can be removed without damaging or diminishing the value of the Equipment or any Unit, in which case such parts shall be the property of Company or its designee.

10.4 Cost of Books and Records. Company shall be liable for, and shall pay to Operator, promptly upon demand, the reasonable costs and expenses incurred by Operator in maintaining books and records, as well as preparing accounting and financial information during the Term.

10.5 Taxes. Company agrees that each payment of the Monthly Services Fee paid by Company to Operator under this Agreement shall be free of all withholdings or deductions with respect to all taxes, levies, duties, imposts, deductions, assessments, charges or withholdings (including backup withholding) and all interest and penalties thereon (“Taxes”), and in the event that Company shall be required by applicable law to make any such withholding or deduction for any Tax, except for any Tax imposed as a result of (i) the Operator being organized under the laws of the jurisdiction imposing such Tax (or any political subdivision

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thereof) or (ii) a present or former connection between the Operator and the jurisdiction imposing such Tax (other than connections solely arising from the Operator having executed, delivered, become a party to, performed its obligations under this Agreement), (x) Company shall make all such withholdings or deductions, (y) the amount payable by Company shall be increased so that after making all required withholdings or deductions Operator receives the same amount that it would have received had no such withholdings or deductions been made, and (z) Company shall pay the full amount withheld or deducted to the relevant taxing authority in accordance with applicable law.  Company shall pay, indemnify, and hold Operator harmless from all Taxes imposed as a result of any lien on the Equipment, any Units, or any part thereof, during the Term.  Notwithstanding the foregoing, Company shall have no obligation to pay such amounts to Operator pursuant to this Section 10.5 to the extent that (a) Company is exempted from such Taxes by, or has paid or intends to pay such Taxes directly to, the applicable taxing authority, or (b) to the extent the Operator is entitled to an exemption from such Taxes if it had completed the applicable documentation or registered with the appropriate taxing authority  (regardless of whether the Operator actually completed such documentation or registration).  For the avoidance of doubt, Company shall not be responsible or liable for any sales, use, or similar tax on the acquisition of any Equipment, Unit, or portion thereof by the Operator.  The provisions of this Section 10.5 shall survive the expiration or earlier termination of this Agreement.

10.6 Access to UMLER. Company hereby authorizes Operator, and agrees that Operator shall be entitled, to access the Universal Machine Language Equipment Register (“UMLER”) and receive all information thereon with respect to the Units, or the use and operation thereof, together with all other such information as may be available from the AAR, and Company agrees to execute such instruments or consents as may be necessary or required in order to carry out the intent of this Section 10.6.

11. Inspection. Operator, its designee (which may include to the extent set forth in the Loan Agreement, the Collateral Agent) or their respective authorized representatives (“Operator’s Inspectors”) may at any reasonable time or times inspect the Equipment or any Unit. Company will at all times requested by Operator cooperate with and assist Operator in locating and gaining access to the Equipment. Notwithstanding the foregoing, (a) Operator’s Inspector shall follow routes and paths to be reasonably designated by Company or security personnel retained by Company, (b) each of Operator’s Inspectors shall observe all material security, fire and safety regulations, (c) when accessing the facilities of Company, Operator’s Inspectors shall at all times comply in all material respects with applicable law and such safety directives and guidelines as may be furnished by Company by any means (including in writing, orally, electronically or through the posting of signs) from time to time, and (d) Operator or Operator’s designee shall be liable for any personal injury to its representatives or any damage caused by such Operator’s Inspectors in connection with such access. Operator, its designees and any Operator’s Inspector acknowledge and agree that, notwithstanding anything to the contrary contained in the Loan Agreement or any other Loan Document (as defined in the Loan Agreement), access to Equipment at third party sites may be conditioned upon execution or acknowledgment of customary access agreements and other limitations imposed by any owner or operator of such sites.

12. Identification.

(a) Company shall, at its own expense, attach to and cause to be maintained on each Unit a notice satisfactory to Operator disclosing Operator's interest in such Unit as an owner (or, if applicable, as the holder of any other lawful title Operator may have in the relevant Unit).

(b) Company will cause each Unit to be kept marked and numbered with the identifying mark and number set forth in Exhibit A. No Unit will bear any running marks other than those registered in the name of Operator, or other marks as Operator may from time to time require.

(c) Company will not place or permit any such Unit to be placed in operation or use the same until such marks and numbers shall have been so marked on all sides thereof and will replace or cause to be replaced promptly any such marks and numbers that may be removed, defaced, obliterated or destroyed.

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13. Loss or Damage. During the period the Equipment or any Unit is in use by or in the possession of Company, all risk of loss, theft, damage or destruction to such Equipment or Unit, however incurred or occasioned, shall be borne by Company. If any Event of Loss of any Unit shall occur, then Company shall pay to Operator, on the next following Payment Date, an amount equal to all Monthly Service Fees and Unit Fees (on a pro rated basis, as applicable) and other amounts relating to such Unit which have accrued to such Payment Date plus an amount equal to (x) the Appraised Value (as such term is defined in the Loan Agreement) of such Unit minus (y) the amount of the recovery, if any, from or through Company actually received by Operator from Company’s insurance or otherwise for such Event of Loss or from a railroad under AAR Rule 107, in which case Company shall have no further obligation to pay the Unit Fee as to such Unit(s) for any subsequent periods or to return such Unit(s) at the end of the Term therefor (the “Casualty Value”).

14. General Indemnity. (a) Company assumes liability for, and shall indemnify, protect, save and keep harmless Operator and its agents, servants, officers, directors, employees, attorneys, affiliates, successors and assigns (each an "Indemnitee") from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses, including legal expenses, of whatsoever kind and nature, imposed on, incurred by or asserted against any Indemnitee, in any way relating to or arising out of (i) the enforcement of any terms of this Agreement; (ii) the Equipment, the Units or any part thereof during the period the Equipment or any Unit is in use by or the possession of Company, including, without limitation, with respect thereto, (1) Manufacture, design, purchase, acceptance, nonacceptance or rejection, ownership, registration, reregistration, deregistration, delivery, nondelivery, lease, sublease, assignment, possession, use or non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, replacement, repair, sale, substitution, return, abandonment, redelivery or other disposition of the Equipment, the Units or any part thereof, (2) any claim or penalty arising out of violations of applicable laws by Company, (3) tort liability, whether or not arising out of the negligence of any Indemnitee (whether active, passive or imputed), (4) death or property damage of passengers, shippers or others, (5) environmental control, noise or pollution, (6) any liens (other than Permitted Liens (as defined in the Loan Agreement)) in respect of the Equipment, the Units or any part thereof and (7) Company's possession or use of the Equipment, any Unit or any part thereof and (iii) any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Company under this Agreement or the falsity of any representation or warranty of Company in this Agreement; provided, however, Company shall not be required to indemnify any Indemnitee for loss or liability arising from acts or events which occur after the Equipment or any Unit has been returned to Operator in accordance with this Agreement, or for loss or liability resulting solely from the willful misconduct or gross negligence of such Indemnitee.

(b) Notwithstanding anything to the contrary contained herein, neither party shall be liable or responsible to the other party for any consequential, punitive, special, incidental or exemplary damages, or for loss of profits or revenues (collectively referred to as “Special Damages”) incurred by such party or its affiliated Persons that arise out of or relate to this Agreement, regardless of whether any such claim arises under or results from contract, tort, or strict liability.

(c) The provisions of this Section 14 shall survive the expiration or earlier termination of this Agreement.

15. Event of Default and Remedies. An event of default under this Agreement ("Event of Default") shall occur if (a) Company fails to pay any Monthly Services Fee, any Unit Fee or other amount owing hereunder within five (5) Business Days after the date the same is due or if Company fails to perform or observe any warranty, covenant, condition or other agreement to be performed or observed by it under this Agreement and such failure shall continue unremedied for thirty (30) days after written notice thereof from Operator or (b) an “Event of Default” shall have occurred and be continuing under the Loan Agreement. Upon the occurrence and during the continuance of an Event of Default, Operator may terminate this Agreement upon three (3) Business Days prior notice to Company. Upon such termination, Company will pay a termination fee in an amount equal to the sum of (A) any unpaid Monthly Unit Fees with respect to Units as of the date of such termination and (B) the aggregate amount of Monthly Unit Fees that would

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accrue from the date of such termination until March 26, 2021 on account of the same amount of Units as are subject to this Agreement on the date of such termination.

16. Assignment of Duties. Operator may, without the consent of, or notice to, Company, retain any affiliate of Operator to perform all or any part of the Services. Operator may retain non-affiliates of Operator to perform the Services.

17. Further Assurances. Company will, at its own expense, promptly and duly execute and deliver to Operator such further documents and assurances and take such further action as Operator may from time to time request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies created or intended to be created in favor of Operator hereunder. To the extent permitted by applicable law, Company hereby authorizes Operator to file any financing statements and memoranda without the signature of Company.

18. Notices. Any notice required or permitted to be given by either party hereto to the other shall be in writing, and any such notice shall become effective upon personal delivery thereof, 24 hours following delivery to or deposit with a recognized overnight delivery service, or three days after the date on which it shall have been deposited in the United States mail with return receipt requested, addressed as follows:

(i) if to Operator, at

PBF Rail Logistics Company LLC
One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
Attention: Chief Financial Officer / Treasurer

With a copy to the General Counsel

(ii) if to Company, at

PBF Holding Company LLC
One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
Attention: Senior Vice President, Logistics

With a copy to the General Counsel

19. Miscellaneous. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provision hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Company hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

20. Amendment. No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought.

21. Entire Agreement. This Agreement and the Exhibits hereto referred to herein contain the full, final and exclusive statement of the agreement between Operator and Company relating to the Services.

22. Title and Possession. This Agreement shall constitute an agreement for the rendering of services, and nothing herein shall be construed as conveying to Company any right, title or interest in the Equipment or any Unit (except for the usage thereof to the extent set forth herein). The Equipment or Units

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will at all times during the term of this Agreement be and remain personal property and title thereto will remain with Operator as the owner thereof. Company (or its designee) shall at all times during the Term retain title to the products and inventory (“Products”) shipped by Company (or its designee) in the Units, and such Products shall remain Company’s (or its designee’s) exclusive property. Neither Operator nor any other person on its behalf (including without limitation, any secured party) has any right, title or interest (including a lien or security interest) in such Products.

23. Assignment. Subject to Section 27, this Agreement may be assigned by Operator, without the consent of Company, to any of the following: (a) any party or entity affiliated with, or an affiliate of, Operator; (b) any party or entity with whom Operator and/or its parent company may merge or consolidate or to whom Operator may sell all, or substantially all, of its assets, and (c) any party or entity Operator may retain to perform the Services.

24. Captions. The headings of the Sections are for convenience of reference only, are not a part of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

25. Execution in Counterparts. This Agreement may be executed by the parties hereto on any number of separate counterparts, but all such counterparts shall together constitute but one and the same instrument.

26. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

27. Loan Agreement. The rights of Operator under this Agreement are subject to a lien and security interest governed by the terms and conditions of the Loan Agreement dated _____, 2014 (as amended, amended and restated, modified, supplemented or otherwise in effect from time to time) the "Loan Agreement"), between Credit Agricole Corporate & Investment Bank ("CA-CIB"), as administrative agent (the “Administrative Agent”), Deutsche Bank Trust Company Americas, as collateral agent on behalf of the secured parties under the Loan Agreement (“Collateral Agent”), CA-CIB, as lead arranger, the various lenders thereto and Operator, as borrower. Company consents and agrees to the assignment to Deutsche Bank Trust Company Americas (as Collateral Agent) of all rights of Operator under this Agreement, including the right to all monies due or to become due to Operator under this Agreement (including payments of the Monthly Services Fees and Unit Fees). Until the obligations under the Loan Agreement have been paid in full (other than indemnities and contingent obligations), the exercise of Operator’s rights under Section 2, Section 15, Section 20 and Section 23 of this Agreement shall be subject to the consent of Collateral Agent acting at the direction of the Administrative Agent in its capacity as such pursuant to Article IX of the Loan Agreement. Upon the occurrence and during the continuance of an “Event of Default” under the Loan Agreement and after three (3) Business Days of receipt of written notice to that effect by the Operator, all rights of Operator under this Agreement shall become vested in Collateral Agent and may be exercised by the Collateral Agent on behalf of Operator until such “Event of Default” has been cured or waived under the terms of the Loan Agreement (whereupon such rights shall automatically and without further action revert to Operator), who shall thereupon have the sole right to exercise such rights, and Operator and Company shall take all actions as may be necessary or appropriate to effect such vesting of such rights of Collateral Agent. Company agrees and acknowledges that Deutsche Bank Trust Company Americas has not assumed and will not have any obligation or liabilities under this Agreement to Company or to any other person by reason of the aforementioned lien and security interest.
[Signature pages follow.]

IN WITNESS WHEREOF, Operator and Company have each caused this Agreement to be duly executed all as of the date first above written.

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PBF RAIL LOGISTICS COMPANY LLC

By:_________________________________
Title:_______________________________

PBF HOLDING COMPANY LLC

By: _________________________________
Title:_______________________________

Acknowledged and agreed:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity, but solely as Collateral Agent

By: Deutsche Bank National Trust Company

By:_____________________________
Name:
Title:

By:_____________________________
Name:
Title:

Signature Page to Transportation Services Agreement

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EXHIBIT A
EQUIPMENT SCHEDULE

Description        Number of Cars         Marks         Car Numbers

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EXHIBIT B
Minimum Insurance Requirements

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Exhibit G

FORM OF OFFICER’S CERTIFICATE
Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
Attn: [NAME]
__________ ___, ______
Ladies and Gentlemen:
Reference is made to that certain Loan Agreement dated as of March 26, 2014 among PBF Rail Logistics Company LLC (the “Company”), the banks and other lending institutions from time to time party thereto, Credit Agricole Corporate and Investment Bank (“CA-CIB”), as Administrative Agent, Deutsche Bank Trust Company Americas, as Collateral Agent, CA-CIB, as Lead Arranger, Deutsche Bank AG, New York Branch, as Syndication Agent, and DVB Bank SE, ING Bank NV and Siemens Financial Services, Inc., as Co-Documentation Agents (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”). Capitalized terms used but not defined herein have the meaning set forth in the Loan Agreement.
Pursuant to Section [4.01(c)]/[4.02(g)] of the Loan Agreement, the undersigned is a Responsible Officer of the Company and, in such capacity, DOES HEREBY CERTIFY as follows:

1.
the representations and warranties made by the Company in each Loan Document to which it is a party are true and correct in all material respects at and as of the date hereof except to the extent such representation or warranty expressly relates to an earlier date;

2.	no Default or Event of Default has occurred or is continuing as of the date hereof;

3.
[the Company has provided the Administrative Agent evidence that liability and casualty insurance meeting the requirements set forth in Section 6.06 of the Loan Agreement is in effect with respect to each applicable Eligible Railcar to be added to the Portfolio on such Funding Date;] and

4.	each railcar which is to become a Portfolio Railcar on such Funding Date is an Eligible Railcar.
PBF RAIL LOGISTICS COMPANY, LLC
By: _______________________
Name:
Title:

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Exhibit H

[RESERVED]

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Exhibit I

INDEPENDENT APPRAISAL

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Exhibit J

NOTICE OF INTEREST PERIOD ELECTION

Credit Agricole Corporate and Investment Bank, as Administrative Agent
1301 Avenue of the Americas
New York, NY 10019
Attention: [__________]
[__________]
Attention: [__________]

Ladies and Gentlemen:

This Notice of Interest Period Election is delivered to you pursuant to Section 2.05(a) of the Loan Agreement dated as of March 26, 2014 among PBF Rail Logistics Company LLC, the banks and other lending institutions from time to time party thereto, Credit Agricole Corporate and Investment Bank (“CA-CIB”), as Administrative Agent, Deutsche Bank Trust Company Americas, as Collateral Agent, CA-CIB, as Lead Arranger, Deutsche Bank AG, New York Branch, as Syndication Agent, and DVB Bank SE, ING Bank NV and Siemens Financial Services, Inc., as Co-Documentation Agents (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Loan Agreement.
The undersigned hereby gives you notice pursuant to Section 2.05(a) of the Loan Agreement that the undersigned hereby requests that the Interest Period commencing on ________________, _____, be a [One Month LIBOR Interest Period] [Corporate Base Rate Interest Period].

Very truly yours,
PBF RAIL LOGISTICS COMPANY LLC, as Borrower
By:
Name:
Title:

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Exhibit K

PAYMENT DATE SCHEDULE

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